                                                                    EXHIBIT 4(o)

Filed with Post-Effective Amendment No. 14 to this Registration Statement on Form N-4 on April 28, 1992.

                      METROPOLITAN LIFE INSURANCE COMPANY
               (A Mutual Company Incorporated in New York State)
               One Madison Avenue--New York, NewYork 10010-3690

                        MULTIFUNDED ANNUITY CERTIFICATE

This certificate is a tax-deferred annuity under Section 403(a) of the Internal Revenue Code. It is a legal contract between you and Metropolitan that contains your benefits and rights and your beneficiary's rights in an easy to read Question and Answer format. Please read this certificate carefully.

--------------------------------------------------------------------------------
CERTIFICATE DATE                             [March 15, 1991]

DATE FIRST CERTIFICATE YEAR ENDS             [October 31, 1991]

PARTICIPANT'S NAME                           [John Smith]

CERTIFICATE NUMBER                           [S123456789]

INITIAL ADMINISTRATIVE FEE                   [$20 (See item 16)]

ERISA APPLIES                                [Yes (See Item 12)]

PARTICIPATING                                No (See Item [15])
--------------------------------------------------------------------------------

ALL VALUES PROVIDED BY THIS CERTIFICATE WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT. AVAILABLE SEPARATE ACCOUNT INVESTMENT DIVISIONS AS OF THE CERTIFICATE DATE ARE: [THE METROPOLITAN GROWTH, INCOME, MONEY MARKET, DIVERSIFIED, AGGRESSIVE GROWTH, INTERNATIONAL STOCK AND STOCK INDEX DIVISIONS; THE FIDELITY GROWTH, OVERSEAS, EQUITY-INCOME, INVESTMENT GRADE BOND, MONEY MARKET AND ASSET MANAGER DIVISIONS; AND THE CALVERT SOCIALLY RESPONSIBLE AND ARIEL DIVISIONS]. A DESCRIPTION OF EACH OF THESE DIVISIONS IS INCLUDED IN THE PROSPECTUS.

                            10-DAY RIGHT TO EXAMINE
You may return your certificate to us at our designated office or to the person through whom you purchased it within 10 days of the date you receive it. If you return it within the 10 day period, the certificate will be canceled from the Certificate Date. We will return [any deposits received] [the account balance] on your behalf.


Nicholas D. Latrenta          Robert G. Schwartz
Vice-President and Secretary  Chairman of the Board, President and Chief
                              Executive Officer

                                  Cover Page

G.4333 (403(a) PPA)

1.   WHAT DO THE BASIC TERMS IN MY CERTIFICATE MEAN?

     "Account Balance" is the entire amount we hold under this certificate for you.

     ["Administrator" is your employer or the administrator of the Plan.]

     "Certificate Year" for the first year is measured from the certificate date and continues to the date specified on the cover page. Each new certificate year begins the next day. For example, if the certificate date is May 15, 1995 and if the first certificate year ends March 31, 1996, the second certificate year begins April 1, 1996 and ends on March 31, 1997. The certificate anniversary will be May 15th.

     "Code" means the Internal Revenue Code.

     "Deposit" refers to money received in your certificate whether sent by your employer or under a transfer or exchange.

     "Deposit Year" for any deposit, for the first year, is measured from the date we receive it in our designated office and continues until the last day of the month in which the anniversary of such receipt occurs. Each new deposit year begins on the first day of the next month (this works much like certificate years, except that deposit years are determined separately for each deposit).

     "Designated Office" is the administrative office servicing your certificate. It is currently the Pension and Savings Center, Metropolitan Life Insurance Company, One Madison Avenue, New York, N.Y. 10010. If we change it, we will tell you.

     "Funding Options" refer to [the Metropolitan Series Fund, Inc., the Calvert Socially Responsible Series, the Calvert Ariel Appreciation Portfolio II, and Fidelity's Variable Insurance Products Fund and Variable Insurance Products Fund II. All are either mutual funds or series of mutual funds used only for insurance and annuity contracts such as this one. The Metropolitan Series Fund and Fidelity's Variable Insurance Products Fund and Variable Insurance Products Fund II are divided into portfolios each of which has its own investment objectives].

     "Investment Divisions" are part of the Separate Account. Each division invests in a corresponding portfolio or series of the Funding Options, rather than investing directly in stocks, bonds or other investments. Thus, the investment experience of each division will generally be the same as that of the corresponding portfolio or series, reduced by charges under this certificate for services and benefits we provide. The cover page shows the available divisions. We

G.4333 (403(a) PPA)                    1
     will tell you about any changes.

     ["Plan Year" runs from [January 1] through [December 31] or such other period that the Administrator notifies us of.

     "We", "Us", and "Our" refer to Metropolitan Life Insurance Company.

     "You", "Your", "Me", "My" or "I" refer to the participant. Your rights under this certificate are nonforfeitable; i.e., your rights cannot be taken away.

[2.  CAN THE PLAN AFFECT THE PROVISIONS OF THIS CERTIFICATE?

     Yes. Since your deposits are made under the Plan, all or some of your rights as described in this certificate are subject to the terms of the Plan. You should consult the terms of the Plan document to determine whether there are any Plan provisions which may limit or affect your rights under this certificate. Such rights may, for example, relate to deposits, withdrawals, transfers, the death benefit and income plan options. Thus, if part of your account balance represents non-vested employer contributions, you may not be permitted to withdraw these amounts and the early withdrawal charge calculations may not include these amounts. We may rely on the statements of the Administrator as to the terms of the Plan. We will not be responsible for determining what your Plan says.]

[3.] HOW ARE DEPOSITS ALLOCATED AND HOW MUCH MONEY CAN BE DEPOSITED UNDER MY
     CERTIFICATE?

     Annuity deposits may be made at any time while you are alive and before the date income payments begin [, and after we receive written approval of such deposits from the Administrator]. All deposits should be sent to our designated office.

     You choose how deposits are allocated among the Fixed Interest Account and the investment divisions of the Separate Account. You may change your allocation for new deposits by telling us. The change will be made upon receipt, unless you specify a later date, which may be up to 30 days after we receive the request. Allocations must be in whole number percentages (e.g., 33 1/3% cannot be chosen).

     The lifetime maximum for all deposits is $500,000. We may either return amounts which are above this limit or agree to take them. We may change the maximum by telling you in writing at least 90 days in advance.

     Sections 403(a) and 415 of the Code limit the annual and aggregate amounts that may be deposited in 403(a) contracts. The deposits permitted under this certificate may not exceed

G.4333 (403(a) PPA)                    2
     these limitations or the limitations in Sections 402(g) and 457(c)(1) of the Code which apply to elective deferrals under this certificate and all other contracts you have through your employer.

     We will not accept any deposits under this certificate while you are withdrawing money under a systematic withdrawal under item [6(i)] below, or after you have made a withdrawal based on termination of employment under item [6(b)] below.

[4.  CAN MY CERTIFICATE BE CANCELED?

     If we do not receive deposits under your certificate for over 36 consecutive months and the account balance is less than $2,000, we may, if permitted by law, cancel your certificate by paying the full [withdrawal value as if you [and the Administrator] had asked for a full cash withdrawal] [account balance].]

[5.] WILL METROPOLITAN ACCEPT TAX-DEFERRED AND AFTER-TAX DEPOSITS?

     We will accept the following types of tax-deferred deposits, which are not included in your gross income under the Code:
     (a)  Salary reduction elective deferrals--Deposits sent by your employer
          -----------------------------------
          under a salary reduction agreement with you.

     (b)  Required salary reduction non-elective deferrals--Deposits sent by
          ------------------------------------------------
          your employer pursuant to a one-time irrevocable election of salary reduction you made at the time you initially became eligible to participate in the salary reduction agreement.

     (c)  Employer contributions--Deposits sent by your employer that are not
          ----------------------
          salary reductions.

     (d)  Transfers and Exchanges--Deposits resulting from the tax-free transfer
          -----------------------
          or exchange of other 403(a) annuity contracts or custodial accounts.

     We will not accept employee after-tax deposits or any other after-tax deposit.

[6.] CAN I [OR THE ADMINISTRATOR] MAKE WITHDRAWALS?

     Yes. In addition, other restrictions may apply as discussed in items [12 and 13].

     [If the Administrator tells us that this is necessary to apply the terms of the Plan, any withdrawal will require a statement from the Administrator verifying the amounts that you may withdraw ("verified amounts"). If the Administrator tells us to remove amounts from your account balance and tells us that such amounts are not verified amounts, we will do so.]

G.4333 (403(a) PPA)                    3

     To request a withdrawal, you may contact our designated office. Any withdrawal request must be signed by you (and the Administrator] and must clearly state the account (and investment division, if any) from which the withdrawal is to be made. The minimum withdrawal is $500 or your entire [verified amounts in an] account or division [balance], if less.

     If you make a partial withdrawal from an investment division or the Fixed Interest Account, we will first withdraw any amounts from [deposits] [those verified amounts that are deposits] that can be withdrawn with no withdrawal charge, then withdraw amounts from [deposits] [those verified amounts that are deposits] subject to a withdrawal charge (ignoring the [20%] exemption provided below), and will then withdraw other amounts from any [verified amounts that are] earnings on such deposits, in each case on a "first-in, first-out" (FIFO) basis. To determine from what amounts a withdrawal is taken for tax purposes, we will apply tax rules which may be different.

     Withdrawals before age 59 1/2 may be subject to a 10% tax penalty.

     Withdrawals to make direct transfers to 403(a) contracts or accounts may be made only as permitted by Federal income tax rules. Amounts subject to the withdrawal restrictions described in item 10 may only be transferred to contracts or accounts with the same or stricter restrictions. We need not allow more than two direct transfers to other 403(a) contracts or accounts in any certificate year.

     While a loan is outstanding, you may not make any withdrawals that would reduce your [verified amounts in the Fixed Interest Account] (Fixed Interest Account balance] below 125% of any outstanding loan balance. Any outstanding loan balance will be deducted from your Fixed Interest Account balance before payment of a full withdrawal, income payments, or a death benefit. If the withdrawal restrictions prevent this, no full withdrawal may be made.

     Certificate withdrawal charges are imposed on each deposit for the first seven deposit years as shown in the following table.

               ------------------------------------------------
                              During Deposit Year
                   1   2   3   4    5   6   7   8 &
                                                Beyond
                   7% 6%  5%  4%   3%  2%  1%    0%
               ------------------------------------------------

     To determine the withdrawal charge, we treat the certificate as if it were a single account, and ignore both your actual allocations and what account or division the withdrawal is actually coming from. To do this, we first treat your withdrawal as coming from [verified amounts that are] deposits that can be withdrawn without a withdrawal charge,

G.4333 (403(a) PPA)                    4
     then from other [verified amounts that are] deposits, and then from [verified amounts that are] earnings on such deposits--in each case on a first-in, first-out basis. Once we have determined the amount of the withdrawal charge (as explained below), we will actually withdraw it from [your verified amounts in] each account and investment division in the same proportion as the withdrawal that is being made. In determining what the withdrawal charge is, we do not include earnings, although the actual money to pay the withdrawal charge may come from earnings.

     No certificate withdrawal charge will apply:

     (a) To a full withdrawal [of verified amounts] made while you are disabled (as defined under the Federal Social Security laws).

     (b)  To any full withdrawal [of verified amounts] [:

          (1) as a result of your separation from service [from the employer sponsoring the Plan]; or

          (2) because of your retirement pursuant to the [Plan's] written provisions [of your employer's retirement plan], or, if no provisions exist,] after the tenth certificate year provided you have attained age 55 (as verified in writing in a form acceptable to us).

     (c) To any withdrawal that is required to avoid Federal income tax penalties or to satisfy Federal income tax rules.

     (d)  To any withdrawal made under item [19] after your death.

     (e) To any withdrawal made to provide income payments for life, or for a period of five years or more if the payments cannot be accelerated.

     [(f) To any withdrawal that is the result of an unforeseen hardship encountered by you (as verified in writing in a form acceptable to us).

     (g) If your Plan is terminated, provided your [account balance is] [verified amounts are] transferred to another one of our annuities.

     (h)  To direct transfers to any funding vehicles preapproved by us.

     (i) To a full withdrawal [of verified amounts], if you tell us of your intention to make such a withdrawal and such withdrawal is paid annually over four years ("systematic withdrawal") as follows:

          (1) 20% of your [account balance] [verified amounts] upon receipt of the request (reduced by any

G.4333 (403(a) PPA)                    5
               partial withdrawal from your [account balance] [verified amounts] made in the same certificate year);

          (2) 25% of your then current [account balance] [verified amounts] one year later;

          (3) 33 1/3% of your then current [account balance] [verified amounts] two years later;

          (4) 50% of your then current [account balance] [verified amounts] three years later; and

          (5) the remainder of your [account balance] [verified amounts] four years later

          You may cancel the remaining withdrawal at any time, but if you do so, any new systematic withdrawal would be paid over a new four year period. Full withdrawals over fewer than four years or for amounts in excess of the percentages shown above will be subject to the withdrawal charges described above.

     (j) For the Fixed Interest Account only, if we agree in writing that none will apply.]

     In addition, withdrawals in any certificate year will be exempt from the withdrawal charge to the extent of: (i) those amounts, if any, that can be withdrawn without a withdrawal charge, and (ii) any extra amounts needed to make the exemption equal [20%] of your [account balance] [verified amounts]. For example, assume your [account balance is] [verified amounts are] $20,000 and no prior withdrawals during the certificate year have been made. You now ask for a withdrawal of $2,000 (i.e.,10%). This entire amount may be withdrawn without a withdrawal charge. If you then ask for another withdrawal in the same certificate year and at that time your [account balance is] [verified amounts are] $19,000, the maximum additional amount that may be withdrawn without a withdrawal charge is $1,900 (i.e., 10%) for a total of 20% withdrawn during the certificate year.

     For partial withdrawals, we pay you what you ask for [provided such amount is eligible for withdrawal] and reduce the account balance by a larger amount, as follows: the amount to which no withdrawal charge applies, plus the amount to which a withdrawal charge applies divided by 100% minus the percentages shown above (so that if the percentage shown is 7% we divide by 93%). For full withdrawals, we multiply each amount to which the withdrawal charge applies by the percentages shown above, keep the resulting amount as a withdrawal charge and pay you the rest. If your [account balance] [verified amounts] in any investment division or account is not sufficient to allow us to make a partial withdrawal and deduct the withdrawal charge, we will treat your request as a request for a full withdrawal.

G.4333 (403(a) PPA)                    6

     Example of Withdrawals
     ----------------------

     Assume four deposits of $2,200 each allocated 50% to the Fixed Interest Account and 50% to the Growth Division of the Separate Account. Further, assume withdrawal charge percentages of 0%, 3%, 5% and 7% respectively; and balances of $5,380 in the Fixed Interest Account and $5,550 in the Growth Division. Assume no transfer or exchange deposits [and that your entire account balance is eligible for withdrawal]. You now ask for $3,500 from the Growth Division.

     To determine the charge, we first take the $2,200 that can be withdrawn with no charge (the fact that only half of it went to the Growth Division does not matter--we are treating the certificate as if it were a single account). We then take $1,300 from the second deposit (with a 3% withdrawal charge) and divide this $1,300 by 97%. The result is $1,340.21. Since the total of these two numbers is $3,540.21, and you asked for $3,500, the extra $40.21 is the withdrawal charge. We take the $40.21 from the Growth Division, as well as taking the $3,500 from there. Your Growth Division balance is now $2,009.79, and the total account balance is $7,389.79.

     If you then take a full withdrawal, we multiply the remaining $859.79 from your second deposit by 3% ($25.79), the third $2,200 deposit by 5% ($110), and the fourth $2,200 deposit by 7% ($154). No charge applies to the earnings. Thus, we withdraw $289.79 as the withdrawal charge, and pay you the remaining $7,100.

     As required by law, we have the right to delay paying any cash withdrawals from the Fixed Interest Account for up to six months. We do not intend to do this except in an extreme emergency. We would, of course, credit interest during any delay.

[7.] WHAT IS THE FIXED INTEREST ACCOUNT AND HOW IS INTEREST CREDITED TO IT?

     The Fixed Interest Account guarantees both your principal and your interest (subject to any charges that may apply) without regard to any investment results. The interest rates are set in advance and are "locked-in" without regard to changing economic conditions.

     Interest on amounts allocated to the Fixed Interest Account will be credited from the date they are received at our designated office or transferred from the Separate Account. Interest will be credited on amounts in the Fixed Interest Account until the earliest of: (a) withdrawal because of your death (or your spouse's if he or she continues the certificate),
     (b) the dates the amounts are withdrawn or transferred to the Separate Account, or (c) the date you

G.4333 (403(a) PPA)                    7
     start to receive income payments.

     [All amounts added to the Fixed Interest Account] interest rates will be set by us [from time to time] [as of each January 1, April 1, July 1 and October 1]. The declared rate in effect when an amount is added to the Fixed Interest Account will be credited on that amount from the date it is added until the last day of the [certificate year in which it is added] [calendar year following the year in which it is added] [month in which the anniversary of that deposit occurs].

     Thereafter, we will set interest rates for these amounts (and earnings on them) on or before the first day of each [certificate] [calendar] [deposit] year to be credited through the last day of such year.

     We may credit a different interest rate on transfers and exchanges under item [5] (d) than we do on other deposits and on transfers from the Separate Account. The rates for new deposits and transfers from the Separate Account may be different than the rates credited on amounts already in the Fixed Interest Account. None of our interest rates will ever be less than 3%.

     The interest rates we declare are "annual effective yields." The actual rates we use on a day-to-day basis are slightly lower, but, if the deposit is left in your certificate for a full year, it will grow by the full amount on the interest rate we declared, because we compound interest daily.


[8.] WHAT IS THE SEPARATE ACCOUNT AND HOW DOES IT OPERATE?

     It is Metropolitan Life Separate Account E, an investment account we maintain separate from our other assets.

     We own the assets in the Separate Account. The Separate Account will not be charged with liabilities that arise from any other business that we conduct. We will add amounts to the Separate Account from other contracts of ours.

     The Separate Account is divided into investment divisions, each of which buys shares in a corresponding portfolio or series of the Funding Options. Thus, the Separate Account does not invest directly in stocks, bonds, etc., but leaves such investments to the Funding Options to make. The Funding Options are also bought by other separate accounts of ours, our affiliates and other insurance companies.

     We keep track of each investment division of the Separate Account separately, using accumulation units. When you put money into an investment division, we give you accumulation units. When you take money out of the investment division, we reduce the number of your accumulation units. In either

G.4333 (403(a) PPA)                    8
     case, the number of accumulation units you gain or lose is determined by taking the dollar amount of the deposit, transfer or withdrawal and dividing it by the value of an accumulation unit at the time of the transaction. Thus, if you transfer in $5,000, and the value of an accumulation unit is $100, you will get 50 accumulation units.

     Initially, we set the value of each accumulation unit. At the end of each valuation period, we then revise it by taking the net asset value of a share in the applicable Funding Options portfolio or series at the end of the valuation period, add any Funding Options dividend or capital gain distribution during the valuation period, subtract any per share charge for taxes and reserves for taxes, and divide this total by the net asset value of a share of the same portfolio or series at the start of the valuation period. Then we subtract a charge not to exceed [.000025905] per day (an effective annual rate of [.95%]) for administrative expenses and mortality and expense risks we assume under the certificate. This calculation results in a factor that we multiply the previous accumulation unit value by in order to determine the new accumulation unit value.

     A valuation period is the period between one calculation of an accumulation unit value and the next calculation. Normally, we calculate accumulation units once each day the New York Stock Exchange is open for trading, but we can delay this determination if an emergency exists, making valuation of assets in the Separate Account not reasonably practicable, or the Securities and Exchange Commission permits such deferral. We may change when we calculate the accumulation unit value by giving you 30 days notice, to the extent permitted by law.

     Amounts added to the Separate Account will be credited as of the end of the valuation period during which we receive them at our designated office or they are transferred from the Fixed Interest Account. Additions to or withdrawals from an investment division may only be made as of the end of a valuation period.

     We may make certain changes to the Separate Account if we think they would best serve the interests of participants in or owners of similar contracts or would be appropriate in carrying out the purposes of such contracts. Any changes will be made only to the extent and in the manner permitted by applicable laws. Also, when required by law, we will obtain your approval of the changes and approval from any appropriate regulatory authority.

     Examples of the changes to the Separate Account that we may make include:

     o    To transfer any assets in an investment division to

G.4333 (403(a) PPA)                    9
          another investment division, or to one or more other separate accounts, or to our general account; or to add, combine, or remove investment divisions in the Separate Account.

     o To substitute, for the Funding Options shares held in any investment division, the shares of another class of the Metropolitan Series Fund, Inc. or the shares of any other investment permitted by law.

     If any changes result in material change in the underlying investments of an investment division to which an amount is allocated under the certificate, we will notify you of the change. You may then make a new choice of investment divisions.

[9.] CAN MONEY BE TRANSFERRED WITHIN THIS CERTIFICATE?

     Yes. Transfers can be made between investment divisions of the Separate Account, from an investment division to the Fixed Interest Account, or from the Fixed Interest Account to an investment division. [However, only one transfer per certificate year can be made from the Fixed Interest Account to the Separate Account and only up to 20% of the Fixed Interest Account balance may be transferred.] While a loan is outstanding, you may not make any transfer that would reduce your [verified amounts in the Fixed Interest Account] [Fixed Interest Account balance] below 125% of the outstanding loan balance. You can make a transfer by telling us.

     If you make a transfer from the Fixed Interest Account, we will determine which deposits and earnings to take it from as if it was a withdrawal from the certificate [except that we will treat all amounts as verified amounts]. If you transfer money from the Fixed Interest Account to the Separate Account and then you transfer money from the Separate Account to the Fixed Interest Account within 12 months, this will be treated as a return of the same money (whether or not it really is). Thus, after the transfer into the Fixed Interest Account, it will earn the same interest rate that it would have been earning had neither transfer ever taken place. Any amounts in excess of the original transfer and any amounts transferred back to the Fixed Interest Account more than 12 months after the first transfer will be treated as a new deposit to the Fixed Interest Account and will earn the current interest rate for new deposits.

[10.]HOW DO FEDERAL INCOME TAX RULES AFFECT MY CERTIFICATE?

     These rules affect your certificate in several ways:

     (a) Deposits are not included in your gross income and, therefore, are not currently taxable. The earnings on

G.4333 (403(a) PPA)                   10
          these deposits are also tax-deferred.

     (b) You must start to receive your account balance no later than April 1 of the calendar year following the calendar year in which you reach age 70 1/2. Payment must be in a lump-sum or over a period not exceeding: (i) your lifetime; (ii) your life expectancy; (iii) the joint lifetimes of you and your beneficiary; or (iv) the joint life expectancy of you and your beneficiary. If your beneficiary is not your spouse and has a longer life expectancy than you, Federal income tax rules may require payment over a shorter period than shown in
          (iii) and (iv) above. Withdrawals must be made in accordance with Code
          Section 401 (a) (9) and the regulations thereunder, including Regulation 1.401(a) (9)-2. Any withdrawal or income option under this certificate which is inconsistent with Federal income tax rules is not valid.

     (c) In order to preserve the status of your certificate as a 403(a) annuity, we have the right to amend this certificate to make it comply with Federal income tax rules. We will notify you of any amendments and, when required by law, we will obtain the approval of the appropriate regulatory authority.

          We will refund all or part of your account balance, if necessary, to maintain your certificate as a 403(a) annuity. If we make such refunds or payments, we will adjust your account balance accordingly.

[11.]MAY I ASSIGN THIS CERTIFICATE, OR USE IT AS COLLATERAL FOR A LOAN?

     No. In order to qualify as a 403(a) annuity, your certificate is not transferable. Your certificate may not be sold, assigned, discounted or pledged as collateral for a loan. You are permitted to borrow amounts from your Fixed Interest Account balance within specified limits as described below (see item [14]).

[12.]WHAT SPECIAL RULES APPLY BECAUSE DEPOSITS TO MY CERTIFICATE ARE MADE UNDER
     A 403(A) PLAN SUBJECT TO ERISA?

     Since deposits to your certificate have been made under a 403(a) plan subject to the Employee Retirement Income Security Act (ERISA), if you have a spouse, the income payments, withdrawal provisions, methods of payment of the death benefit, and loans under this certificate are subject to your spouse's rights as described below.

     If you have a spouse, your spouse must give qualified consent whenever you elect to:

     a.   choose income payments other than on a qualified joint

G.4333 (403(a) PPA)                   11
          and survivor basis (one under which we pay you for your life and then make payments reduced by no more than 50% to your spouse for his or her remaining life, if any);
     b.   make a withdrawal;

     c.   take a loan under this certificate;

     d. designate a beneficiary other than the spouse for more than 50% of the death benefit.

     A qualified consent is a consent executed by your spouse consenting to your election not to receive the income payments in the form of a qualified joint and survivor annuity, to designate a beneficiary other than your spouse for more than 50% of the death benefit, to take a withdrawal from the certificate, or to take a loan under the certificate. The consent of your spouse must be in writing, dated, signed by your spouse, witnessed by a notary public and in a form satisfactory to us. Such consent, once made, is irrevocable. Except for designations of beneficiary, such consent must be executed during the 90 day period ending with the date income payments are to commence, the withdrawal is to be made, or the loan is to be made, as the case may be. A qualified consent may not be given to beneficiary designations or changes until [you attain age 35] [the beginning of the Plan Year in which you attain age 35] or terminate employment with the employer then making deposits to this certificate, whichever comes first. There is no limit to the number of your elections as long as a qualified consent is given each time.

     The consent of your spouse will not be required if you, your estate representative, or your beneficiary establishes that it cannot be obtained because there is no spouse, or because the spouse cannot be located.

[13.]WHAT SPECIAL RULES APPLY IF DEPOSITS TO YOUR CERTIFICATE ARE MADE UNDER THE
     TEXAS OPTIONAL RETIREMENT PROGRAM?

     If this certificate was issued to you as a participant in the Texas Optional Retirement Program, the following restrictions will also apply:

     a. No withdrawals may be made unless you retire, terminate employment in all Texas institutions of higher education, as defined under Texas law, or die.

     b.   Any withdrawal will require:

          (i) a written statement from the appropriate Texas institution of higher education, verifying your vesting status and (if applicable) termination of employment, and

          (ii) a written statement from you (except in the case of death) that you are not transferring employment to another Texas institution of higher education.

     c.   If you retire or terminate employment in all Texas

G.4333 (403(a) PPA)                   12
          institutions of higher education or die before being vested, amounts provided by the State's matching contribution will be refunded to the appropriate Texas institution.

     d.   No loans will be allowed.

     We may change these restrictions or add others without your consent to the extent necessary to maintain compliance with the laws and regulations applicable to the Texas Optional Retirement Program.

[14.]MAY I BORROW MONEY UNDER MY CERTIFICATE?

     Yes, [subject to the approval of the Administrator,] from the Fixed Interest Account only, and only before income payments begin: How much you can borrow, how quickly you must repay it and various other restrictions are subject to Federal income tax and ERISA requirements, which may change from time to time. Our loan application will tell you about the restrictions that apply at the time you apply for a loan. Loans will not be allowed for terms of less than one year or more than five years (15 years for the purchase of a principal residence).

     The total amount of loans outstanding at any time may not exceed the lesser of $50,000 or 40% of your [verified amounts in the Fixed Interest Account] [Fixed Interest Account balance]. We do not permit loans under $1,000. If you are married, a qualified consent by your spouse (as described in item [12]) must be provided.

     We will charge you interest at the market rate described in the loan application on the amount you borrow from the date of the loan until the date(s) specified in the loan application. [A nonrefundable loan application fee may be charged for each loan application. The amount of this fee will be shown on the loan application.]

     When we make your loan, your certificate's Fixed Interest Account balance will not be reduced. Instead, the portion of your Fixed Interest Account balance (determined on a first-in, first-out basis) from [verified amounts that are] deposits first and then interest on such deposits equal to the outstanding loan will no longer earn the declared interest rates, but instead will earn 2% less than the rate we charge on the loan. Also, withdrawals and transfers will be restricted as described in items [6 and 9] above.

     The loan must be repaid in substantially level payments of principal and interest at least quarterly.

     If you fail to make any loan repayment when due, we will withdraw the amount in default from your Fixed Interest Account balance, to the extent permitted by Federal income

G.4333 (403(a) PPA)                   13
     tax and Department of Labor rules. If we cannot withdraw amounts in default from your Fixed Interest Account balance immediately, we may do so whenever Federal income tax and Department of Labor rules permit us to do so.

     Only one loan may be outstanding on your certificate at any time, unless we agree to allow more than one loan.

     We reserve the right to delay allowing any loan for up to six months. We do not intend to do this except in an extreme emergency.

[15.]ARE DIVIDENDS PAYABLE UNDER MY CERTIFICATE?

     No, your certificate is nonparticipating and does not share in any distribution of our surplus.

[16.]ARE ADMINISTRATIVE FEES DEDUCTED FROM MY CERTIFICATE?

     At the end of each certificate year, we may deduct a [$20] administrative fee from your Fixed Interest Account on a "first-in, first-out" basis from deposits and then from earnings on such deposits, if the account balance is less than [$10,000] and no deposits were received during the certificate year. If your Fixed Interest Account balance is less than [$20] at the end of a certificate year, we will waive the fee. We will also waive any fee due when your certificate ends. No administrative fee applies to the Separate Account.

     We may change the date on which the administrative fee is deducted to the certificate anniversary. If we do so, we will tell you in advance.

17.  HOW CAN I GET INFORMATION ABOUT MY CERTIFICATE AND ITS VALUE?

     At least twice each certificate year (except for the first certificate year), before income payments start, we will send you a statement with details on deposits, values, withdrawals, and other information about your certificate. If you need information at other times, please tell us.

     Any time you or the Administrator has to tell us something (e.g., to request additional information, to make transfers, to change your allocation for new deposits, to make withdrawals), you or the Administrator must send written notice to our designated office unless we have set up some other procedure, such as notice by telephone.

[18.]CAN METROPOLITAN GUARANTEE ME AN INCOME FOR AS LONG AS I LIVE OR FOR A
     WIDE CHOICE OF OTHER PERIODS?

     Yes. You can receive income payments guaranteed for life on a monthly, quarterly, semiannual or annual basis. These

G.4333 (403(a) PPA)                   14
     payments may also be guaranteed for at least five years, but not beyond your life expectancy or the joint life expectancy if there is more than one payee.

     Other income plans which provide payments for a stated amount or a stated number of years are also available to the extent permitted by Federal income tax rules. The amount of each payment under an income plan must be at least $50.

     You may begin receiving income payments at any date you choose after the certificate date if you tell us at least 30 days in advance (subject to the provisions of item [12]). We will send you information and the necessary forms to sign, upon receipt of your request at our designated office. Once income payments start, you will not be able to make cash withdrawals or change the choice of income plan.

     We will automatically send you information about income plans when you attain age 70. If you do not choose an income plan, make a full cash withdrawal, or start to receive partial withdrawals in a manner that satisfies the Code by April 1 following the calendar year you attain age 70 1/2, we will automatically start income payments on that date, for your lifetime with a guarantee that payments will be made for at least 10 years. If you are a participant in a government or church sponsored plan and if you ask us to do so, we will delay any of these options until the April 1 following the calendar year after you have retired.

     If your date of birth is not correct on the application for your certificate, we will adjust the income payments to agree with your correct age. If we have already made any payments that were wrong, we will increase or decrease future payments to pay or recover the difference, plus interest at 6%. We may require that you provide proof of age when income payments are to start. We may also require proof that you are still alive on the due date of each income payment.

[19.]WHAT HAPPENS IF I DIE BEFORE INCOME PAYMENTS START?

     After we receive proof of death and a properly completed claim form, we will pay the death benefit (as of the date of settlement) to your beneficiary or permit him or her to select one of our available income plans. If you name no beneficiary (or none is alive when you die), we will pay the contingent beneficiary.

     If you name no contingent beneficiary (or none is alive when you die), we will pay your estate. If your estate or other non-natural person becomes entitled to payment, we will pay the entire death benefit in a lump sum to such person. Payment to more than one beneficiary or more than one contingent beneficiary will be divided equally among them, unless you specify otherwise.

G.4333 (403(a) PPA)                   15

     The entire death benefit under this certificate must be distributed in a single sum by no later than the end of the calendar year which includes the fifth anniversary of your death. If, however, your beneficiary is a natural person, your beneficiary may choose an income plan for life or for a period of years not more than his or her life expectancy. The income payments must begin by the end of the calendar year following your death. If Treasury Regulations allow, we may permit our payments to start later.

     If your beneficiary is your spouse, then your spouse may continue your certificate as participant until the calendar year that you would have reached age 70 1/2. Your spouse cannot make any deposits to the certificate.

     After payments start, we may require proof that the payee is alive on the due date of each income payment.

     The death benefit is the greatest of:

     a. The entire [account balance] [verified amounts] less any outstanding loan balance as of the date we receive proof of death and a properly completed claim form (no withdrawal charge will apply and no administrative fee will be deducted), or

     b. The total deposits [that are verified amounts] made less any outstanding loan balance and any partial withdrawals, or

     c. The highest [verified amounts in your] account balance as of the end of the calendar year in which any prior quinquennial (5th, 10th, 15th, etc.) certificate anniversary occurs, less any later partial withdrawals, charges and outstanding loan balance.

[20.]WHAT HAPPENS IF I DIE AFTER INCOME PAYMENTS START?

     After we receive proof of death and a properly completed claim form, income payments will continue to your beneficiary (even if the beneficiary is your spouse) for the balance of the guaranteed period, if any, for the income plan you selected. If the guaranteed period has already ended, no further payments will be made. If your estate (or other non-natural person) becomes entitled to payment, we will pay the value of any remaining payments, computed as of the date of death using the interest rate we use to set those payments, in a lump-sum to such person.


[21.]WHO IS MY BENEFICIARY AND MAY I CHANGE MY BENEFICIARY?

     Your beneficiary is the person or persons you name to receive benefits in the event of your death. You may name a contingent beneficiary who would become the beneficiary if all the beneficiaries die before you do. If no beneficiaries or contingent beneficiaries are named, or if none is alive at your death, we will pay any benefits to your estate. If the consent of your spouse is required, your surviving spouse will be your beneficiary [for half of

G.4333 (403(a) PPA)                   16
     the death benefit] unless he or she has given qualified consent otherwise (and the remaining half will be paid under the first three sentences of this item [21]]

     You may change your beneficiary or contingent beneficiary at any time before income payments start. Ask us for our "Change of Beneficiary" form. The change will take effect as of the date you signed the form, but no change will bind us until it is recorded at our designated office.

     After income payments start, you may change the beneficiary for any future guaranteed income payments. If the payment is being made over two lifetimes and the other person survives you, he or she can change the beneficiary. The name of any person over whose life payment is being made cannot be changed.

[22.]HOW ARE INCOME PAYMENTS THAT ARE GUARANTEED FOR LIFE CALCULATED?

     Life income payments are calculated as shown on page [20]. As required by law, this shows the lowest payments that we could ever make--we expect our actual payments to be higher. Actual payments will not be less than those we would provide to a person in the same class under a single payment immediate annuity bought with an equal amount at the time annuity payments start.

[23.]CAN I ARRANGE FOR A SPECIFIC INCOME PLAN FOR MY BENEFICIARY TO TAKE
     EFFECT AFTER I DIE?

     Yes. You can choose an income plan for your beneficiary which we will honor at your death, unless you are already receiving income payments at that time.

[24.]DOES MY CERTIFICATE CONTAIN ALL THE PROVISIONS THAT MAKE UP MY ENTIRE
     CONTRACT WITH YOU?

     Yes, your certificate and any riders and endorsements included in it make up your entire contract with us. We will never contest the validity of this certificate. Changes in its provisions may only be made in writing by our President, Secretary, or a Vice-President. No provision may be waived or changed by any of our other employees, representatives or agents. Nothing in the group contract under which this certificate was issued takes away or reduces any of your rights under this certificate or under any law that applies to it.

G.4333 (403(a) PPA)                   17

                                TABLE OF VALUES
                    Minimum Fixed Interest Account Balance
                                    AGE 45
    For a Certificate without any partial withdrawals or outstanding loans
  Basis: 1,000 annual deposit allocated to the Fixed Interest Account at the beginning of each year.
                Values are not proportional for other deposits.

                      TABLE A                                TABLE B
 End of         Minimum         Guaranteed                   Guaranteed
Certificate     Account      Minimum Account               Minimum Monthly
 Year                 Balance        Withdrawal                Income At Age 70
                                  Value                      Unisex
 1             $ 1,030.00       $ 1,000.00                   $  6.97
 2             $ 2,090.90       $ 2,000.00                   $ 17.36
 3             $ 3,183.63       $ 3,003.63                   $ 27.45
 4             $ 4,309.14       $ 4,089.14                   $ 37.24
 5             $ 5,468.41       $ 5,218.41                   $ 46.74
 6             $ 6,662.46       $ 6,392.46                   $ 55.97
 7             $ 7,892.34       $ 7,612.34                   $ 64.93
 8             $ 9,159.11       $ 8,879.11                   $ 73.63
 9             $10,463.88       $10,183.88                   $ 82.08
 10            $11,807.80       $11,527.80                   $ 90.28
 11            $13,192.03       $12,912.03                   $ 98.24
 12            $14,617.79       $14,337.79                   $105.97
 13            $16,086.32       $15,806.32                   $113.47
 14            $17,598.91       $17,318.91                   $120.76
 15            $19,156.88       $18,876.88                   $127.83
 16            $20,761.59       $20,481.59                   $134.70
 17            $22,414.44       $22,134.44                   $141.37
 18            $24,116.87       $23,836.87                   $147.84
 19            $25,870.37       $25,590.37                   $154.12
 20            $27,676.49       $27,396.49                   $160.23
AGE 60         $19,156.88       $18,876.88                   $127.83
AGE 65         $27,676.49       $27,396.49                   $160.23
AGE 70         $37,553.04       $37,273.04                   $188.17

The guaranteed minimum interest rate used to determine the values shown above is 3%. Values during the year will include interest for the completed part of the year.

[All values assume that all amounts are verified amounts]. The guaranteed minimum account withdrawal values shown above equal the comparable minimum account balances minus a withdrawal charge. The withdrawal charge does not exceed 7% and does not apply to any deposit after seven years from our receipt of the deposit.

Certificate values will never be less than the minimum benefits required by the law of the state where this certificate is delivered. On request we will provide the method of computation and values for years not shown.

The guaranteed monthly income at age 70 is the minimum amount we would pay over your lifetime with a guaranteed payment period of 10 years, if you make no deposits after the year shown and you begin payments at age 70. This and other income plans that you may choose are described in item [18]. To compute minimum payments we use an interest rate of 3% and the 1983 Individual Mortality Table a (Metropolitan Adjusted).

G.4333 (403(a) PPA)                   18

                                     INDEX

      Subject                                Q&A #(s)    Page(s)
      -------                                --------    -------
Administrative Fees                               [16        15
Assignment                                         11        12
Beneficiary                                        21        18
[Cancellation]                                      4         3
Computation of Values                              22        18
Contract and Authority                             24        18
Death Benefit                                   19, 20      17, 17
Definitions                                         1         1
Deposits                                         3, 5        2, 3
Dividends                                          15        15
ERISA Plans                                        12        12
Fixed Interest Account                              7         7
Income Payments                                 18, 23      16, 18
Information We Give You                            17        15
Loans                                              14        14
[Plan Restrictions]                                 2         2
Separate Account and Investment Divisions           8         9
Tax Rules                                          10        11
Texas Optional Retirement Program                  13        13
Transfers                                           9        10
Withdrawals                                         6         3]

                                    NOTICE

When you write to us, please give us your name, address and certificate number.

Please notify us promptly of any address changes. We will write to you at your last known address.

Checks, drafts or money orders must be drawn to the order of MetLife. All payments must be made in U.S. currency.

                    PLEASE READ THIS CERTIFICATE CAREFULLY

                        MULTIFUNDED ANNUITY CERTIFICATE

ALL VALUES PROVIDED BY THIS CERTIFICATE WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT.

G.4333 (403(a) PPA)                   19

                      METROPOLITAN LIFE INSURANCE COMPANY
               (A Mutual Company Incorporated in New York State)
               One Madison Avenue--new York, New York 10010-3690

                        MULTIFUNDED ANNUITY CERTIFICATE

This certificate is a tax-deferred annuity under Section 403(a) of the Internal Revenue Code. It is a legal contract between you and Metropolitan that contains your benefits and rights and your beneficiary's rights in an easy to read Question and Answer format. Please read this certificate carefully.

--------------------------------------------------------------------------------

     CERTIFICATE DATE                               [March 15, 1991]

     DATE 1ST CERTIFICATE YEAR END                  [October 31, 1991]

     PARTICIPANT'S NAME                             [John Smith]

     PLAN                                           [Actual Plan Name]

     CERTIFICATE NUMBER                             [S123456789]

     ERISA APPLIES                                  [YES (See item 11)]

     PARTICIPATING                                  [No (See item 14)]

--------------------------------------------------------------------------------

ALL VALUES PROVIDED BY THIS CERTIFICATE WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT. AVAILABLE SEPARATE ACCOUNT INVESTMENT DIVISIONS AS OF THE CERTIFICATE DATE ARE: METROPOLITAN'S STOCK INDEX; FIDELITY'S GROWTH, OVERSEAS, EQUITY INCOME, INVESTMENT GRADE BOND, MONEY MARKET and ASSET MANAGER; and the CALVERT SOCIALLY RESPONSIBLE DIVISION and CALVERT ARIEL APPRECIATION II. A DESCRIPTION OF EACH OF THESE DIVISIONS IS INCLUDED IN THE PROSPECTUS.

                            10-DAY RIGHT TO EXAMINE
You may return your certificate to us at our designated office or to the person through whom you purchased it within 10 days of the date you receive it. If you return it within the 10 day period, the certificate will be canceled from the Certificate Date. We will return any deposits received on your behalf.


Nicholas D. Latrenta          Robert G. Schwartz
Vice-President and Secretary   Chairman of the Board, President and Chief
                               Executive Officer

Form G.4333 (403(a) FFA)

1.   WHAT DO THE BASIC TERMS IN MY CERTIFICATE MEAN?

     "Account Balance" is the entire amount we hold under this certificate for you.

     "Certificate Year" for the first year is measured from the issue date and will continue until the date specified on the cover page. Each new certificate year begins on the first day of the next month. For example, if the issue date is May 15, 1995 and the first certificate year ends March 31, 1996, the second certificate year begins April 1, 1996. The certificate anniversary will be May 15th.

     "Code" means the Internal Revenue Code.

     "Deposit" refers to money received in your certificate whether sent by your employer or under a transfer or exchange. A deposit in the Fixed Interest Account includes any transfers from the Separate Account. These are treated as being received as of the date of the transfer.

     "Deposit Year" for any deposit, for the first year, is measured from the date we receive it in our designated office and continues until the last day of the month in which the anniversary of such receipt or transfer occurs. Each new deposit year begins on the first day of the next month (this works much like certificate years, except that deposit years are determined separately for each deposit).

     "Designated Office" is the administrative office servicing your certificate. It is currently the Pension and Savings Center, Metropolitan Life Insurance Company, One Madison Avenue, New York, N.Y. 10010. If we change it, we will tell you.

     "Funding Options" refer to the Metropolitan Series Fund, Inc., the Calvert Socially Responsible Series, the Calvert Ariel Appreciation Portfolio II, and Fidelity's Variable Insurance Products Fund and Variable Insurance Products Fund II. All are either mutual funds or series of mutual funds used only for insurance and annuity contracts such as this one. The Metropolitan Series Fund and Fidelity's Variable Insurance Products Fund and Variable Insurance Products Fund II are divided into portfolios each of which has its own investment objectives.

     "Investment Divisions" are part of the Separate Account. Each division invests in a corresponding portfolio or series of the Funding Options, rather than investing directly in stocks, bonds or other investments.
     Thus, the investment experience of each division will generally be the same as

Form G.4333 (403(a) FFA)               1
     that of the corresponding portfolio or series, reduced by charges under this certificate for services and benefits we provide. The cover page shows the available divisions. We will tell you about any changes.

     "We", "Us", and "Our" refer to Metropolitan Life Insurance Company.

     "You", "Your", "Me", "My" or "I" refer to the participant. You may exercise all rights under this certificate and your rights are nonforfeitable, i.e., your rights cannot be taken away.

2. HOW ARE DEPOSITS ALLOCATED AND HOW MUCH MONEY CAN BE DEPOSITED UNDER MY CERTIFICATE?

     Annuity deposits may be made at any time while you are alive and before the date income payments begin. All deposits should be sent to our designated office.

     You choose how deposits are allocated among the Fixed Interest Account and the investment divisions of the Separate Account. You may change your allocation for new deposits by telling us. The change will be made upon receipt, unless you specify a later date, which may be up to 30 days after we receive the request. Allocations must be in whole number percentages (e.g., 33 1/3% cannot be chosen).

     The lifetime maximum for all deposits is $500,000. We may either return amounts which are above this limit or agree to take them. We may change the maximum by telling you in writing at least 90 days in advance.

     Sections 403(a) and 415 of the Code limit the annual and aggregate amounts that may be deposited in 403(a) contracts. The deposits permitted under this certificate may not exceed these limitations or the limitations in Sections 402(g) and 457(c) (1) of the Code which apply to elective deferrals under this certificate and all other contracts you have through your employer.

     We will not accept any deposits under this certificate while you are withdrawing money under a systematic withdrawal (described below), or after you have made a withdrawal based on termination of employment under item 5(v) below.

3.   CAN MY CERTIFICATE BE CANCELED?

     If we do not receive deposits under your certificate for over 36 consecutive months and the Account Balance is less than $2,000, we may, if permitted by law, cancel your

Form G.4333 (403(a) FFA)               2
     certificate by paying you the full [withdrawal value as if you had asked for a full cash withdrawal] [Account Balance].

4.   WILL METROPOLITAN ACCEPT TAX-DEFERRED AND AFTER-TAX DEPOSITS?

     We will accept the following types of tax-deferred deposits, which are not included in your gross income under the Code:
     (a)  Salary reduction elective deferrals--Deposits sent by your employer
          -----------------------------------
          under a salary reduction agreement with you.

     (b)  Required salary reduction non-elective deferrals--Deposits sent by
          ------------------------------------------------
          your employer pursuant to a one-time irrevocable election of salary reduction you made at the time you initially became eligible to participate in the salary reduction agreement.

     (c)  Employer contributions--Deposits sent by your employer that are not
          ----------------------
          salary reductions.

     (d)  Transfers and Exchanges--Deposits resulting from the tax-free transfer
          -----------------------
          or exchange of other 403(a) annuity contracts or custodial accounts.

     We will not accept employee after-tax deposits or any other after-tax deposit.

5.   CAN I MAKE WITHDRAWALS?

     Yes. If your employer's plan is subject to certain other laws, restrictions may apply as discussed in items 11 and 12. To request a withdrawal you may contact our designated office. Any withdrawal request must be signed by you and must clearly state the account (and investment division, if any) from which the withdrawal is to be made. The minimum withdrawal is $500.

     If you make a partial withdrawal from the Fixed Interest Account we will first withdraw it from deposits in the Fixed Interest Account that can be withdrawn with no withdrawal charge, then withdraw it from deposits subject to a withdrawal charge (ignoring the 20% exemption provided below), and will then withdraw other amounts from any interest on deposits, in each case on a "first-in, first-out" (FIFO) basis. To determine from what amounts a withdrawal is taken for tax purposes, we will apply tax rules which may be different.

     Withdrawals before age 59 1/2 may be subject to a 10% tax penalty.

     Withdrawals to make direct transfers to 403(a) contracts or accounts may be made as permitted by Federal income tax rules. We need not allow more than two direct transfers to

Form G.4333 (403(a) FFA)               3
     other 403(a) contracts or accounts in any certificate year.

     While a loan is outstanding, you may not make any partial withdrawals that would reduce your Fixed Interest Account balance below 125% of the outstanding loan balance. Any outstanding loan balance will be deducted from your Fixed Interest Account Balance before payment of a full withdrawal, income payments, or a death benefit.

     A full withdrawal from the Fixed Interest Account may be made without a withdrawal charge if you tell us of your intention to make a full withdrawal and your Fixed Interest Account Balance is paid annually over four years ("systematic withdrawal") as follows:

     (a) 20% of your Fixed Interest Account Balance upon receipt of the request (reduced by any partial withdrawal from your Fixed Interest Account Balance made in the same certificate year);

     (b) 25% of your then current Fixed Interest Account Balance one year later;

     (c) 33 1/3% of your then current Fixed Interest Account Balance two years later;

     (d) 50% of your then current Fixed Interest Account Balance three years later; and

     (e)  the remainder of your Fixed Interest Account Balance four years later.

     You may cancel the remaining withdrawal at any time, but if do so any new systematic withdrawal would be paid over a new four year period.

     Withdrawal charges will apply to full withdrawals from the Fixed Interest Account that are not done under a systematic withdrawal or pursuant to (i) to (v) below.

     Withdrawals from the Fixed Interest Account will be exempt from the withdrawal charge to the extent of: (i) those amounts, if any, that can be withdrawn without a withdrawal charge, and (ii) any extra amounts needed to make the exemption equal 20% of your Fixed Interest Account Balance less any outstanding loan balance (including any interest incurred thereon) ,in any certificate year. For example, assume your Fixed Interest Account Balance is $20,000, that no prior withdrawals during the certificate year have been made, and that there is no outstanding loan balance. You now ask for a withdrawal of $2,000 from your Fixed Interest Account (or 10% of the Fixed Interest Account Balance). This entire amount may be withdrawn without a withdrawal charge. If you then ask for another withdrawal in the same certificate year and at that time your Fixed Interest Account Balance is $19,000, the maximum additional amount

Form G.4333 (403(a) FFA)               4
     that may be withdrawn without a withdrawal charge is $1,900 (i.e., 10% of your Fixed Interest Account Balance) for a total of 20% of your Fixed Interest Account Balance withdrawn during the certificate year.

     Certificate withdrawal charges when they apply are imposed on each deposit in the Fixed Interest Account for the first five deposit years as shown in the following table:

                       ---------------------------------
                               During Deposit Year
                            1   2   3   4   5   6&
                                                Beyond
                            7%  6%  5%  4%  3%  0%
                       ---------------------------------


     When you make a withdrawal from the Fixed Interest Account, we first treat your withdrawal as coming from deposits that can be withdrawn without a withdrawal charge, then from other deposits, and then from earnings--in each case on a first-in, first-out basis. Once we have determined the amount of the withdrawal charge (as explained below), we will withdraw it from the Fixed Interest Account. In determining what the withdrawal charge is, we do not include interest, although the actual withdrawal to pay it may come from interest. There is no withdrawal charge for withdrawals from any investment division.

     Withdrawals from the Fixed Interest Account without a withdrawal charge other than to make a systematic withdrawal or for the 20% per certificate year exemption as described above are allowed only under the following circumstances:

     (i) A full withdrawal made while you are disabled (as defined under the Federal Social Security laws).

     (ii) Any withdrawal that is required to avoid Federal income tax penalties or to satisfy Federal income tax rules.

     (iii)Any withdrawal made under item 18 after your death.

     (iv) Any withdrawal made to provide income payments for life, or for a period of five years or more if the payment cannot be accelerated.

     (v) Any full withdrawal of your Account Balance because of retirement pursuant to the Plan's written provisions (if retirement is not defined pursuant to the Plan's written provisions, retirement is the later of age 55 and 10 years of uninterrupted participation under this certificate) or as a result of separation from service.

     Proof of these circumstances satisfactory to us must be given to us if we ask for it.

     For partial withdrawals from the Fixed Interest Account, we pay you what you ask for and reduce the Fixed Interest

Form G.4333 (403(a) FFA)               5

     Account Balance by a larger amount, as follows: the amount to which no withdrawal charge applies, plus the amount to which a withdrawal charge applies divided by 100% minus the percentages shown above (so that if the percentage shown is 7% we divide by 93%). For full withdrawals from the Fixed Interest Account, we multiply each amount to which the withdrawal charge applies by the percentage shown above, keep the resulting amount as a withdrawal charge and pay you the rest. If your Fixed Interest Account Balance is not sufficient to allow us to make a partial withdrawal and deduct the withdrawal charge, we will treat your request as a request for a full withdrawal.

     As required by law we have the right to delay paying any cash withdrawals from the Fixed Interest Account for up to six months. We do not intend to do this except in an extreme emergency. we would, of course, credit interest during any delay.

     Example of Withdrawals When a Withdrawal Charge Applies
     -------------------------------------------------------
     Assume four deposits of $2,000 each allocated 50% to the Fixed Interest Account and 50% to the Growth Division of the Separate Account. Further, assume withdrawal charge percentages of 0%, 3%, 5% and 7% respectively and a balance of $5,380 in the Fixed Interest Account. Assume the 20% free withdrawal had been taken previously. You now ask for $2,000 from the Fixed Interest Account.

     To determine the charge we first take the $1,000 deposit in the Fixed Interest Account that can be withdrawn with no charge. We then take $1,000 from the second Fixed Interest Account deposit (with a 3% withdrawal charge) and divide this $1,000 by 97%. The result is $1,030.93. Since the total of these two numbers is $2,030.93, and you asked for $2,000, the extra $30.93 is the withdrawal charge. We take both the $2,000 and the $30.93 from the Fixed Interest Account. Your Fixed Interest Account Balance is now $3,349.07.

     If you then take a full withdrawal from the Fixed Interest Account, we multiply the remaining $960.07 from the third $1,000 Fixed Interest Account deposit by 5% ($48), and the fourth $1,000 Fixed Interest Account deposit by 7% ($70). No charge applies to the interest. Thus, we withdraw $118 as the withdrawal charge, and pay you the remaining $3,231.07.


6.   WHAT IS THE FIXED INTEREST ACCOUNT AND HOW IS INTEREST CREDITED TO IT?

     The Fixed Interest Account guarantees both your principal

Form G.4333 (403(a) FFA)               6
     and your interest (subject to any charges that may apply) without regard to any investment results. The interest rates are set in advance and are "locked-in" without regard to changing economic conditions.

     Interest on amounts allocated to the Fixed Interest Account will be credited from the date they are received at our designated office or transferred from the Separate Account. Interest will be credited on amounts in the Fixed Interest Account until the earliest of: (a) payment by us on account of your death (or your spouse's if he or she continues the certificate), (b) the dates the amounts are withdrawn or transferred to the Separate Account, or (c) the date you start to receive income payments.

     all amounts added to the Fixed Interest Account interest rates will be set by us [from time to time] [as of each January 1, April 1, July 1 and October 1]. The declared rate in effect when an amount is added to the Fixed Interest Account will be credited on that amount from the date it is added until the last day of the [certificate year in which it is added] [calendar year following the year in which it is added] [month in which the anniversary of that deposit occurs].

     Thereafter we will set interest rates for these amounts (and earnings on them) on or before the first day of each [certificate] [calendar] [deposit] year to be credited through the last day of such year.

     We may credit a different interest rate on transfers and exchanges under item 4 (d) than we do on other deposits and on transfers from the separate account. The rates for new deposits and transfers from the separate account may be different than the rates credited on amounts already in the fixed interest account. None of our interest rates will ever be less than 3%.

     The interest rates we declare are "annual effective yields." The actual rates we use on a day-to-day basis are slightly lower, but, if the deposit is left in your certificate for a full year, it will grow by the full amount on the interest rate we declared, because we compound interest daily.

7.   WHAT IS THE SEPARATE ACCOUNT AND HOW DOES IT OPERATE?

     It is Metropolitan Life Separate Account E, an investment account we maintain separate from our other assets.

     We own the assets in the Separate Account. The Separate Account will not be charged with liabilities that arise from any other business that we conduct. We will add amounts to

Form G.4333 (403(a) FFA)               7
     the Separate Account from other contracts of ours.

     The Separate Account is divided into investment divisions, each of which buys shares in a corresponding portfolio or series of the Funding Options. Thus, the Separate Account does not invest directly in stocks, bonds, etc., but leaves such investments to the Funding Options to make. The Funding Options combine assets from the Separate Account as well as other separate accounts of ours, our affiliates and other insurance companies.

     We keep track of each investment division of the Separate Account separately using accumulation units. When you put money into an investment division, we give you accumulation units. When you take money out of the investment division, we reduce the number of your accumulation units. In either case, the number of accumulation units you gain or lose is determined by taking the dollar amount of the deposit, transfer or withdrawal and dividing it by the value of an accumulation unit at the time of the transaction. Thus, if you transfer in $5,000, and the value of an accumulation unit is $100, you will get 50 accumulation units.

     Initially, we set the value of each accumulation unit. At the end of each valuation period, we then revise it by taking the net asset value of a share in the applicable Funding Options portfolio or series at the end of the valuation period, add any Funding Options dividend or capital gain distribution during the valuation period, subtract any per share charge for taxes and reserves for taxes, and divide this total by the net asset value of a share of the same portfolio or series at the start of the valuation period. Then we subtract a charge not to exceed .000025905 per day (an effective annual rate of .95%) for administrative expenses and mortality and expense risks we assume under the certificate. This calculation results in a factor that we multiply the previous accumulation unit value by in order to determine the new accumulation unit value.

     A valuation period is the period between one calculation of an accumulation unit value and the next calculation. Normally, we calculate accumulation units once each day the New York Stock Exchange is open for trading, but we can delay this determination if an emergency exists, making valuation of assets in the Separate Account not reasonably practicable, or the Securities and Exchange Commission permits such deferral. We may change when we calculate the accumulation unit value by giving you 30 days notice, to the extent permitted by law.

     Deposits to the Separate Account will be credited as of the end of the valuation period during which we receive them at our designated office. Additions to or withdrawals from an investment division may only be made as of the end of a valuation period.

Form G.4333 (403(a) FFA)               8

     We may make certain changes to the Separate Account if we think they would best serve the interests of participants in or owners of similar contracts or would be appropriate in carrying out the purposes of such contracts. Any changes will be made only to the extent and in the manner permitted by applicable laws. Also, when required by law, we will obtain your approval of the changes and approval from any appropriate regulatory authority.

     Examples of the changes to the Separate Account that we may make include:

     o To transfer any assets in an investment division to another investment division, or to one or more other separate accounts, or to our general account; or to add, combine, or remove investment divisions in the Separate Account.


     o To substitute, for the Funding Options shares held in any mutual fund or portfolio, the shares of another class of the Metropolitan Series Fund, Inc. or the shares of another funding option or any other investment permitted by law.

     If any changes result in material change in the underlying investments of an investment division to which an amount is allocated under the certificate, we will notify you of the change. You may then make a new choice of investment divisions.

8.   CAN MONEY BE TRANSFERRED WITHIN THIS CERTIFICATE?

     Yes. An unlimited number of transfers can be made between investment divisions of the Separate Account or from an investment division to the Fixed Interest Account. Transfers can also be made from the Fixed Interest Account to the Separate Account, but transfers may be subject to an withdrawal charge described in item 5 above. While a loan is outstanding, you may not make any transfer that would reduce your Fixed Interest Account Balance below 125% of the outstanding loan balance. You can make a transfer by telling us.

     If you make a transfer from the Fixed Interest Account, we will determine which deposits and interest to take it from as if it was a withdrawal from the certificate. If you transfer money from the Fixed Interest Account to the Separate Account and then you transfer money from the Separate Account to the Fixed Interest Account within 12 months, this will be treated as a return of the same money (whether or not it really is). Thus, after the transfer into the Fixed Interest Account, it will earn the same interest rate that it would have been earning had neither transfer ever taken place. Any amounts in excess of the original transfer and any amounts transferred back to the

Form G.4333 (403(a) FFA)               9

     Fixed Interest Account more than 12 months after the first transfer will be treated as a new deposit to the Fixed Interest Account and will earn the current interest rate for new deposits.

9.   HOW DO FEDERAL INCOME TAX RULES AFFECT MY CERTIFICATE?

     These rules affect your certificate in several ways:

     (a) Deposits are not included in your gross income and, therefore, are not currently taxable. The earnings on these deposits is also tax-deferred.

     (b) You must start to receive your Account Balance no later than April 1 of the calendar year following the calendar year in which you reach age 70 1/2. Payment must be in a lump-sum or over a period not exceeding: (i) your lifetime; (ii) your life expectancy; (iii) the joint lifetimes of you and your beneficiary; or (iv) the joint life expectancy of you and your beneficiary. If your beneficiary is not your spouse and has a longer life expectancy than you, Federal income tax rules may require payment over a shorter period than shown in
          (iii) and (iv) above. Withdrawals must be made in accordance with Code
          Section 401(a) (9) and the regulations thereunder, including Regulation 1.401(a) (9)-2. Any withdrawal or income option under this certificate which is inconsistent with Federal income tax rules is not valid.

     (c) In order to preserve the status of your certificate as a 403(a) annuity, we have the right to amend this certificate to make it comply with Federal income tax rules. We will notify you of any amendments and, when required by law, we will obtain the approval of the appropriate regulatory authority.

          We will refund all or part of your Account Balance, if necessary, to maintain your certificate as a 403(a) annuity. If we make such refunds or payments, we will adjust your Account Balance accordingly.

10.  MAY I ASSIGN THIS CERTIFICATE, OR USE IT AS COLLATERAL FOR A LOAN?

     No. In order to qualify as a 403(a) annuity, your certificate is not transferable. Your certificate may not be sold, assigned, discounted or pledged as collateral for a loan. You are permitted to borrow amounts from your Fixed Interest Account Balance within specified limits as described below (see item 13).

Form G.4333 (403(a) FFA)              10

11. WHAT SPECIAL RULES APPLY BECAUSE DEPOSITS TO MY CERTIFICATE ARE MADE UNDER A 403(A) PLAN SUBJECT TO ERISA?

     Since deposits to your certificate have been made under a 403(a) plan subject to the Employee Retirement Income Security Act (ERISA), if you have a spouse, the income payments, withdrawal provisions, methods of payment of the death benefit, and loans under this certificate are subject to your spouse's rights as described below.

     If you have a spouse, your spouse must give qualified consent whenever you elect to:

     a. choose income payments other than on a qualified joint and survivor basis (one under which we pay you for your life and then make payments reduced by no more than 50% to your spouse for his or her remaining life, if any);

     b.   make a withdrawal;

     c.   take a loan under this certificate;

     d.   change the beneficiary to someone other than the spouse.

     A qualified consent is a consent executed by your spouse consenting to your election not to receive the income payments in the form of a qualified joint and survivor annuity, to change the beneficiary to someone other than your spouse, to take a withdrawal from the certificate, or to take a loan under the certificate. The consent of your spouse must be in writing, dated, signed by your spouse, witnessed by a notary public and in a form satisfactory to us. Except for changes of beneficiary, such consent must be executed during the 90 day period ending with the date income payments are to commence, the withdrawal is to be made, or the loan is to be made, as the case may be. If you die your surviving spouse will be your beneficiary unless he or she has given a qualified consent otherwise. A qualified consent may not be given to beneficiary designations or changes until you attain age 35 or terminate employment with the employer then making deposits to this certificate, whichever comes first. There is no limit to the number of your elections as long as a qualified consent is given each time.

     The consent of your spouse will not be required if you, your estate representative, or your beneficiary establishes it cannot be obtained because there is no spouse, or because the spouse cannot be located.

12. WHAT SPECIAL RULES APPLY IF DEPOSITS TO YOUR CERTIFICATE ARE MADE UNDER THE TEXAS OPTIONAL RETIREMENT PROGRAM?

     If this certificate was issued to you as a participant in the Texas Optional Retirement Program, the following restrictions will also apply:

     a. No withdrawals may be made unless you retire, terminate employment in all Texas institutions of higher

Form G.4333 (403(a) FFA)              11
          education, as defined under Texas law, or die

     b.   Any withdrawal will require:

          (i) a written statement from the appropriate Texas institution of higher education, verifying your vesting status and (if applicable) termination of employment, and

          (ii) a written statement from you (except in the case of death) that you are not transferring employment to another Texas institution of higher education.

     c. If you retire or terminate employment in all Texas institutions of higher education or die before being vested, amounts provided by the State's matching contribution will be refunded to the appropriate Texas institution.

     d.   No loans will be allowed.

     We may change these restrictions or add others without your consent to the extent necessary to maintain compliance with the laws and regulations applicable to the Texas Optional Retirement Program.

13.  MAY I BORROW MONEY UNDER MY CERTIFICATE?

     Yes, from the Fixed Interest Account only, and only before income payments begin. If you are married, a qualified consent by your spouse (as described in item 11) must be provided. The total amount of loans outstanding at any time may not exceed the lesser of $50,000 or 40% of the Fixed Interest Account balance. How much you can borrow, how quickly you must repay it, the interest rate and various other restrictions are subject to Federal income tax and ERISA requirements, which may change from time to time. Our loan application will tell you about the restrictions that apply at the time you apply for a loan. Loans will not be allowed for terms of less than one year or more than five years (15 years for the purchase of a principal residence).

     We will charge you interest at the market rate described in the loan application on the amount you borrow from the date of the loan until the date the loan is repaid.

     When we make your loan, your certificate's Fixed Interest Account balance will not be reduced. Instead, the portion of your Fixed Interest Account balance (determined on a first-in, first-out basis from deposits first and then interest) equal to the outstanding loan will no longer earn the declared interest rates, but instead will earn 2% less than the rate we charge on the loan. Also, withdrawals and transfers will be restricted as described in items 5 and 8 above.

     The loan must be repaid in substantially level quarterly

Form G.4333 (403(a) FFA)              12
     payments of principal and interest. Reminder notices will be mailed to you advising you of the amount payable.

     If you fail to make any loan repayment when due, we will withdraw the amount in default from your Fixed Interest Account balance, to the extent permitted by Federal income tax and Department of Labor rules. If we cannot withdraw amounts in default from your Fixed Interest Account balance immediately, we may do so whenever Federal income tax and Department of Labor rules permit us to do so.

     Only one loan may be outstanding on your certificate at any time, unless we agree to allow more than one loan.

     We reserve the right to suspend, modify or terminate the granting of loans at any time. Such action will not affect any prior loan granted.

14.  ARE DIVIDENDS PAYABLE UNDER MY CERTIFICATE?

     No, your certificate is nonparticipating and does not share in any distribution of our surplus.

15.  ARE ADMINISTRATIVE FEES DEDUCTED FROM MY CERTIFICATE?

     No.  We charge no administrative fees.

16.  HOW CAN I GET INFORMATION ABOUT MY CERTIFICATE AND ITS VALUE?

     At least twice each certificate year (except for the first certificate year), before income payments start, we will send you a statement with details on deposits, values, withdrawals, and other information about your certificate. If you need information at other times, please tell us.

     Any time you have to tell us something (e.g., to request additional information, to make transfers, to change your allocation for new deposits, to make withdrawals), you must send written notice to our designated office unless we have set up some other procedure, such as notice by telephone.

17. CAN METROPOLITAN GUARANTEE ME AN INCOME FOR AS LONG AS I LIVE OR FOR A WIDE CHOICE OF OTHER PERIODS?

     Yes. You can receive income payments guaranteed for life on a monthly, quarterly, semiannual or annual basis. These payments may also be guaranteed for at least five years, but not beyond your life expectancy or the joint life expectancy if there is more than one payee.

     Other income plans which provide payments for a stated amount or a stated number of years are also available to the extent permitted by Federal income tax rules. The amount of each payment under an income plan must be at least $50.

Form G.4333 (403(a) FFA)              13

     You may begin receiving income payments at any date you choose after the certificate date if you tell us at least 30 days in advance (subject to the provisions of item 11). We will send you information and the necessary forms to sign, upon receipt of your request at our designated office. Once income payments start, you will not be able to make cash withdrawals or change the choice of income plan.

     We will automatically send you information about income plans when you attain age 70. If you do not choose an income plan, make a full cash withdrawal, or start to receive partial withdrawals in a manner that satisfies the Code by April 1 following the calendar year you attain age 70 1/2, we will automatically start income payments on that date, for your lifetime with a guarantee that payments will be made for at least 10 years. If you are a participant in a government or church sponsored plan and if you ask us to do so, we will delay any of these options until you tell us that you have retired.

     If your date of birth is not correct on the application for your certificate, we will adjust the income payments to agree with your correct age. If we have already made any payments that were wrong, we will increase or decrease future payments to pay or recover the difference, plus interest at 6%. We may require that you provide proof of age when income payments are to start. We may also require proof that you are still alive on the due date of each income payment.

18.  WHAT HAPPENS IF I DIE BEFORE INCOME PAYMENTS START?

     After we receive proof of death and a properly completed claim form we will pay the death benefit (as of the date of settlement) to your beneficiary or permit him or her to select one of our available income plans. If you name no beneficiary (or none is alive when you die), we will pay the contingent beneficiary.

     If you name no contingent beneficiary (or none is alive when you die), we will pay your estate. If your estate or other non-natural person becomes entitled to payment, we will pay the entire death benefit in a lump sum to such person. Payment to more than one beneficiary or more than one contingent beneficiary will be divided equally among them, unless you specify otherwise.

     The entire death benefit under this certificate must be distributed in a single sum by no later than the end of the calendar year which includes the fifth anniversary of your death. If, however, your beneficiary is a natural person, your beneficiary may choose an income plan for life or for a period of years not more than his or her life expectancy. The income payments must begin by the end of the calendar year following your death. If Treasury Regulations allow,

Form G.4333 (403(a) FFA)              14
     we may permit our payments to start later.

     If your beneficiary is your spouse, then your spouse may continue your certificate as participant until the calendar year that you would have reached age 70 1/2. Your spouse cannot make any deposits to the certificate.

     After payments start, we may require proof that the payee is alive on the due date of each income payment.

     The death benefit is the greatest of:

     a. The entire Account Balance less any outstanding loan balance as of the date we receive proof of death and a properly completed claim form (no withdrawal charge will apply), or

     b. The total deposits made less any outstanding loan balance and any partial withdrawals, or

     c. The highest Account Balance as of the end of the calendar year in which any prior quinquennial (5th, 10th, 15th, etc.) certificate anniversary occurs, less any later partial withdrawals and any outstanding loan balance.

19.  WHAT HAPPENS IF I DIE AFTER INCOME PAYMENTS START?

     After we receive proof of death and a properly completed claim form, income payments will continue to your beneficiary (even if the beneficiary is your spouse) for the balance of the guaranteed period, if any, for the income plan you selected. If the guaranteed period has already ended, no further payments will be made. If your estate (or other non-natural person) becomes entitled to payment, we will pay the value of any remaining payments, computed as of the date of death using the interest rate we use to set those payments, in a lump-sum to such person.

20.  WHO IS MY BENEFICIARY AND MAY I CHANGE MY BENEFICIARY?

     Your beneficiary is the person or persons you name to receive benefits in the event of your death. You may name a contingent beneficiary who would become the beneficiary if all the beneficiaries die before you do. If no beneficiaries or contingent beneficiaries are named, or if none is alive at your death, we will pay any benefits to your estate. Your surviving spouse will be your beneficiary unless he or she has given qualified consent otherwise.

     You may change your beneficiary or contingent beneficiary at any time before income payments start. Ask us for our "Change of Beneficiary" form. The change will take effect as of the date you signed the form, but no change will bind us until it is recorded at our designated office.

     After income payments start, you may change the beneficiary

Form G.4333 (403(a) FFA)              15
     for any future guaranteed income payments. If the payment is being made over two lifetimes and the other person survives you, he or she can change the beneficiary. The name of any person over whose life payment is being made cannot be changed.

21.  HOW ARE INCOME PAYMENTS THAT ARE GUARANTEED FOR LIFE CALCULATED?

     Life income payments are calculated as shown on page 18. As required by law this shows the lowest payments that we could ever make--we expect our actual payments to be higher. Actual payments will not be less than those we would provide to a person in the same class under a single payment immediate annuity bought with an equal amount at the time annuity payments start.

22. CAN I ARRANGE FOR A SPECIFIC INCOME PLAN FOR MY BENEFICIARY TO TAKE EFFECT AFTER I DIE?

     Yes. You can choose an income plan for your beneficiary which we will honor at your death, unless you are already receiving income payments at that time.

23.  DOES MY CERTIFICATE CONTAIN ALL THE PROVISIONS THAT AFFECT ME?

     Yes, your certificate and any riders and endorsements included in it make up your entire contract with us. We will never contest the validity of this certificate. Changes in its provisions may only be made in writing by our President, Secretary, or a Vice-President. No provision may be waived or changed by any of our other employees, representatives or agents. Nothing in the group contract under which this certificate was issued takes away or reduces any of your rights under this certificate or under any law that applies to it.

Form G.4333 (403(a) FFA)              16

                                TABLE OF VALUES
                    Minimum Fixed Interest Account Balance
                                    AGE 45
               For a certificate without any partial withdrawals
Basis: $1,000 annual deposit allocated to the Fixed Interest Account at the beginning of each year.
                   Assumes no transfer or exchange deposits
                Values are not proportional for other deposits.

                                 TABLE A                           TABLE B

 End of                  Minimum             Guaranteed           Guaranteed
Certificate            Fixed Interest      Minimum Fixed       Minimum Monthly
 Year                    Account          Interest Account     Income At Age 70
                         Balance          Withdrawal Value         Unisex
 1                     $ 1,030.00         $ 1,000.00               $ 17.68
 2                     $ 2,090.90         $ 2,000.00               $ 34.85
 3                     $ 3,183.63         $ 3,003.63               $ 51.52
 4                     $ 4,309.14         $ 4,089.14               $ 67.71
 5                     $ 5,468.41         $ 5,218.41               $ 83.42
 6                     $ 6,662.46         $ 6,412.46               $ 98.67
 7                     $ 7,892.34         $ 7,642.34               $113.48
 8                     $ 9,159.11         $ 8,909.11               $127.86
 9                     $10,463.88         $10,213.88               $141.82
 10                    $11,807.80         $11,557,80               $155.37
 11                    $13,192.03         $12,942.03               $168.53
 12                    $14,617.79         $14,367.79               $181.31
 13                    $16,086.32         $15,836.32               $193.71
 14                    $17,598.91         $17,348.91               $205.75
 15                    $19,156.88         $18,906.88               $217.45
 16                    $20,761.59         $20,511.59               $228.80
 17                    $22,414.44         $22,164.44               $239.82
 18                    $24,116.87         $23,866.87               $250.52
 19                    $25,870.37         $25,620.37               $260.90
 20                    $27,676.49         $27,426.49               $270.99
AGE 60                 $19,156.88         $18,906.88               $280.78
AGE 65                 $27,676.49         $27,426.49               $290.29
Age 70                 $37,553.04         $37,303.04               $333.82

The guaranteed minimum interest rate used to determine the values shown above is 3%. Values during the year will include interest for the completed part of the year.

The guaranteed minimum account withdrawal values shown above equal the comparable minimum Account Balances, minus a withdrawal charge.

Certificate values will never be less than the minimum benefits required by the law of the state where this certificate is delivered. On request we will provide the method of computation and values for years not shown.

The guaranteed minimum monthly income at age 70 is the minimum amount we would pay over your lifetime with a guaranteed payment period of 10 years, if you make no deposits after the year shown and you begin payments at age 70. This and other income plans that you may choose are described in item 17. To compute minimum payments we use an interest rate of 3% and the 1983 Individual Mortality Table a (Metropolitan Adjusted).

Form G.4333 (403(a) FFA)              17

                                     INDEX

     Subject                                 O&A #(s)    Page(s)
     -------                                 ---------  ---------
Administrative Fees                              15         14
Assignment                                       10         11
Beneficiary                                      20         16
Cancellation                                      3          2
Computation of Values                            21         17
Contract and Authority                           23         17
Death Benefit                                 18, 19       15, 16
Definitions                                       1          1
Deposits                                       2, 4         2, 3
Dividends                                        14         14
ERISA Plans                                      11         11
Fixed Interest Account                            6          7
Income Payments                               17, 22        14, 17
Information We Give You                          16         14
Loans                                            13         13
Separate Account and Investment Divisions         7          7
Tax Rules                                         9         10
Texas Optional Retirement Program                12         12
Transfers                                         8          9
Withdrawals                                       5          3

                                     NOTICE

When you write to us, please give us your name, address and certificate number.

Please notify us promptly of any address changes. We will write to you at your last known address.

Checks, drafts or money orders must be drawn to the order of METLIFE. All payments must be made in U.S. currency.


                        MULTIFUNDED ANNUITY CERTIFICATE
ALL VALUES PROVIDED BY THIS CERTIFICATE WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT.

                    PLEASE READ THIS CERTIFICATE CAREFULLY

Form G.4333 (403(a) FFA)              18

                                                                 EXHIBIT 4(O)(i)




                                        Filed with Post-Effective Amendment
                                        No. 17 to this Registration Statement
                                        on Form N-4 on March 1, 1995.

                         (LOGO OF METLIFE APPEARS HERE)

                      METROPOLITAN LIFE INSURANCE COMPANY
               (A Mutual Company Incorporated in New York State)
               One Madison Avenue--New York, New York 10010-3690

                       [MULTIFUNDED ANNUITY CERTIFICATE]

This certificate is a tax-sheltered annuity under Section 403(a) of the Internal Revenue Code. It is a legal contract between you and MetLife that contains your benefits and rights and your beneficiary's rights in an easy to read Question and Answer format. Please read this certificate carefully.

--------------------------------------------------------------------------------
  [ Certificate Date                                  [March 15, 1991]

   Date First Certificate Year Ends                 [October 31, 1991]

   Participant's Name                                [John Smith]

   Certificate Number                                [S123456789]

   Plan                                             [Actual Plan Name]

   Initial Administrative Fee                       [$20] (See item [14])

   [Loan Application Fee                            [$0] (See item [16])]

   ERISA Applies                                    [Yes] (See item [11])

   Participating                                     No (See item [13])  ]
--------------------------------------------------------------------------------

ALL VALUES PROVIDED BY THIS CERTIFICATE WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT. AVAILABLE SEPARATE ACCOUNT INVESTMENT DIVISIONS AS OF THE CERTIFICATE DATE ARE: [THE METROPOLITAN GROWTH, INCOME, MONEY MARKET, DIVERSIFIED, AGGRESSIVE GROWTH, INTERNATIONAL STOCK AND STOCK INDEX DIVISIONS; THE FIDELITY GROWTH, OVERSEAS, EQUITY-INCOME, INVESTMENT GRADE BOND, MONEY MARKET AND ASSET MANAGER DIVISIONS; AND THE CALVERT SOCIALLY RESPONSIBLE AND ARIEL DIVISIONS]. A DESCRIPTION OF EACH OF THESE DIVISIONS IS INCLUDED IN THE PROSPECTUS.

[                     10-DAY RIGHT TO EXAMINE
You may return your Certificate to us at our designated office or to the person through whom you purchased it within 10 days of the date you receive it. If you return it within the 10 day period, the certificate will be canceled from the Certificate Date. We will return any deposits received on your behalf.]



/s/ Nicholas D. Latrenta                /s/Ted Athanassiades
Nicholas D. Latrenta                    Ted Athanassiades
Vice-President and Secretary            President and Chief Operating Officer



                                  Cover Page

G.4333-8

1.   WHAT DO THE BASIC TERMS IN MY CERTIFICATE MEAN?

     "Account Balance" is the entire amount we hold under this certificate for you.

     ["Administrator" is your employer or the administrator of the Plan.]

     ["Certificate Year" for the first year is measured from the certificate date and continues to the date specified on the cover page. Each new certificate year begins the next day. For example, if the certificate date is May 15, 1995 and if the first certificate year ends March 31, 1996, the second certificate year begins April 1, 1996 and ends on March 31, 1997. The certificate anniversary will be May 15th.]

     "Code" means the Internal Revenue Code.

     "Deposit" refers to money received in your certificate whether sent by your employer or under a transfer or exchange. A deposit in the Fixed Interest Account includes for interest crediting, any transfers from the Separate Account.

     ["Deposit Year" for any deposit, for the first year, is measured from the date we receive it in our designated office and continues until the last day of the month in which the anniversary of such receipt occurs. Each new deposit year begins on the first day of the next month (this works much like certificate years, except that deposit years are determined separately for each deposit).]

     "Designated Office" is the administrative office servicing your certificate. It is currently (the Pension and Savings Center, Metropolitan Life Insurance Company, One Madison Avenue, New York, N.Y. 10010]. If we change it, we will tell you.

     "Funding Options" refer to [the Metropolitan Series Fund, Inc., the Calvert Socially Responsible Series, the Calvert Ariel Appreciation Portfolio II, and Fidelity's Variable Insurance Products Fund and Variable Insurance Products Fund II. All are either mutual funds or series of mutual funds used only for insurance and annuity contracts such as this one. The Metropolitan Series Fund and Fidelity's Variable Insurance Products Fund and Variable Insurance Products Fund II are divided into portfolios each of which has its own investment objectives].

     "Investment Divisions" are part of the Separate Account. Each division invests in a corresponding portfolio or series of the Funding Options, rather than investing directly in stocks, bonds or other investments. Thus, the investment experience of each division will generally be the same as that of the corresponding portfolio or series, reduced by

G.4333-8                               1
     charges under this certificate for services and benefits we provide. The cover page shows the available divisions. We will tell you about any changes.

     ["Plan Year" runs from [January 1] through [December 31] or such other period that the Administrator notifies us of.]

     "We", "Us", "MetLife" and "Our" refer to Metropolitan Life Insurance
     Company.

     "You", "Your", "Me", "My" or "I" refer to the participant. Your rights under this certificate are nonforfeitable; i.e., your rights cannot be taken away.

[2.  CAN THE PLAN AFFECT THE PROVISIONS OF THIS CERTIFICATE?

     Yes. Since your deposits are made under the Plan, all or some of your rights as described in this certificate are subject to the terms of the Plan. You should consult the terms of the Plan document to determine whether there are any Plan provisions which may limit or affect your rights under this certificate. Such rights may, for example, relate to deposits, withdrawals, transfers, the death benefit and income plan options. Thus, if part of your account balance represents non-vested employer contributions, you may not be permitted to withdraw these amounts and the early withdrawal charge calculations may not include these amounts. We may rely on the statements of the Administrator as to the terms of the Plan. We will not be responsible for determining what your Plan says.]

[3.] HOW ARE DEPOSITS ALLOCATED AND HOW MUCH MONEY CAN BE DEPOSITED UNDER MY
     CERTIFICATE?

     Annuity deposits may be made at any time while you are alive [and] [,] before the date income payments begin [and provided they are submitted by the Administrator]. We will accept deposits which are not included in your gross income under the Code, as well as after-tax deposits. All deposits should be sent to our designated office. Section 415 of the Code limits the annual aggregate amounts that may be deposited in 403(a) certificates. The deposits permitted under this certificate and under all other certificates you have with your employer may not exceed these limitations or the limitations in Sections 402(g) and 457(c)(1) of the Code.

     You choose how deposits are allocated among the Fixed Interest Account and the investment divisions of the Separate Account. You may change your allocation for new deposits by telling us. The change will be made upon receipt, unless you specify a later date, which may be up to 30 days after we receive the request. Allocations must be in whole number percentages (e.g., 33 1/3% cannot be chosen).

G.4333-8                               2

     The lifetime maximum for all deposits is [$500,000]. We may either return amounts which are above this limit or agree to take them. We may change the maximum by telling you in writing at least 90 days in advance.

     We will not accept any deposits under this certificate [while you are withdrawing money under a systematic withdrawal under item [5(i)] below, or] after you have made a withdrawal based on termination of employment under item [5(b)] below.

[4.] CAN MY CERTIFICATE BE CANCELED?

     If we do not receive deposits under your certificate for over [36] consecutive months and the account balance is less than [$2,000], we may, if permitted by law, cancel your certificate by paying the full [withdrawal value as if you [and the Administrator] had asked for a full cash withdrawal].]

[5.] CAN I [OR THE ADMINISTRATOR] MAKE WITHDRAWALS?

     Yes, but only to the extent permitted under Federal income tax rules as discussed in item [9] below. In addition, if the Plan is subject to certain other laws, restrictions may apply as discussed in [item 11].

     [If the Administrator tells us that this is necessary to apply the terms of the Plan, any withdrawal will require a statement from the Administrator verifying the amounts that you may withdraw ("verified amounts"). If the Administrator tells us to remove amounts from your account balance and tells us that such amounts are not verified amounts, we will do so.]

     [The Administrator of your Plan has instructed us to deduct a $25 record keeping fee from your account balance annually at the end of each certificate year on a "first-in", first out" basis from deposits and then from earnings on such deposits, to be paid to us in accordance with the terms of your employer's Plan. We have agreed to do so until we are directed otherwise by the Plan administrator. All such record keeping fees deducted from your certificate will not be subject to any applicable withdrawal charge. Such fee will be sent by us directly to the third party service provider specified by the Plan Administrator. The fee is a requirement of your Plan and is not a certificate charge imposed by
                                     ---
     MetLife.]

     To request a withdrawal, you may contact our designated office. Any withdrawal request must be signed by you [and the Administrator] and must clearly state the account (and investment division, if any) from which the withdrawal is to be made. The minimum withdrawal is $500 or your entire account or division balance, if less.

G.4333-8                               3

     [No certificate withdrawal charge applies unless additional funding options are made available to you under the Plan, as discussed below.]

     If you make a partial withdrawal from an investment division or the Fixed Interest Account, we will first withdraw any amounts from deposits that can be withdrawn with no withdrawal charge, then withdraw amounts from deposits subject to a withdrawal charge (ignoring the [20%] exemption provided below), and will then withdraw other amounts from any earnings on such deposits, in each case on a "first-in, first-out" (FIFO) basis. To determine from what amounts a withdrawal is taken for tax purposes, we will apply tax rules which may be different.

     [While a loan is outstanding, you may not make any withdrawals that would reduce your Fixed Interest Account balance below [125%] of any outstanding loan balance. Any outstanding loan balance will be deducted from your Fixed Interest Account balance, to the extent permitted by the withdrawal restrictions described in item [9], before payment of a full withdrawal, income payments, or a death benefit. If the withdrawal restrictions prevent this, no full withdrawal may be made.]

     [Certificate Withdrawal Charges If Additional Funding Options Become
     --------------------------------------------------------------------
     Available
     ---------
     If the Plan offers funding options that are different than those offered as of the certificate date, we may impose withdrawal charges. If we do so, we will tell you and the following withdrawal charges will apply.]

     Certificate withdrawal charges when they apply, are imposed on each deposit for the first [seven] deposit years as shown in the following table.

                  -----------------------------------------
                         During Deposit Year
                      [1  2   3   4   5    6   7   [8] &
                                                  Beyond
                      7%  6%  5%  4%  3%  2%  1%   0%]
                  -----------------------------------------

     To determine the withdrawal charge, we treat the certificate as if it were a single account, and ignore both your actual allocations and what account or division the withdrawal is actually coming from. To do this, we first treat your withdrawal as coming from deposits that can be withdrawn without a withdrawal charge, then from other deposits, and then from earnings on such deposits--in each case on a first-in, first-out basis. Once we have determined the amount of the withdrawal charge (as explained below), we will actually withdraw it from each account and investment division in the same proportion as the withdrawal that is being made. In determining what the withdrawal charge is,

G.4333-8                               4
     we do not include earnings, although the actual money to pay the withdrawal charge may come from earnings.

     No certificate withdrawal charge will apply:

     [(a) To a full withdrawal made while you are disabled (as defined in Code
          Section 72(m)(7)).

     (b)  To any full withdrawal :
          (1) as a result of your separation from service from the employer sponsoring the Plan. This exemption from withdrawal charges does not apply to withdrawals of any transfer or exchange amounts deposited into this certificate from other investment vehicles on a tax-free basis; or
          (2) because of your retirement (as verified in writing in a form acceptable to us) pursuant to the Plan's written provisions of your employer's retirement plan, or, if no provisions exist, after the tenth certificate year.

     (c) To any withdrawal that is required to avoid Federal income tax penalties or to satisfy Federal income tax rules.

     (d)  To any withdrawal made under item [17] after your death.

     (e) To any withdrawal made to provide income payments for life, or for a period of five years or more if the payments cannot be accelerated.

     (f) To any withdrawal that is the result of an unforeseen hardship encountered by you (as verified in writing in a form acceptable to us).

     (g) If your Plan is terminated, provided your account balance is transferred to another one of our annuities.

     (h)  To direct transfers to any funding vehicles pre-approved by us.

     (i) To a full withdrawal, if you tell us of your intention to make such a withdrawal and such withdrawal is paid annually over four years ("systematic withdrawal") as follows:
          (1) 20% of your account balance upon receipt of the request (reduced by any partial withdrawal from your account balance made in the same certificate year);
          (2)  25% of your then current account balance one year later;
          (3)  33 1/3% of your then current account balance two years later;
          (4)  50% of your then current account balance three

G.4333-8                               5
               years later; and
          (5)  the remainder of your account balance four years later.

          You may cancel the remaining withdrawal at any time, but if you do so, any new systematic withdrawal would be paid over a new four year period. Full withdrawals over fewer than four years or for amounts in excess of the percentages shown above will be subject to the withdrawal charges described above.

     (j) For the Fixed Interest Account only, if we agree in writing that none will apply.]

     Proof of these circumstances satisfactory to us must be given to us if we ask for it.

     [In addition, withdrawals in any certificate year will be exempt from the withdrawal charge to the extent of: (i) deposits to which withdrawal charges no longer apply, and (ii) any extra amounts needed to make this exemption equal 20% of your account balance [less any outstanding loan balance (including any interest incurred thereon) in any certificate year]. For example, if your account balance is $20,000, the maximum amount that may be withdrawn under this provision in any certificate year (assuming no prior withdrawals during that certificate year) is $4,000 (i.e., 20% of $20,000). If the maximum amount is withdrawn on the first withdrawal, no further withdrawals are permitted under this provision during that certificate year. If less than the maximum amount is taken on the first withdrawal (say $2,000 or 10% of your account balance), then subsequent withdrawals without a withdrawal charge during the certificate year will be permitted. If at the time of the next withdrawal within the same certificate year your account balance is $19,000, then the maximum additional amount that may be withdrawn under this provision is $1,900 (i.e., 10% of $19,000). Thus, in this example, there would have been two withdrawals of 10% each for a total of 20% during the certificate year. Any withdrawal of amounts in excess of the [20%] per certificate year is subject to the withdrawal charges described above.]

     For partial withdrawals, we pay you what you ask for provided such amount is eligible for withdrawal and reduce the account balance by a larger amount, as follows: the amount to which no withdrawal charge applies, plus the amount to which a withdrawal charge applies divided by 100% minus the percentages shown above (so that if the percentage shown is 7% we divide by 93%). For full withdrawals, we multiply each amount to which the withdrawal charge applies by the percentages shown above, keep the resulting amount as a withdrawal charge and pay you the rest. If your account balance in any investment division or account is not sufficient to allow us to make a partial withdrawal and

G.4333-8                               6
     deduct the withdrawal charge, we will treat your request as a request for a full withdrawal.

     As required by law, we have the right to delay paying any cash withdrawals from the Fixed Interest Account for up to six months. We do not intend to do this except in an extreme emergency. We would, of course, credit interest during any delay.

     Example of Withdrawals
     ----------------------

     [Assume four deposits of $2,200 each allocated 50% to the Fixed Interest Account, 50% to the Growth Division of the Separate Account and that the 20% free withdrawal had been taken previously. Further, assume withdrawal charge percentages of 0%, 3%, 5% and 7% respectively; and a balance of $5,380 in the Fixed Interest Account and $5,550 in the Growth Division. Assume no transfer or exchange deposits and that your entire account balance is eligible for withdrawal. You now ask for $3,500 from the Growth Division.

     To determine the charge, we first take the $2,200 that can be withdrawn with no charge (the fact that only half of it went to the Growth Division does not matter--we are treating the certificate as if it were a single account) . We then take $1,300 from the second deposit (with a 3% withdrawal charge) and divide this $1,300 by 97%. The result is $1,340.21. Since the total of these two numbers is $3,540.21, and you asked for $3,500, the extra $40.21 is the withdrawal charge. We take the $40.21 from the Growth Division, as well as taking the $3,500 from there. Your Growth Division balance is now $2,009.79, and the total account balance is $7,389.79.

     If you then take a full withdrawal, we multiply the remaining $900 from your second deposit by 3% ($27), the third $2,200 deposit by 5% ($110), and the fourth $2,200 deposit by 7% ($154). No charge applies to the earnings. Thus, we withdraw $291 as the withdrawal charge, and pay you the remaining $7,098.97]

[6.] WHAT IS THE FIXED INTEREST ACCOUNT AND HOW IS INTEREST CREDITED TO IT?

     The Fixed Interest Account guarantees both your principal and your interest (subject to any charges that may apply) without regard to any investment results. The interest rates are set in advance and are "locked-in" without regard to changing economic conditions.

     Interest on amounts allocated to the Fixed Interest Account will be credited from the date they are received at our designated office or transferred from the Separate Account. Interest will be credited on amounts in the Fixed Interest

G.4333-8                               7

     Account until the earliest of: (a) withdrawal because of your death (or your spouse's if he or she continues the certificate), (b) the dates the amounts are withdrawn or transferred to the Separate Account, or (c) the date you start to receive income payments.

     [For all amounts added to the Fixed Interest Account, interest rates will be set by us as of each January 1, April 1, July 1 and October 1. The declared rate in effect when an amount is added to the Fixed Interest Account will be credited on that amount from the date it is added until the last day of the calendar year following the year in which it is added.

     Thereafter, we will set interest rates for these amounts (and earnings on them) on or before the first day of each calendar year to be credited through the last day of such year.]

     We may credit a different interest rate on transfers and exchanges than we do on other deposits and on transfers from the Separate Account. The rates for new deposits and transfers from the Separate Account may be different than the rates credited on amounts already in the Fixed Interest Account. The rates may also vary depending on the amount of your account balance. None of our Fixed Interest Account rates will ever be less than 3%.

     The interest rates we declare are "annual effective yields." The actual rates we use on a day-to-day basis are slightly lower, but, if the deposit is left in your certificate for a full year, it will grow by the full amount on the interest rate we declared, because we compound interest daily.

[7.] WHAT IS THE SEPARATE ACCOUNT AND HOW DOES IT OPERATE?

     It is Metropolitan Life Separate Account E, an investment account we maintain separate from our other assets.

     We own the assets in the Separate Account. The Separate Account will not be charged with liabilities that arise from any other business that we conduct. We will add amounts to the Separate Account from other contracts of ours.

     The Separate Account is divided into investment divisions, each of which buys shares in a corresponding portfolio or series of the Funding Options. Thus, the Separate Account does not invest directly in stocks, bonds, etc., but leaves such investments to the Funding Options to make. The Funding Options are also bought by other separate accounts of ours, our affiliates and other insurance companies.

     We keep track of each investment division of the Separate Account separately, using accumulation units. When you put money into an investment division, we give you accumulation

G.4333-8                            8
     units. When you take money out of the investment division, we reduce the number of your accumulation units. In either case, the number of accumulation units you gain or lose is determined by taking the dollar amount of the deposit, transfer or withdrawal and dividing it by the value of an accumulation unit at the time of the transaction. Thus, if you transfer in $5,000, and the value of an accumulation unit is $100, you will get 50 accumulation units.

     Initially, we set the value of each accumulation unit. At the end of each valuation period, we then revise it by taking the net asset value of a share in the applicable Funding Options portfolio or series at the end of the valuation period, add any Funding Options dividend or capital gain distribution during the valuation period, subtract any per share charge for taxes and reserves for taxes, and divide this total by the net asset value of a share of the same portfolio or series at the start of the valuation period. Then we subtract a charge not to exceed [.000025905] per day (an effective annual rate of [.95%]) for administrative expenses and mortality and expense risks we assume under the certificate. This calculation results in a factor that we multiply the previous accumulation unit value by in order to determine the new accumulation unit value.

     A valuation period is the period between one calculation of an accumulation unit value and the next calculation. Normally, we calculate accumulation units once each day the New York Stock Exchange is open for trading, but we can delay this determination if an emergency exists, making valuation of assets in the Separate Account not reasonably practicable, or the Securities and Exchange Commission permits such deferral. We may change when we calculate the accumulation unit value by giving you 30 days notice, to the extent permitted by law.

     Amounts added to the Separate Account will be credited as of the end of the valuation period during which we receive them at our designated office or they are transferred from the Fixed Interest Account. Additions to or withdrawals from an investment division may only be made as of the end of a valuation period.

     We may make certain changes to the Separate Account if we think they would best serve the interests of participants in or owners of similar or would be appropriate in carrying out the purposes of such contracts. Any changes will be made only to the extent and in the manner permitted by applicable laws. Also, when required by law, we will obtain your approval of the changes and approval from any appropriate regulatory authority.

     Examples of the changes to the Separate Account that we may make include:

G.4333-8                            9

     o To transfer any assets in an investment division to another investment division, or to one or more other separate accounts, or to our general account; or to add, combine, or remove investment divisions in the Separate Account.

     o To substitute, for the Funding Options shares held in any investment division, the shares of another class of the Metropolitan Series Fund, Inc. or the shares of any other investment permitted by law.

     If any changes result in material change in the underlying investments of an investment division to which an amount is allocated under the certificate, we will notify you of the change. You may then make a new choice of investment divisions.

[8.] CAN MONEY BE TRANSFERRED WITHIN THIS CERTIFICATE?

     Yes. Transfers can be made between investment divisions of the Separate Account or from an investment division to the Fixed Interest Account. [Transfers can also be made from the Fixed Interest Account to the Separate Account, but transfers may be subject to a withdrawal charge described in item [5] above. [However, only one transfer per certificate year can be made from the Fixed Interest Account to the Separate Account and only up to 20% of the Fixed Interest Account balance may be transferred.] [While a loan is outstanding, you may not make any transfer that would reduce your Fixed Interest Account balance below [125%] of the outstanding loan balance]. You can make a transfer by telling us.

     If you make a transfer from the Fixed Interest Account, we will determine which deposits and earnings to take it from as if it was a withdrawal from the certificate. If you transfer money from the Fixed Interest Account to the Separate Account and then you transfer money from the Separate Account to the Fixed Interest Account within 12 months, this will be treated as a return of the same money (whether or not it really is) . Thus, after the transfer into the Fixed Interest Account, it will earn the same interest rate that it would have been earning had neither transfer ever taken place. Any amounts in excess of the original transfer and any amounts transferred back to the Fixed Interest Account more than 12 months after the first transfer will be treated as a new deposit to the Fixed Interest Account and will earn the current interest rate for new deposits.

G.4333-8                              10

[9.]HOW DO FEDERAL INCOME TAX RULES AFFECT MY CERTIFICATE?

     These rules affect your certificate in several ways:

     (a) Deposits which are not included in your gross income are, of course, not currently taxable. The earnings on these deposits are also tax-deferred, as are the earnings on after tax deposits.

          Employer deposits and the earnings credited to those deposits cannot be withdrawn until you attain age 59 1/2, retire, terminate employment, become disabled as defined in Code Section 72(m)(7), or die. We are required by the Code to prohibit these withdrawals, except as follows. If you suffer unforeseen financial hardship, you may become eligible to withdraw employer deposits and earnings on them. To the extent Federal income tax rules permit, we will not restrict transfers on a non-taxable basis to other 403(a) contracts or accounts.

     (b) You must start to receive your account balance no later than April 1 of the calendar year following the calendar year in which you reach age 70 1/2. [If you are a participant in a government or church sponsored plan, you do not have to start to receive your account balance until the later of the above 70 1/2 rule or April 1 of the calendar year following the calendar year in which you retire.] Payment must be in a lump-sum or over a period not exceeding: (i) your lifetime; (ii) your life expectancy; (iii) the joint lifetimes of you and your beneficiary; or (iv) the joint life expectancy of you and your beneficiary. If your beneficiary is not your spouse and has a longer life expectancy than you, Federal income tax rules may require payment over a shorter period than shown in (iii) and (iv) above. Withdrawals must be made in accordance with Code Section 401(a) (9) and the regulations thereunder, including Regulation 1.401(a)(9)-2. Any withdrawal or income option under this certificate which is inconsistent with Code Section 401(a)(9) is not valid.

     (c) [In order to preserve the status of your certificate as a 403 (a) annuity, we have the right to amend this certificate to make it comply with Federal income tax rules. We will notify you of any amendments and when required by law, we will obtain the approval of the appropriate regulatory authority.]

          We will refund all or part of your account balance, if necessary, to maintain your certificate as a 403(a) annuity. If we make such refunds or payments, we will adjust your account balance accordingly.

G.4333-8                              11

     (d) For distributions made after 1992, notwithstanding any provision of this certificate to the contrary that would otherwise limit an election under this provision, you (or your surviving spouse or former spouse who is an alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code), hereinafter referred to as distributee, may elect at the time and in the manner prescribed by MetLife as payor [and, if applicable, the Plan Administrator] to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan you specify in a direct rollover. A direct rollover is a payment under this certificate to the eligible retirement plan specified by the distributee. An eligible rollover distribution from this certificate is the taxable portion of any distribution to you, except that an eligible rollover distribution does not include the following: (a) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy of the distributee or the joint lives or joint life expectancies) of the distributee and his or her designated beneficiary; (b) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) for a specified period of 10 years or more; (c) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; or (d) the portion of any distribution that is not includible in gross income. An eligible retirement plan is an individual retirement account as described in
          Section 408(a) of the Code, an individual retirement annuity as described in Section 408(b) of the Code, an annuity plan described in
          Section 403(a) of the Code, that accepts your eligible rollover distribution. However, in the case of an eligible rollover distribution to your surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

[10.]MAY I ASSIGN THIS CERTIFICATE, OR USE IT AS COLLATERAL FOR A LOAN?

     No. In order to qualify as a 403(a) annuity, your certificate is not transferable. Your certificate may not be sold, assigned, discounted or pledged as collateral for a loan. [You are permitted to borrow amounts from your Fixed Interest Account balance within specified limits as described below (see item [12]).]

[11. WHAT SPECIAL RULES APPLY IF DEPOSITS TO MY CERTIFICATE ARE MADE UNDER A
     403(A) PLAN SUBJECT TO ERISA?

     If deposits to your certificate have been made under a 403(a) plan subject to the Employee Retirement Income

G.4333-8                              12

     Security Act (ERISA) and if you have a spouse, the income payments, withdrawal provisions, methods of payment of the death benefit [, and loans under this certificate] are subject to your spouse's rights as described below. In these circumstances, benefits under the certificate are provided in accordance with the applicable consent, present value, and other requirements of Code Sections 401(a)11 and 417 applicable to your plan. The cover page shows whether the plan is subject to ERISA, based on what your employer has told us.

     If you have a spouse, your spouse must give qualified consent whenever you elect to:

     a. choose income payments other than on a qualified joint and survivor basis (one under which we pay you for your life and then make payments reduced by no more than 50% to your spouse for his or her remaining life, if any);
     b.   make a withdrawal;
     [c.  take a loan under this certificate;]
     [d]. designate a beneficiary other than the spouse for more than 50% of the death benefit.

     A qualified consent must be in writing, dated, signed by your spouse, and witnessed by a notary public and in a form satisfactory to us. A qualified consent must be executed where you have elected not to receive the income payments in the form of a qualified joint and survivor annuity, to designate a beneficiary other than your spouse for more than 50% of the death benefit, to take a withdrawal from the certificate[, or to take a loan under the certificate]. The consent of your spouse must be in writing, dated, signed by your spouse, witnessed by a notary public and in a form satisfactory to us. Such consent, once made, is irrevocable. Except for designations of beneficiary for death benefit purposes, such consent must be executed during the 90 day period ending with the date income payments are to commence, the withdrawal is to be made [, or the loan is to be made,] as the case may be. A qualified consent may not be given to beneficiary designations or changes for death benefit purposes until [the beginning of the Plan Year in which you attain age 35] or terminate employment with the employer then making deposits to this certificate, whichever comes first. There is no limit to the number of your elections as long as a qualified consent is given each time.

     The consent of your spouse will not be required if you, your estate representative, or your beneficiary establishes that it cannot be obtained because there is no spouse, or because the spouse cannot be located.]

[12. MAY I BORROW MONEY UNDER MY CERTIFICATE?

     Yes, [subject to the approval of the Administrator,] from the Fixed Interest Account balance only. The amount that is

G.4333-8                              13
     available for you to borrow will be determined based on your entire 403(a) account balance as described below. Loans are only available before income payments begin. How much you can borrow, how quickly you must repay it and various other restrictions are subject to Federal income tax [and ERISA] requirements, which may change from time to time. Our loan application will tell you about the restrictions that apply at the time you apply for a loan. Loans will not be allowed for terms of less than one year or more than five years (15 years for the purchase of a principal residence).

     [If your Plan is subject to ERISA, the total amount of loans outstanding at any time may not exceed the lesser of $50,000 (reduced by the highest outstanding loan balance of all loans from all plans of the employer during the 1 year period ending on the day before the date of the loan) or 40% of your account balance. We do not permit loans under $1,000. If you are married, a qualified consent by your spouse (as described in item [9]) must be provided.]

     [We will charge you interest on the amount you borrow at an adjustable loan interest rate based on Moody's Corporate Bond Index Average ("Moody's") . The adjustable loan interest rate will be declared each calendar quarter (January 1, April 1, etc.), based on Moody's, determined as of two months prior to the effective date of the declared loan interest rate. For example, the quarterly loan interest rate declared for April 1, 1994 will be based on Moody's rate for January 1994, determined as of February 1, 1994.]

     [[The initial loan interest rate will remain in effect for the twelve month period ending on the anniversary date of your loan. The rate is subject to adjustment annually as of the anniversary date of the loan.] Your existing loan interest rate will change whenever the difference between your existing rate and the new loan interest rate in effect on that anniversary is equal to or more than 1/2 percent. The adjusted loan interest rate applicable for the following year will never exceed the higher of: (a) the Moody's rate as determined above, and (b) the current annualized interest rate used to determine the cash value of this contract plus one percent. Where permitted, a non-refundable loan application fee may be charged for each loan application. The amount of this fee, if any, is shown on the cover page.]

     When we make your loan, your certificate's account balance will not be reduced. Instead, the portion of your Fixed Interest Account balance (determined on a first-in, first-out basis) from deposits first and then interest on such deposits equal to the outstanding loan will no longer earn the declared interest rates, but instead will earn [2%] less than the rate we charge on the loan. Also, withdrawals and transfers will be restricted as described in item [5] above.

G.4333-8                              14

     The loan must be repaid at least [quarterly] in substantially level payments of principal and interest.

     [If you fail to pay a loan repayment when it is due and the terms of the ERISA Plan require that your entire outstanding loan balance be considered in default, then we will treat your entire outstanding loan balance as a taxable distribution to you for the calendar year during which a default occurs. We will withdraw the defaulted loan amount from your account balance without withdrawal charge (including any accrued and unpaid interest to the date of withdrawal), to the extent permitted by Federal income tax and Department of Labor rules. If we cannot withdraw the defaulted loan amount because of Code restrictions, the loan amount will continue to accrue additional interest until the withdrawal can be made. Such additional interest will be treated as a taxable distribution to you, and reported for the calendar year during which such additional interest is charged.]

     Any default that is reported as a taxable distribution may be subject to an additional tax penalty for withdrawals before age 59 1/2.

     Notwithstanding anything in this certificate to the contrary, the terms of the loan are governed by Section 72(p) of the Code and any rules and regulations issued thereunder.

     Only [one] loan[s] may be outstanding on your certificate at any time, unless we agree to allow more than [one] loan[s].

     We reserve the right to delay allowing any loan for up to [six] months. We do not intend to do this except in an extreme emergency.]

[13.]ARE DIVIDENDS PAYABLE UNDER MY CERTIFICATE?

     No, your certificate is nonparticipating and does not share in any distribution of our surplus.

[14.]ARE ADMINISTRATIVE FEES DEDUCTED FROM MY CERTIFICATE?

     [Yes, at the end of each certificate year, we may deduct a $20 administrative fee from your Fixed Interest Account on a first-in, first-out" basis from deposits and then from earnings on such deposits, if the account balance is less than $10,000 and no deposits were received during the certificate year. If your Fixed Interest Account balance is less than $20 at the end of a certificate year, we will waive the fee. We will also waive any fee due when your certificate ends. No administrative fee applies to the Separate Account.

     We may change the date on which the administrative fee is

G.4333-8                                 15
     deducted to the certificate anniversary. If we do so, we will tell you in advance.]

[15. HOW CAN I GET INFORMATION ABOUT MY CERTIFICATE AND ITS VALUE?

     [At least twice each certificate year (except for the first certificate year), before income payments start, we will send you a statement with details on deposits, values, withdrawals, and other information about your certificate.]

     If you need information at other times, please tell us.

     Anytime you [or the Administrator] has to tell us something (e.g., to request additional information, to make transfers, to change your allocation for new deposits, to make withdrawals), you [or the Administrator] must send written notice to our designated office unless we have set up some other procedure, such as notice by telephone.

[16.]CAN METLIFE GUARANTEE ME AN INCOME FOR AS LONG AS I LIVE OR FOR A WIDE
     CHOICE OF OTHER PERIODS?

     Yes. You can receive income payments guaranteed for life on a monthly, quarterly, semiannual or annual basis. These payments may also be guaranteed for at least five years, but not beyond your life expectancy or the joint life expectancy if there is more than one payee.

     Other income plans which provide payments for a stated amount or a stated number of years are also available to the extent permitted by Federal income tax rules. The amount of each payment under an income plan must be at least [$50].

     You may begin receiving income payments at any date you choose after the certificate date if you tell us at least 30 days in advance (subject to the provisions of item [9] and [11]). We will send you information and the necessary forms to sign, upon receipt of your request at our designated office. Once income payments start, you will not be able to make cash withdrawals or change the choice of income plan.

     [We will automatically send you information about income plans when you attain age 70. If you do not choose an income plan, make a full cash withdrawal, or start to receive partial withdrawals in a manner that satisfies the Code by April 1 following the calendar year you attain age 70 1/2, we will automatically start income payments on that date, for your lifetime with a guarantee that payments will be made for at least 10 years.] [If you are a participant in a government or church sponsored plan and if you ask us to do so, we will delay any of these options until the April 1 following the calendar year after you have retired.]

     If your date of birth is not correct on the application for

G.4333-8                              16
     your certificate, we will adjust the income payments to agree with your correct age. If we have already made any payments that were wrong, we will increase or decrease future payments to pay or recover the difference, plus interest at [6%]. We may require that you provide proof of age when income payments are to start. We may also require proof that you are still alive on the due date of each income payment.

[17.]WHAT HAPPENS IF I DIE BEFORE INCOME PAYMENTS START?

     After we receive proof of death and a properly completed claim form, we will pay the death benefit (as of the date of settlement) to your beneficiary or permit him or her to select one of our available income plans. If you name no beneficiary (or none is alive when you die), we will pay the contingent beneficiary.

     If you name no contingent beneficiary (or none is alive when you die), we will pay your estate. If your estate or other non-natural person becomes entitled to payment, we will pay the entire death benefit in a lump sum to such person. Payment to more than one beneficiary or more than one contingent beneficiary will be in equal shares, unless you specify otherwise.

     The entire death benefit under this certificate must be distributed in a single sum by no later than the end of the calendar year which includes the fifth anniversary of your death. If, however, your beneficiary is a natural person, your beneficiary may choose an income plan for life or for a period of years not more than his or her life expectancy. The income payments must begin by the end of the calendar year following your death. If Treasury Regulations allow, we may permit our payments to start later.

     If your beneficiary is your spouse, then your spouse may continue your certificate as participant until the end of the calendar year that you would have reached age 70 1/2. Your spouse cannot make any deposits to the certificate.

     After payments start, we may require proof that the payee is alive on the due date of each income payment.

     The death benefit is the greatest of:

     a. The entire account balance [less any outstanding loan balance] as of the date we receive proof of death and a properly completed claim form (no withdrawal charge will apply [and no administrative fee will be deducted)], or
     b. The total deposits less [any outstanding loan balance and] any partial withdrawals, or
     c. The highest account balance as of the end of the calendar year in which any prior quinquennial (5th,

G.4333-8                              17

          10th, 15th, etc.) certificate anniversary occurs, less any later partial withdrawals, charges [and outstanding loan balance] .

[18.]WHAT HAPPENS IF I DIE AFTER INCOME PAYMENTS START?

     After we receive proof of death and a properly completed claim form, income payments will continue to your beneficiary (even if the beneficiary is your spouse) for the balance of the guaranteed period, if any, for the income plan you chose. If the guaranteed period has already ended, no further payments will be made. If your estate (or other non-natural person) becomes entitled to payment, we will pay the value of any remaining payments, computed as of the date of death using the interest rate we use to set those payments, in a lump-sum to such entity.

[19.]WHO IS MY BENEFICIARY AND MAY I CHANGE MY BENEFICIARY?

     Your beneficiary is the person or persons you name to receive benefits in the event of your death. You may name a contingent beneficiary who would become the beneficiary if all the beneficiaries die before you do. If no beneficiaries or contingent beneficiaries are named, or if none is alive at your death, we will pay any benefits to your estate. [If item [11] applies, and if the consent of your spouse is required, your surviving spouse will be your beneficiary for half of the death benefit unless he or she has given qualified consent otherwise and the remaining half will be paid under the first three sentences of this item [19]].

     You may change your beneficiary or contingent beneficiary at any time before income payments start. Ask us for our "Change of Beneficiary" form. The change will take effect as of the date you signed the form, but no change will bind us until it is recorded at our designated office.

     After income payments start, you may change the beneficiary for any future guaranteed income payments. If the payment is being made over two lifetimes and the other person survives you, he or she can change the beneficiary. The name of any person over whose life payment is being made cannot be changed.

[20.]HOW ARE INCOME PAYMENTS THAT ARE GUARANTEED FOR LIFE CALCULATED?

     Life income payments are calculated as shown on page [20]. As required by law, this shows the lowest payments that we could ever make--we expect our actual payments to be higher.

     Actual payments will not be less than those we would provide to a person in the same class under a single payment immediate annuity bought with an equal amount at the time

G.4333-8                              18
     annuity payments start.

[21.]CAN I ARRANGE FOR A SPECIFIC INCOME PLAN FOR MY BENEFICIARY TO TAKE
     EFFECT AFTER I DIE?

     Yes. You can choose an income plan for your beneficiary which we will honor at your death, unless you are already receiving income payments at that time.

[22. CAN I MAKE TAX FREE TRANSFERS FROM OTHER METLIFE 403(A) CONTRACTS OR
     CERTIFICATES I OWN TO THIS CERTIFICATE?

     Yes, if both you and we agree. If agreed to and you do make a tax-free transfer, we will, for purposes of certificate withdrawal charges, credit your deposits with the time you held them under our other contracts and certificates prior to the time they were transferred.]

[23.]DOES MY CERTIFICATE CONTAIN ALL THE PROVISIONS THAT MAKE UP MY ENTIRE
     CONTRACT WITH METLIFE?

     Yes, your certificate and any riders and endorsements included in it make up your entire contract with us. We will never contest the validity of this certificate. Changes in its provisions may only be made in writing by our President, Secretary, or a Vice-President. No provision may be waived or changed by any of our other employees, representatives or agents. Nothing in the group contract under which this certificate was issued takes away or reduces any of your rights under this certificate or under any law that applies to it.

G.4333-8                              19

                                TABLE OF VALUES
                    Minimum Fixed Interest Account Balance
                                   AGE [45]
          For a Certificate without any partial withdrawals [or outstanding loans]
 [Basis: $1,000 annual deposit allocated to the Fixed Interest Account at the beginning of each year.
                Values are not proportional for other deposits.

                              TABLE A                         TABLE B
      End of           Minimum        Guaranteed             Guaranteed
     Certificate       Account     Minimum Account         Minimum Monthly
      Year             Balance        Withdrawal         Income At Age [70]
                                       Value                 UniseX
     [1             $ 1,030.00        $ 1,000.00              $  6.97
      2             $ 2,090.90        $ 2,000.00              $ 17.36
      3             $ 3,183.63        $ 3,003.63              $ 27.45
      4             $ 4,309.14        $ 4,089.14              $ 37.24
      5             $ 5,468.41        $ 5,218.41              $ 46.74
      6             $ 6,662.46        $ 6,392.46              $ 55.97
      7             $ 7,892.34        $ 7,612.34              $ 64.93
      8             $ 9,159.11        $ 8,879.11              $ 73.63
      9             $10,463.88        $10,183.88              $ 82.08
      10            $11,807.80        $11,527.80              $ 90.28
      11            $13,192.03        $12,912.03              $ 98.24
      12            $14,617.79        $14,337.79              $105.97
      13            $16,086.32        $15,806.32              $113.47
      14            $17,598.91        $17,318.91              $120.76
      15            $19,156.88        $18,876.88              $127.83
      16            $20,761.59        $20,481.59              $134.70
      17            $22,414.44        $22,134.44              $141.37
      18            $24,116.87        $23,836.87              $147.84
      19            $25,870.37        $25,590.37              $154.12
      20            $27,676.49        $27,396.49              $160.23
     AGE 60         $19,156.88        $18,876.88              $127.83
     AGE 65         $27,676.49        $27,396.49              $160.23
     AGE 70         $37,553.04        $37,273.04              $188.17]

The guaranteed minimum interest rate used to determine the values shown above is [3%]. Values during the year will include interest for the completed part of the year.

The guaranteed minimum account withdrawal values shown above equal the comparable minimum account balances minus a withdrawal charge. The withdrawal charge does not exceed 7% and does not apply to any deposit after [seven] years from our receipt of the deposit. [A [$20] administrative fee has been deducted from the values in Table A as of the end of each certificate year.]

Certificate values will never be less than the minimum benefits required by the law of the state where this certificate is delivered. On request we will provide the method of computation and values for years not shown.

[The guaranteed monthly income in Table B is the minimum amount we would pay over your lifetime with a guaranteed payment period of 10 years, if you make no deposits after the year shown and you begin payments at that age. This and other income plans that you may choose are described in item [16). To compute minimum payments we use an interest rate of 3% and the 1983 Individual Mortality Table a (Metropolitan Adjusted).] ]

G.4333-8                              20

                                     INDEX

          Subject                            Q&A #(s)                 Page (s)
          -------                            ---------                --------
Administrative Fees                                [14                      15
Assignment                                          10                      12
Beneficiary                                         19                      18
[Cancellation]                                       4                       3
Computation of Values                               20                      18
Contract and Authority                              23                      19
Death Benefit                                   17, 18                      17, 18
Definitions                                          1                      1
Deposits                                          3, 5                      2, 3
Dividends                                           13                      15
[ERISA Plans                                        11                      12]
Fixed Interest Account                               6                       7
Income Payments                                 16, 21                      16, 19
Information We Give You                             15                      16
[Loans                                              12                      13]
[Plan Restrictions                                   2                      2]
Separate Account and Investment Divisions            7                      8
Tax Rules                                            9                      10
[Transfers                                           8                      10]
Transfer from Other MetLife Contracts               22                      19
Withdrawals                                          5                      3]



                                     NOTICE

When you write to us, please give us your name, address and certificate number.

Please notify us promptly of any address changes. We will write to you at your last known address.

[Checks, drafts or money orders must be drawn to the order of MetLife.] All payments must be made in U.S. currency.

                    PLEASE READ THIS CERTIFICATE CAREFULLY

                       [MULTIFUNDED ANNUITY CERTIFICATE]

ALL VALUES PROVIDED BY THIS CERTIFICATE WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT.

G.4333-8                              21

                                                                 EXHIBIT 4(o)(i)



                                        Filed with Post-Effective Amendment No.
                                        15 to this Registration Statement on
                                        Form N-4 on April 8, 1993.

                        (LOGO OF METLIFE APPEARS HERE)

                      METROPOLITAN LIFE INSURANCE COMPANY
               (A Mutual Company Incorporated in New York State)
               One Madison Avenue--New York, New York 10010-3690

                        MULTIFUNDED ANNUITY CERTIFICATE

This certificate is a tax-deferred annuity under Section 403(a) of the Internal Revenue Code. It is a legal contract between you and MetLife that contains your benefits and rights and your beneficiary's rights in an easy to read Question and Answer format. Please read this certificate carefully.

--------------------------------------------------------------------------------
  CERTIFICATE DATE

  PARTICIPANT'S NAME

  PLAN

  CERTIFICATE NUMBER

  PARTICIPATING                              No (See item 11)
--------------------------------------------------------------------------------

ALL VALUES PROVIDED BY THIS CERTIFICATE WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT. AVAILABLE SEPARATE ACCOUNT INVESTMENT DIVISIONS AS OF THE CERTIFICATE DATE ARE: THE METROPOLITAN STOCK INDEX DIVISION; THE FIDELITY GROWTH, OVERSEAS, EQUITY-INCOME, INVESTMENT GRADE BOND, MONEY MARKET AND ASSET MANAGER DIVISIONS; AND THE CALVERT SOCIALLY RESPONSIBLE AND ARIEL DIVISIONS. A DESCRIPTION OF EACH OF THESE DIVISIONS IS INCLUDED IN THE PROSPECTUS.

                            10-DAY RIGHT TO EXAMINE
You may return your certificate to us at our designated office or to the person through whom you purchased it within 10 days of the date you receive it. If you return it within the 10 day period, the certificate will be canceled from the Certificate Date. We will return any deposits received on your behalf.



/s/ Nicholas D. Latrenta           /s/ Robert G. Schwartz
Nicholas D. Latrenta               Robert G. Schwartz
Vice-President and Secretary       Chairman of the Board, President and Chief
                                   Executive Officer

                                  Cover Page

Form G.4333-2 (403(a) FFA)

1.   WHAT DO THE BASIC TERMS OF MY CERTIFICATE MEAN?

     "Account Balance" is the entire amount we hold under this certificate for you.

     "Administrator" is your employer or the Plan Administrator of the Plan.

     "Certificate Year" for the first year is measured from the certificate date and continues until the last day of the month in which the anniversary of the certificate date occurs. Each new certificate year begins on the first day of the next month. For example, if the issue date is May 15, 1995 and the first certificate year ends May 31, 1996, the second certificate year begins June 1, 1996. The certificate anniversary will be May 15th.

     "Code" means the Internal Revenue Code.

     "Deposit" refers to money received in your certificate whether sent by your employer or under a transfer.

     "Deposit Year" for any deposit, for the first year, is measured from the date we receive it in our designated office and continues until the last day of the month in which the anniversary of such receipt occurs. Each new deposit year begins on the first day of the next month (this works much like certificate years, except that deposit years are determined separately for each deposit).

     "Designated Office" is the administrative office servicing your certificate. It is currently the Pension and Savings Center, Metropolitan Life Insurance Company, 1331 17th Street, Denver, Colorado 80202. If we change it, we will tell you.

     "Funding Options" refer to the Metropolitan Series Fund, Inc., the Calvert Socially Responsible Series, the Calvert Ariel Appreciation Portfolio II, and Fidelity's Variable Insurance Products Fund and Variable Insurance Products Fund II. All are either mutual funds or series of mutual funds used only for insurance and annuity contracts such as this one. The Metropolitan Series Fund and Fidelity's Variable Insurance Products Fund and Variable Insurance Products Fund II are divided into portfolios, each of which has its own investment objectives.

     "Investment Divisions" are part of the Separate Account. Each division invests in a corresponding portfolio or series of the Funding Options, rather than investing directly in stocks, bonds or other investments. Thus, the investment experience of each division will generally be the same as that of the corresponding portfolio or series, reduced by charges under this certificate for services and benefits we provide. The cover page shows the available divisions. We will tell you about any changes.

     "We", "Us", "Our" and "MetLife" refer to Metropolitan Life Insurance
     Company.

Form G.4333-2 (403(a) FFA)             1

     "You", "Your", "Me", "My" or "I" refer to the participant. Your rights under this certificate are nonforfeitable, i.e., your rights cannot be taken away.

2.   CAN THE PLAN AFFECT THE PROVISIONS OF THIS CERTIFICATE?

     Yes. Since your deposits are made under the Plan, all or some of your rights as described in this certificate are subject to the terms of the Plan. You should consult the terms of the Plan document to determine whether there are any Plan provisions which may limit or affect your rights under this certificate. Such rights, for example, may relate to deposits, withdrawals, transfers, the death benefit and income plan options. For example, if part of your account balance represents non-vested employer contributions, you may not be permitted to withdraw these amounts. We may rely on the statements of the Administrator as to the terms of the Plan. We will not be responsible for determining what your Plan says.

3. HOW ARE DEPOSITS ALLOCATED AND HOW MUCH MONEY CAN BE DEPOSITED UNDER MY CERTIFICATE?

     Annuity deposits may be made at any time while you are alive before the date income payments begin and provided they are submitted by the Administrator. We will accept deposits which are not included in your gross income under the Code, as well as after-tax deposits. All deposits should be sent to our Designated Office. Section 415 of the Code limits the annual aggregate amounts that may be deposited in 403(a) certificates. The deposits permitted under this certificate and under all other certificates you have with your employer may not exceed these limitations or the limitations in Sections 402(g) and 457(c)(1) of the Code.

     You choose how deposits are allocated among the Fixed Interest Account and the investment divisions of the Separate Account. You may change your allocation for new deposits by telling us. The change will be made upon receipt, unless you specify a later date, which may be up to 30 days after we receive the request. Allocations must be in whole number percentages (e.g., 33 1/3% cannot be chosen).

     The lifetime maximum for all deposits is $500,000. We may either return amounts which are above this limit or agree to take them. We may change the maximum by telling you in writing at least 90 days in advance.

     We will not accept any deposits under this certificate while you are withdrawing money under a systematic withdrawal (described below), or after a withdrawal has been made based on retirement or separation from service under item 5(v) below.

Form G.4333-2 (403(a) FFA)             2

4.   CAN MY CERTIFICATE BE CANCELED?

     If we do not receive deposits under your certificate for over 36 consecutive months and the account balance is less than $2,000, we may, if permitted by law, cancel your certificate by paying the full withdrawal value as if you and the Administrator had asked for a full cash withdrawal.

5.   CAN I OR THE ADMINISTRATOR MAKE WITHDRAWALS?

     Yes. However, restrictions may apply as discussed in item 9.

     If the Administrator tells us that it is necessary to apply the terms of the Plan, any withdrawal will require a statement from the Administrator verifying the amounts that you may withdraw ("verified amounts"). if the Administrator tells us to remove amounts from your account balance and tells us that such amounts are not verified amounts, we will do so.

     To request a withdrawal, either you or the Administrator may contact our designated office. Any withdrawal request must be on a form acceptable to us and signed by either you or the Administrator and must clearly state the account (and investment division, if any) from which the withdrawal is to be made. The minimum withdrawal is $500 or your entire verified amounts in an account or division balance, if less.

     If either you or the Administrator makes a partial withdrawal from the Fixed Interest Account, we will first withdraw any amounts from those verified amounts that are deposits, and will then withdraw other amounts from any verified amounts that are earnings on such deposits, in each case on a "first-in, first-out" (FIFO) basis. To determine from what amounts a withdrawal is taken for tax purposes, we will apply tax rules which may be different.

     A full withdrawal of verified amounts from the Fixed Interest Account may be made if you tell us of your intention to make a full withdrawal and your verified amount in the Fixed interest Account is paid annually over four years ("systematic withdrawal") as follows:

     (a) 20% of your verified amounts in the Fixed interest Account upon receipt of the request (reduced by any partial withdrawal from your verified amounts in the Fixed interest Account made in the same certificate year);

     (b) 25% of your then current verified amounts in the Fixed Interest Account one year later;

     (c) 33 1/3% of your then current verified amounts in the Fixed Interest Account two years later;

     (d) 50% of your then current verified amounts in the Fixed Interest Account three years later; and

     (e) the remainder of your verified amounts in the Fixed Interest Account four years later.

     The remaining withdrawal may be canceled at any time, but if this is done any

Form G.4333-2 (403(a) FFA)             3
     new systematic withdrawal would be paid over a new four year period. Neither you nor the Administrator may make any other withdrawals after a systematic withdrawal has been requested unless the remaining systematic withdrawal is canceled.

     No full withdrawals from the Fixed Interest Account may be made other than under a systematic withdrawal or pursuant to (i) to (v) below. There are no restrictions on withdrawals from any investment division.

     Partial withdrawals from the Fixed Interest Account may be made to the extent of 20% of your verified amounts in the Fixed Interest Account, in any certificate year. For example, assume your verified amounts in the Fixed Interest Account are $20,000, and that no prior withdrawals during the certificate year have been made. You now ask for a withdrawal of $2,000 from your Fixed Interest Account (or 10% of the verified amounts in the Fixed Interest Account balance). This entire amount may be withdrawn. If you then ask for another withdrawal in the same certificate year and at that time your verified amounts in the Fixed Interest Account are $19,000, the maximum additional amount that may be withdrawn is $1,900 (i.e., 10% of your verified amounts in the Fixed Interest Account balance) for a total of 20% of verified amounts in the your Fixed Interest Account balance withdrawn during the certificate year.

     Withdrawals from the Fixed Interest Account other than to make a systematic withdrawal or for the 20% per certificate year exemption as described above are allowed only under the following circumstances:

     (i) A full withdrawal of verified amounts made while you are disabled (as defined in Code Section 72(m)(7)).

     (ii) Any withdrawal that is required to avoid Federal income tax penalties or to satisfy Federal income tax rules.

     (iii)  Any withdrawal made under item 15 after your death.

     (iv) Any withdrawal made to provide income payments for life, or for a period of five years or more if the payments cannot be accelerated.

     (v) Any full withdrawal of your account balance because of separation from service or because of retirement pursuant to the Plan's written provisions (if retirement is not defined pursuant to the Plan's written provisions, retirement is the later of age 55 and 10 years of uninterrupted participation under this certificate if you are no longer employed.

     Proof of these circumstances satisfactory to us must be given to us if we ask for it.

     As required by law we have the right to delay paying any cash withdrawals from the Fixed Interest Account for up to six months. We do not intend to do this except in an extreme emergency. We would, of course, credit interest during any delay.

Form G.4333-2 (403(a) FFA)             4

6.   WHAT IS THE FIXED INTEREST ACCOUNT AND HOW IS INTEREST CREDITED TO IT?

     The Fixed Interest Account guarantees both your principal and your interest without regard to any investment results. The interest rates are set in advance and are "locked-in" without regard to changing economic conditions.

     Interest on amounts allocated to the Fixed Interest Account will be credited from the date they are received at our designated office or transferred from the Separate Account. Interest will be credited on amounts in the Fixed Interest Account until the earliest of: (a) payment by us on account of your death (or your spouse's if he or she continues the certificate), (b) the dates the amounts are withdrawn or transferred to the Separate Account, or (c) the date you start to receive income payments.

     Interest rates will be set by us from time to time. The declared rate in effect when an amount is added to the Fixed Interest Account will be credited on that amount from the date it is added until the last day of the certificate year in which it is added.

     Thereafter we will set interest rates for these amounts (and earnings on them) on or before the first day of each certificate year to be credited through the last day of such year.

     We may credit a different interest rate on transfers from other annuity contracts or custodial accounts than we do on other deposits and on transfers from the Separate Account. The rates for new deposits and transfers from the Separate Account may be different than the rates credited on amounts already in the Fixed Interest Account. None of our interest rates will ever be less than 3%.

     The interest rates we declare are "annual effective yields." The actual rates we use on a day-to-day basis are slightly lower, but, if the deposit is left in your certificate for a full year, it will grow by the full amount on the interest rate we declared, because we compound interest daily.

7.   WHAT IS THE SEPARATE ACCOUNT AND HOW DOES IT OPERATE?

     It is MetLife Separate Account E, an investment account we maintain separate from our other assets.

     We own the assets in the Separate Account. The Separate Account will not be charged with liabilities that arise from any other business that we conduct. We will add amounts to the Separate Account from other contracts of ours.

     The Separate Account is divided into investment divisions, each of which buys shares in a corresponding portfolio or series of the Funding Options. Thus, the Separate Account does not invest directly in stocks, bonds, etc., but leaves such investments to the Funding Options to make. The Funding Options combine assets from the Separate Account as well as other separate accounts

Form G.4333-2 (403(a) FFA)             5
     of ours, our affiliates and other insurance companies.

     We keep track of each investment division of the Separate Account separately using accumulation units. When you put money into an investment division, we give you accumulation units. When you take money out of the investment division, we reduce the number of your accumulation units. In either case, the number of accumulation units you gain or lose is determined by taking the dollar amount of the deposit, transfer or withdrawal and dividing it by the value of an accumulation unit at the time of the transaction. Thus, if you transfer in $5,000, and the value of an accumulation unit is $100, you will get 50 accumulation units.

     Initially, we set the value of each accumulation unit. At the end of each valuation period, we then revise it by taking the net asset value of a share in the applicable Funding Options portfolio or series at the end of the valuation period, add any Funding Options dividend or capital gain distribution during the valuation period, subtract any per share charge for taxes and reserves for taxes, and divide this total by the net asset value of a share of the same portfolio or series at the start of the valuation period. Then we subtract a charge not to exceed .000025905 per day (an effective annual rate of .95%) for administrative expenses and mortality and expense risks we assume under the certificate. This calculation results in a factor that we multiply the previous accumulation unit value by in order to determine the new accumulation unit value.

     A valuation period is the period between one calculation of an accumulation unit value and the next calculation. Normally, we calculate accumulation units once each day the New York Stock Exchange is open for trading, but we can delay this determination if an emergency exists, making valuation of assets in the Separate Account not reasonably practicable, or the Securities and Exchange Commission permits such deferral. We may change when we calculate the accumulation unit value by giving you 30 days notice, to the extent permitted by law.

     Deposits to the Separate Account will be credited as of the end of the valuation period during which we receive them at our designated office. Additions to or withdrawals from an investment division may only be made as of the end of a valuation period.

     We may make certain changes to the Separate Account if we think they would best serve the interests of participants in or owners of similar contracts or would be appropriate in carrying out the purposes of such contracts. Any changes will be made only to the extent and in the manner permitted by applicable laws. Also, when required by law, we will obtain your approval of the changes and approval from any appropriate regulatory authority.

     Examples of the changes to the Separate Account that we may make include:

Form G.4333-2 (403(a) FFA)             6

     o To transfer any assets in an investment division to another investment division, or to one or more other separate accounts, or to our general account; or to add, combine, or remove investment divisions in the Separate Account.

     o To substitute, for the Funding Options shares held in any mutual fund or portfolio, the shares of another class of the Metropolitan Series Fund, Inc. or the shares of another funding option or any other investment permitted by law.

     If any changes result in material change in the underlying investments of an investment division to which an amount is allocated under the certificate, we will notify you of the change. You may then make a new choice of investment divisions.

8.   CAN MONEY BE TRANSFERRED WITHIN THIS CERTIFICATE?

     Yes. An unlimited number of transfers can be made between investment divisions of the Separate Account or from an investment division to the Fixed Interest Account. Transfers can also be made from the Fixed Interest Account to the Separate Account. However, only one transfer per certificate year can be made from the Fixed Interest Account to the Separate Account and only up to 20% of the Fixed Interest Account balance may be transferred. You can make a transfer by telling us.

     If you make a transfer from the Fixed Interest Account, we will determine which deposits and interest to take it from as if it was a withdrawal from the certificate except that we will treat all amounts as verified amounts. If you transfer money from the Fixed Interest Account to the Separate Account and then you transfer money from the Separate Account to the Fixed Interest Account within 12 months, this will be treated as a return of the same money (whether or not it really is). Thus, after the transfer into the Fixed Interest Account, it will earn the same interest rate that it would have been earning had neither transfer ever taken place. Any amounts in excess of the original transfer and any amounts transferred back to the Fixed Interest Account more than 12 months after the first transfer will be treated as a new deposit to the Fixed Interest Account and will earn the current interest rate for new deposits.

9.   HOW DO FEDERAL INCOME TAX RULES AFFECT MY CERTIFICATE?

     These rules affect your certificate in several ways:

     (a) Deposits which are not included in your gross income are, of course, not currently taxable. The earnings on these deposits is also tax-deferred, as are the earnings on after tax deposits.

          Employer deposits and the earnings credited to those deposits cannot be withdrawn until you attain age 59 1/2, retire, terminate employment,

Form G.4333-2 (403(a) FFA)             7
          become disabled as defined in Code Section 72(m)(7), or die. We are required by the Code to prohibit these withdrawals, except as follows. If you suffer unforeseen financial hardship, you may become eligible to withdraw employer deposits and earnings on them. To the extent Federal income tax rules permit we will not restrict transfers on a non-taxable basis to other 403(a) contracts or accounts.

     (b) You must start to receive your account balance no later than April 1 of the calendar year following the calendar year in which you reach age 70 1/2. Payment must be in a lump-sum or over a period not exceeding: (i) your lifetime; (ii) your life expectancy; (iii) the joint lifetimes of you and your beneficiary; or (iv) the joint life expectancy of you and your beneficiary. If your beneficiary is not your spouse and has a longer life expectancy than you, Federal income tax rules may require payment over a shorter period than shown in
          (iii) and (iv) above. Withdrawals must be made in accordance with Code
          Section 401(a)(9) and the regulations thereunder, including
          Regulation 1.401 (a)(9)-2. Any withdrawal or income option under this certificate which is inconsistent with Code Section 401(a)(9) rules and the regulations thereunder, or other Federal income tax rules is not valid.

     (c) In order to preserve the status of your certificate as a 403(a) annuity, we have the right to amend this certificate to make it comply with Federal income tax rules. We will notify you of any amendments and, when required by law, we will obtain the approval of the appropriate regulatory authority.

          We will refund all or part of your account balance, if necessary, to maintain your certificate as a 403(a) annuity. If we make such refunds or payments, we will adjust your account balance accordingly.

10.  MAY I ASSIGN THIS CERTIFICATE, OR USE IT AS COLLATERAL FOR A LOAN?

     No. In order to qualify as a 403(a) annuity, your certificate is not transferable. Your certificate may not be sold, assigned, discounted or pledged as collateral for a loan.

11.  ARE DIVIDENDS PAYABLE UNDER MY CERTIFICATE?

     No, your certificate is nonparticipating and does not share in any distribution of our surplus.

12.  ARE ADMINISTRATIVE FEES DEDUCTED FROM MY CERTIFICATE?

     No. We charge no administrative fees.

Form G.4333-2 (403(a) FFA)             8

13.  HOW CAN I GET INFORMATION ABOUT MY CERTIFICATE AND ITS VALUE?

     At least twice each certificate year (except for the first certificate year), before income payments start, we will send you a statement with details on deposits, values, withdrawals, and other information about your certificate. If you need information at other times, please tell us.

     Any time you have to tell us something (e.g., to request additional information, to make transfers, to change your allocation for new deposits, to make withdrawals), you must send written notice to our designated office unless we have set up some other procedure, such as notice by telephone.

14. CAN METLIFE GUARANTEE ME AN INCOME FOR AS LONG AS I LIVE OR FOR A WIDE CHOICE OF OTHER PERIODS?

     Yes. You can receive income payments guaranteed for life on a monthly, quarterly, semiannual or annual basis. These payments may also be guaranteed for at least five years, but not beyond your life expectancy or the joint life expectancy if there is more than one payee.

     Other income plans which provide payments for a stated amount or a stated number of years are also available to the extent permitted by Federal income tax rules. The amount of each payment under an income plan must be at least $50.

     You may begin receiving income payments at any date you choose after the certificate date if you tell us at least 30 days in advance. We will send you information and the necessary forms to sign, upon receipt of your request at our designated office. Once income payments start, you will not be able to make cash withdrawals or change the choice of income plan.

     We will automatically send you information about income plans when you attain age 70. if you do not choose an income plan, make a full cash withdrawal, or start to receive partial withdrawals in a manner that satisfies the Code by April 1 following the calendar year you attain age 70 1/2, we will automatically start income payments on that date, for your lifetime with a guarantee that payments will be made for at least 10 years. If you are a participant in a government or church sponsored plan and if you ask us to do so, we will delay any of these options until you tell us that you have retired.

     If your date of birth is not correct on the application for your certificate, we will adjust the income payments to agree with your correct age. if we have already made any payments that were wrong, we will increase or decrease future payments to pay or recover the difference, plus interest at 6%. We may require that you provide proof of age when income payments are to start. We may also require proof that you are still alive on the due date of each income payment.

Form G.4333-2 (403(a) FFA)             9

15.  WHAT HAPPENS IF I DIE BEFORE INCOME PAYMENTS START?

     After we receive proof of death and a properly completed claim form we will pay the death benefit (as of the date of settlement) to your beneficiary or permit him or her to select one of our available income plans. If you name no beneficiary (or none is alive when you die), we will pay the contingent beneficiary.

     If you name no contingent beneficiary (or none is alive when you die), we will pay your estate. If your estate or other non-natural person becomes entitled to payment, we will pay the entire death benefit in a lump sum to such person. Payment to more than one beneficiary or more than one contingent beneficiary will be divided equally among them, unless you specify otherwise.

     The entire death benefit under this certificate must be distributed in a single sum by no later than the end of the calendar year which includes the fifth anniversary of your death. If, however, your beneficiary is a natural person, your beneficiary may choose an income plan for life or for a period of years not more than his or her life expectancy. The income payments must begin by the end of the calendar year following your death. If Treasury Regulations allow, we may permit our payments to start later.

     If your beneficiary is your spouse, then your spouse may continue your certificate as participant until the calendar year that you would have reached age 70 1/2. Your spouse cannot make any deposits to the certificate.

     After payments start, we may require proof that the payee is alive on the due date of each income payment.

     The death benefit is the greatest of:

     a. The entire account balance as of the date we receive proof of death and a properly completed claim form, or

     b.   The total deposits made less and any partial withdrawals, or

     c. The highest account balance as of the end of the calendar year in which any prior quinquennial (5th, 10th, 15th, etc.) certificate anniversary occurs, less any later partial withdrawals.

16.  WHAT HAPPENS IF I DIE AFTER INCOME PAYMENTS START?

     After we receive proof of death and a properly completed claim form, income payments will continue to your beneficiary (even if the beneficiary is your spouse) for the balance of the guaranteed period, if any, for the income plan you selected. If the guaranteed period has already ended, no further payments will be made. If your estate (or other non-natural person) becomes entitled to payment, we will pay the value of any remaining payments, computed as of the date of death using the interest rate we use to set those payments, in a lump-sum to such person.

Form G.4333-2 (403(a) FFA)             10

17.  WHO IS MY BENEFICIARY AND MAY I CHANGE MY BENEFICIARY?

     Your beneficiary is the person or persons you name to receive benefits in the event of your death. You may name a contingent beneficiary who would become the beneficiary if all the beneficiaries die before you do. If no beneficiaries or contingent beneficiaries are named, or if none is alive at your death, we will pay any benefits to your estate. If the consent of your spouse is required, your surviving spouse will be your beneficiary unless he or she has given qualified consent otherwise.

     You may change your beneficiary or contingent beneficiary at any time before income payments start. Ask us for our "Change of Beneficiary" form. The change will take effect as of the date you signed the form, but no change will bind us until it is recorded at our designated office.

     After income payments start, you may change the beneficiary for any future guaranteed income payments. If the payment is being made over two lifetimes and the other person survives you, he or she can change the beneficiary. The name of any person over whose life payment is being made cannot be changed.

18.  HOW ARE INCOME PAYMENTS THAT ARE GUARANTEED FOR LIFE CALCULATED?

     Life income payments are calculated as shown on page 12. As required by law this shows the lowest payments that we could ever make--we expect our actual payments to be higher. Actual payments will not be less than those we would provide to a person in the same class under a single payment immediate annuity bought with an equal amount at the time annuity payments start.

19. CAN I ARRANGE FOR A SPECIFIC INCOME PLAN FOR MY BENEFICIARY TO TAKE EFFECT AFTER I DIE?

     Yes. You can choose an income plan for your beneficiary which we will honor at your death, unless you are already receiving income payments at that time.

20.  DOES MY CERTIFICATE CONTAIN ALL THE PROVISIONS THAT AFFECT ME?

     Yes, your certificate and any riders and endorsements included in it make up your entire contract with us. We will never contest the validity of this certificate. Changes in its provisions may only be made in writing by our President, Secretary, or a Vice-President. No provision may be waived or changed by any of our other employees, representatives or agents. Nothing in the group contract under which this certificate was issued takes away or reduces any of your rights under this certificate or under any law that applies to it.

Form G.4333-2 (403(a) FFA)             11

                                TABLE OF VALUES
                    Minimum Fixed Interest Account Balance
                                    AGE 45
              For a Certificate without any partial withdrawals.
  Basis: $1,000 annual deposit allocated to the Fixed Interest Account at the beginning of each year.
                    Assumes no transfer or exchange deposit
                Values are not proportional for other deposits.

                             TABLE A                      TABLE B

       End of         Minimum      Maximum Account       Guaranteed
     Certificate      Account      Withdrawal Value    Minimum Monthly
        Year          Balance      Per Certificate     Income At Age 70
                                         Year              Unisex
         1          $ 1,030.00            $  206.00            $ 10.26
         2          $ 2,090.90            $  418.18            $ 20.22
         3          $ 3,183.63            $  636.73            $ 29.89
         4          $ 4,309.14            $  861.83            $ 39.28
         5          $ 5,468.41            $1,093.68            $ 48.40
         6          $ 6,662.46            $1,332.49            $ 57.25
         7          $ 7,892.34            $1,578.47            $ 65.84
         8          $ 9,159.11            $1,831.82            $ 74.18
         9          $10,463.88            $2,092.78            $ 82.28
        10          $11,807.80            $2,361.56            $ 90.14
        11          $13,192.03            $2,638.41            $ 97.78
        12          $14,617.79            $2,923.56            $105.19
        13          $16,086.32            $3,217.26            $112.38
        14          $17,598.91            $3,519.78            $119.37
        15          $19,156.88            $3,831.38            $126.15
        16          $20,761.59            $4,152.32            $132.74
        17          $22,414.44            $4,482.89            $139.13
        18          $24,116.87            $4,823.37            $145.34
        19          $25,870.37            $5,174.07            $151.36
        20          $27,676.49            $5,535.30            $157.21
       AGE 60       $19,156.88            $3,831.38            $126.15
       AGE 65       $27,676.49            $5,535.30            $157.21
       AGE 70       $37,553.04            $7,510.61            $184.01

The guaranteed minimum interest rate used to determine the values shown above is 3%. Values during the year will include interest for the completed part of the year.

The guaranteed maximum account withdrawal values shown above equal 20% of the comparable minimum account balances and, therefore, assume there have not been any partial withdrawals in any prior certificate year.

Certificate values will never be less than the minimum benefits required by the law of the state where this certificate is delivered. On request we will provide the method of computation and values for years not shown.

The guaranteed monthly income at age 70 is the minimum amount we would pay over your lifetime with a guaranteed payment period of 10 years, if you make no deposits after the year shown and you begin payments at age 70. This and other income plans that you may choose are described in item 14. To compute minimum payments we use an interest rate of 3% and the 1983 Individual Mortality Table a (Metropolitan Adjusted).

Form G.4333-2 (403(a) FFA)             12

                                     INDEX

           Subject                                Q&A #(s)    Page(s)
           -------                                --------    -------
Administrative Fees                                   12           8
Assignment                                            10           8
Beneficiary                                           17          11
Cancellation                                           4           3
Computation of Values                                 18          11
Contract and Authority                                20          11
Death Benefit                                     15, 16      10, 10
Definitions                                            1           1
Deposits                                               3           2
Dividends                                             11           8
Fixed Interest Account                                 6           5
Income Payments                                   14, 19       9, 11
Information We Give You                               13           9
Plan Provisions                                        2           2
Separate Account and Investment Divisions              7           5
Tax Rules                                              9           7
Transfers                                              8           7
Withdrawals                                            5           3


                                    NOTICE

When you write to us, please give us your name, address and certificate number.

Please notify us promptly of any address changes. We will write to you at your last known address.

Checks, drafts or money orders must be drawn to the order of METLIFE. All payments must be made in U.S. currency.


                        MULTIFUNDED ANNUITY CERTIFICATE

ALL VALUES PROVIDED BY THIS CERTIFICATE WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT.

                    PLEASE READ THIS CERTIFICATE CAREFULLY

Form G.4333-2 (403(a) FFA)             13

                        (LOGO OF METLIFE APPEARS HERE)

                      METROPOLITAN LIFE INSURANCE COMPANY
               (A Mutual Company Incorporated in New York State)
               One Madison Avenue--New York, New York 10010-3690

                        MULTIFUNDED ANNUITY CERTIFICATE

This certificate is a tax-deferred annuity under Section 403(a) of the Internal Revenue Code. It is a legal contract between you and MetLife that contains your benefits and rights and your beneficiary's rights in an easy to read Question and Answer format. Please read this certificate carefully.
--------------------------------------------------------------------------------
  CERTIFICATE DATE

  PARTICIPANT'S NAME

  PLAN

  CERTIFICATE NUMBER

  PARTICIPATING                              No (See item 12)
--------------------------------------------------------------------------------

ALL VALUES PROVIDED BY THIS CERTIFICATE WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT. AVAILABLE SEPARATE ACCOUNT INVESTMENT DIVISIONS AS OF THE CERTIFICATE DATE ARE: THE METROPOLITAN STOCK INDEX DIVISION; THE FIDELITY GROWTH, OVERSEAS, EQUITY-INCOME, INVESTMENT GRADE BOND, MONEY MARKET AND ASSET MANAGER DIVISIONS; AND THE CALVERT SOCIALLY RESPONSIBLE AND ARIEL DIVISIONS. A DESCRIPTION OF EACH OF THESE DIVISIONS IS INCLUDED IN THE PROSPECTUS.

                            10-DAY RIGHT TO EXAMINE
You may return your certificate to us at our designated office or to the person through whom you purchased it within 10 days of the date you receive it. If you return it within the 10 day period, the certificate will be canceled from the Certificate Date. We will return the account balance received on your behalf.



/s/ Nicholas D. Latrenta           /s/ Robert G. Schwartz
Nicholas D. Latrenta               Robert G. Schwartz
Vice-President and Secretary       Chairman of the Board, President and Chief
                                   Executive Officer

                                  Cover Page

Form G.4333-2 (403(a) FFA)

1.   WHAT DO THE BASIC TERMS IN MY CERTIFICATE MEAN?

     "Account Balance" is the entire amount we hold under this certificate for you.

     "Administrator" is your employer or the Plan Administrator of the Plan.

     "Certificate Year" for the first year is measured from the certificate date and continues until the last day of the month in which the anniversary of the certificate date occurs. Each new certificate year begins on the first day of the next month. For example, if the issue date is May 15, 1995 and the first certificate year ends May 31, 1996, the second certificate year begins June 1, 1996. The certificate anniversary will be May 15th.

     "Code" means the Internal Revenue Code.

     "Deposit" refers to money received in your certificate whether sent by your employer or under a transfer.

     "Deposit Year" for any deposit, for the first year, is measured from the date we receive it in our designated office and continues until the last day of the month in which the anniversary of such receipt occurs. Each new deposit year begins on the first day of the next month (this works much like certificate years, except that deposit years are determined separately for each deposit).

     "Designated Office" is the administrative office servicing your certificate. It is currently the Pension and Savings Center, Metropolitan Life Insurance Company, 1331 17th Street, Denver, Colorado 80202. If we change it, we will tell you.

     "Funding Options" refer to the Metropolitan Series Fund, Inc., the Calvert Socially Responsible Series, the Calvert Ariel Appreciation Portfolio II, and Fidelity's Variable Insurance Products Fund and Variable Insurance Products Fund II. All are either mutual funds or series of mutual funds used only for insurance and annuity contracts such as this one. The Metropolitan Series Fund and Fidelity's Variable Insurance Products Fund and Variable Insurance Products Fund II are divided into portfolios each of which has its own investment objectives.

     "Investment Divisions" are part of the Separate Account. Each division invests in a corresponding portfolio or series of the Funding Options, rather than investing directly in stocks, bonds or other investments. Thus, the investment experience of each division will generally be the same as that of the corresponding portfolio or series, reduced by charges under this certificate for services and benefits we provide. The cover page shows the available divisions. We will tell you about any changes.

     "We", "Us", "Our" and "MetLife" refer to Metropolitan Life Insurance
     Company.

Form G.4333-2 (403(a) FFA)             1

     "You", "Your", "Me", "My" or "I" refer to the participant. Your rights under this certificate are nonforfeitable, i.e., your rights cannot be taken away.

2.   CAN THE PLAN AFFECT THE PROVISIONS OF THIS CERTIFICATE?

     Yes. Since your deposits are made under the Plan, all or some of your rights as described in this certificate are subject to the terms of the Plan. You should consult the terms of the Plan document to determine whether there are any Plan provisions which may limit or affect your rights under this certificate. Such rights, for example, may relate to deposits, withdrawals, transfers, the death benefit and income plan options. For example, if part of your account balance represents non-vested employer contributions, you may not be permitted to withdraw these amounts and the early withdrawal charge calculations may not include these amounts. We may rely on the statements of the Administrator as to the terms of the Plan. We will not be responsible for determining what your Plan says.

3. HOW ARE DEPOSITS ALLOCATED AND HOW MUCH MONEY CAN BE DEPOSITED UNDER MY CERTIFICATE?

     Annuity deposits may be made at any time while you are alive before the date income payments begin and provided they are submitted by the Administrator. We will accept deposits which are not included in your gross income under the Code, as well as after-tax deposits. All deposits should be sent to our designated office. Section 415 of the Code limits the annual aggregate amounts that may be deposited in 403(a) certificates. The deposits permitted under this certificate and under all other certificates you have with your employer may not exceed these limitations or the limitations in Sections 402(g) and 457(c)(1) of the Code.

     You choose how deposits are allocated among the Fixed interest Account and the investment divisions of the Separate Account. You may change your allocation for new deposits by telling us. The change will be made upon receipt, unless you specify a later date, which may be up to 30 days after we receive the request. Allocations must be in whole number percentages (e.g., 33 1/3% cannot be chosen).

     The lifetime maximum for all deposits is $500,000. We may either return amounts which are above this limit or agree to take them. We may change the maximum by telling you in writing at least 90 days in advance.

     We will not accept any deposits under this certificate while you are withdrawing money under a systematic withdrawal (described below), or after a withdrawal has been made based on retirement or separation from service under item 5 (v) below.

Form G.4333-2 (403(a) FFA)             2

4.   CAN MY CERTIFICATE BE CANCELED?

     If we do not receive deposits under your certificate for over 36 consecutive months and the account balance is less than $2,000, we may, if permitted by law, cancel your certificate by paying the full account balance.

5.   CAN I OR THE ADMINISTRATOR MAKE WITHDRAWALS?

     Yes. However, restrictions may apply as discussed in item 9.

     If the Administrator tells us that this is necessary to apply the terms of the Plan, any withdrawal will require a statement from the Administrator verifying the amounts that you may withdraw ("verified amounts"). If the Administrator tells us to remove amounts from your account balance and tells us that such amounts are not verified amounts, we will do so.

     To request a withdrawal, either you or the Administrator may contact our designated office. Any withdrawal request must be on a form acceptable to us and signed by either you or the Administrator and must clearly state the account (and investment division, if any) from which the withdrawal is to be made. The minimum withdrawal is $500 or your entire verified amounts in an account or division balance, if less.

     If either you or the Administrator makes a partial withdrawal from the Fixed Interest Account, we will first withdraw any amounts from those verified amounts that are deposits that can be withdrawn with no withdrawal charge, then withdraw amounts from those verified amounts that are deposits subject to a withdrawal charge (ignoring the 20% exemption provided below), and will then withdraw other amounts from any verified amounts that are earnings on such deposits, in each case on a "first-in, first-out" (FIFO) basis. To determine from what amounts a withdrawal is taken for tax purposes, we will apply tax rules which may be different.

     A full withdrawal of verified amounts from the Fixed Interest Account may be made without a withdrawal charge if you tell us of your intention to make a full withdrawal and your verified amount in the Fixed Interest Account is paid annually over four years ("systematic withdrawal") as follows:

     (a) 20% of your verified amounts in the Fixed Interest Account upon receipt of the request (reduced by any partial withdrawal from your verified amounts in the Fixed Interest Account made in the same certificate year);

     (b) 25% of your then current verified amounts in the Fixed Interest Account one year later;

     (c) 33 1/3% of your then current verified amounts in the Fixed Interest Account two years later;

     (d) 50% of your then current verified amounts in the Fixed Interest Account three years later; and

     (e) the remainder of your verified amounts in the Fixed Interest Account four years later.

Form G.4333-2 (403(a) FFA)             3

     The remaining withdrawal may be canceled at any time, but if this is done any new systematic withdrawal would be paid over a new four year period. Neither you nor the Administrator may make any other withdrawals after a systematic withdrawal has been requested unless the remaining systematic withdrawal is canceled.

     Withdrawal charges will apply to full withdrawals from the Fixed Interest Account that are not made under a systematic withdrawal or pursuant to (i) to (v) below.

     Withdrawals from the Fixed Interest Account in any certificate year will be exempt from the withdrawal charge to the extent of: (i) those amounts, if any, that can be withdrawn without a withdrawal charge, and (ii) any extra amounts needed to make the exemption equal 20% of your verified amounts in the Fixed Interest Account. For example, assume your verified amounts in the Fixed Interest Account are $20,000 and no prior withdrawals during the certificate year have been made. You now ask for a withdrawal of $2,000 (i.e., 10%). This entire amount may be withdrawn without a withdrawal charge. If you then ask for another withdrawal in the same certificate year and at that time your verified amounts in the Fixed Interest Account are $19,000, the maximum additional amount that may be withdrawn without a withdrawal charge is $1,900 (i.e., 10%) for a total of 20% withdrawn during the certificate year.

     Certificate withdrawal charges when they apply are imposed on each deposit in the Fixed Interest Account for the first five deposit years as shown in the following table:


                  --------------------------------------------
                              During Deposit year
                      1     2     3     4     5       6&
                                                    Beyond
                      7%    6%    5%    4%    3%      0%
                  --------------------------------------------

     A deposit in the Fixed Interest Account includes any transfers from the Separate Account. These are treated as being received as of the date of the transfer.

     When either you or the Administrator makes a withdrawal from the Fixed Interest Account, we first treat the withdrawal as coming from verified amounts that are deposits that can be withdrawn without a withdrawal charge, then from other verified amounts that are deposits, and then from verified amounts that are earnings on such deposits--in each case on a first-in, first-out basis. Once we have determined the amount of the withdrawal charge (as explained below), we will actually withdraw it from your verified amounts in the Fixed Interest Account. In determining what the withdrawal charge is, we do not include earnings, although the actual money to pay the withdrawal charge may come from earnings. There is no withdrawal charge for withdrawals from any investment division.

     Withdrawals from the Fixed Interest Account without a withdrawal charge other than to make a systematic withdrawal or for the 20% per certificate year

Form G.4333-2 (403(a) FFA)             4
     exemption as described above are allowed only under the following circumstances:

     (i) A full withdrawal of verified amounts made while you are disabled (as defined in Code Section 72(m)(7)).

     (ii) Any withdrawal that is required to avoid Federal income tax penalties or to satisfy Federal income tax rules.

     (iii)  Any withdrawal made under item 16 after your death.

     (iv) Any withdrawal made to provide income payments for life, or for a period of five years or more if the payment cannot be accelerated.

     (v) Any full withdrawal of your account balance because of separation from service or because of retirement pursuant to the Plan's written provisions (if retirement is not defined pursuant to the Plan's written provisions, retirement is the later of age 55 and 10 years of uninterrupted participation under this certificate if you are no longer employed.

     Proof of these circumstances satisfactory to us must be given to us if we ask for it.

     For partial withdrawals from the Fixed Interest Account, we pay either you or the Administrator what either you or the Administrator ask for provided such amount is eligible for withdrawal and reduce the Fixed Interest Account balance by a larger amount, as follows: the amount to which no withdrawal charge applies, plus the amount to which a withdrawal charge applies divided by 100% minus the percentages shown above (so that if the percentage shown is 7% we divide by 93%). For full withdrawals from the Fixed Interest Account, we multiply each amount to which the withdrawal charge applies by the percentage shown above, keep the resulting amount as a withdrawal charge and pay you the rest. If your verified amounts in the Fixed Interest Account is not sufficient to allow us to make a partial withdrawal and deduct the withdrawal charge, we will treat the request as a request for a full withdrawal.

     As required by law we have the right to delay paying any cash withdrawals from the Fixed Interest Account for up to six months. We do not intend to do this except in an extreme emergency. We would, of course, credit interest during any delay.

     Example of Withdrawals When a Withdrawal Charge Applies
     -------------------------------------------------------
     Assume four deposits of $2,000 each allocated 50% to the Fixed Interest Account and 50% to the Growth Division of the Separate Account. Further, assume withdrawal charge percentages of 0%, 3%, 5% and 7% respectively and a balance of $5,380 in the Fixed Interest Account. Assume the 20% free withdrawal had been taken previously and that your entire Fixed Interest Account balance is eligible for withdrawal. You now ask for $2,000 from the Fixed Interest Account.

     To determine the charge we first take the $1,000 deposit in the Fixed Interest Account that can be withdrawn with no charge. We then take $1,000 from the second Fixed Interest Account deposit (with a 3% withdrawal charge) and

Form G.4333-2 (403(a) FFA)             5
     divide this $1,000 by 97%. The result is $1,030.93. Since the total of these two numbers is $2,030.93, and you asked for $2,000, the extra $30.93 is the withdrawal charge. We take both the $2,000 and the $30.93 from the Fixed Interest Account. Your Fixed Interest Account balance is now $3,349.07.

     If you then take a full withdrawal from the Fixed Interest Account, we multiply the remaining $969.07 from the third $1,000 Fixed Interest Account deposit by 5% ($48.45), and the fourth $1,000 Fixed Interest Account deposit by 7% ($70). No charge applies to the interest. Thus, we withdraw $118.45 as the withdrawal charge, and pay you the remaining $3,230.62.

6.   WHAT IS THE FIXED INTEREST ACCOUNT AND HOW IS INTEREST CREDITED TO IT?

     The Fixed Interest Account guarantees both your principal and your interest (subject to any charges that may apply) without regard to any investment results. The interest rates are set in advance and are "locked-in" without regard to changing economic conditions.

     Interest on amounts allocated to the Fixed Interest Account will be credited from the date they are received at our designated office or transferred from the Separate Account. Interest will be credited on amounts in the Fixed Interest Account until the earliest of: (a) payment by us on account of your death (or your spouse's if he or she continues the certificate), (b) the dates the amounts are withdrawn or transferred to the Separate Account, or (c) the date you start to receive income payments.

     Interest rates will be set by us from time to time. The declared rate in effect when an amount is added to the Fixed Interest Account will be credited on that amount from the date it is added until the last day of the certificate year in which it is added.

     Thereafter we will set interest rates for these amounts (and earnings on them) on or before the first day of each certificate year to be credited through the last day of such year.

     We may credit a different interest rate on transfers from other annuity contracts or custodial accounts than we do on other deposits and on transfers from the Separate Account. The rates for new deposits and transfers from the Separate Account may be different than the rates credited on amounts already in the Fixed Interest Account. None of our interest rates will ever be less than 3%.

     The interest rates we declare are "annual effective yields." The actual rates we use on a day-to-day basis are slightly lower, but, if the deposit is left in your certificate for a full year, it will grow by the full amount on the interest rate we declared, because we compound interest daily.

Form G.4333-2 (403(a) FFA)             6

7.   WHAT IS THE SEPARATE ACCOUNT AND HOW DOES IT OPERATE?

     It is MetLife Separate Account E, an investment account we maintain separate from our other assets.

     We own the assets in the Separate Account. The Separate Account will not be charged with liabilities that arise from any other business that we conduct. We will add amounts to the Separate Account from other contracts of ours.

     The Separate Account is divided into investment divisions, each of which buys shares in a corresponding portfolio or series of the Funding Options. Thus, the Separate Account does not invest directly in stocks, bonds, etc., but leaves such investments to the Funding Options to make. The Funding Options combine assets from the Separate Account as well as other separate accounts of ours, our affiliates and other insurance companies.

     We keep track of each investment division of the Separate Account separately using accumulation units. When you put money into an investment division, we give you accumulation units. When you take money out of the investment division, we reduce the number of your accumulation units. In either case, the number of accumulation units you gain or lose is determined by taking the dollar amount of the deposit, transfer or withdrawal and dividing it by the value of an accumulation unit at the time of the transaction. Thus, if you transfer in $5,000, and the value of an accumulation unit is $100, you will get 50 accumulation units.

     Initially, we set the value of each accumulation unit. At the end of each valuation period, we then revise it by taking the net asset value of a share in the applicable Funding Options portfolio or series at the end of the valuation period, add any Funding Options dividend or capital gain distribution during the valuation period, subtract any per share charge for taxes and reserves for taxes, and divide this total by the net asset value of a share of the same portfolio or series at the start of the valuation period. Then we subtract a charge not to exceed .000025905 per day (an effective annual rate of .95%) for administrative expenses and mortality and expense risks we assume under the certificate. This calculation results in a factor that we multiply the previous accumulation unit value by in order to determine the new accumulation unit value.

     A valuation period is the period between one calculation of an accumulation unit value and the next calculation. Normally, we calculate accumulation units once each day the New York Stock Exchange is open for trading, but we can delay this determination if an emergency exists, making valuation of assets in the Separate Account not reasonably practicable, or the Securities and Exchange Commission permits such deferral. We may change when we calculate the accumulation unit value by giving you 30 days notice, to the extent permitted by law.

Form G.4333-2 (403(a) FFA)             7

     Deposits to the Separate Account will be credited as of the end of the valuation period during which we receive them at our designated office. Additions to or withdrawals from an investment division may only be made as of the end of a valuation period.

     We may make certain changes to the Separate Account if we think they would best serve the interests of participants in or owners of similar contracts or would be appropriate in carrying out the purposes of such contracts. Any changes will be made only to the extent and in the manner permitted by applicable laws. Also, when required by law, we will obtain your approval of the changes and approval from any appropriate regulatory authority.

     Examples of the changes to the Separate Account that we may make include:

     o To transfer any assets in an investment division to another investment division, or to one or more other separate accounts, or to our general account; or to add, combine, or remove investment divisions in the Separate Account.

     o To substitute, for the Funding Options shares held in any mutual fund or portfolio, the shares of another class of the Metropolitan Series Fund, Inc. or the shares of another funding option or any other investment permitted by law.

     If any changes result in material change in the underlying investments of an investment division to which an amount is allocated under the certificate, we will notify you of the change. You may then make a new choice of investment divisions.

8.   CAN MONEY BE TRANSFERRED WITHIN THIS CERTIFICATE?

     Yes. An unlimited number of transfers can be made between investment divisions of the Separate Account or from an investment division to the Fixed Interest Account. However, only one transfer per certificate year can be made from the Fixed Interest Account to the Separate Account and only up to 20% of the of the Fixed Interest Account balance may be transferred. You can make a transfer by telling us.

     If you make a transfer from the Fixed Interest Account, we will determine which deposits and interest to take it from as if it was a withdrawal from the certificate except that we will treat all amounts as verified amounts. If you transfer money from the Fixed Interest Account to the Separate Account and then you transfer money from the Separate Account to the Fixed Interest Account within 12 months, this will be treated as a return of the same money (whether or not it really is). Thus, after the transfer into the Fixed Interest Account, it will earn the same interest rate that it would have been earning had neither transfer ever taken place. Any amounts in excess of the original transfer and any amounts transferred back to the Fixed Interest Account more than 12 months after the

Form G.4333-2 (403(a) FFA)             8
     first transfer will be treated as a new deposit to the Fixed Interest Account and will earn the current interest rate for new deposits.

9.   HOW DO FEDERAL INCOME TAX RULES AFFECT MY CERTIFICATE?

     These rules affect your certificate in several ways:

     (a) Deposits which are not included in your gross income are, of course, not currently taxable. The earnings on these deposits is also tax-deferred, as are the earnings on after tax deposits.

          Employer deposits and the earnings credited to those deposits cannot be withdrawn until you attain age 59 1/2, retire, terminate employment, become disabled as defined in Code Section 72(m)(7), or die. We are required by the Code to prohibit these withdrawals, except as follows. you suffer unforeseen financial hardship, you may become eligible to withdraw employer deposits and earnings on them. To the extent Federal income tax rules permit we will not restrict transfers on a non-taxable basis to other 403(a) contracts or accounts.

     (b) You must start to receive your account balance no later than April 1 of the calendar year following the calendar year in which you reach age 70 1/2. Payment must be in a lump-sum or over a period not exceeding: (i) your lifetime; (ii) your life expectancy; (iii) the joint lifetimes of you and your beneficiary; or (iv) the joint life expectancy of you and your beneficiary. If your beneficiary is not your spouse and has a longer life expectancy than you, Federal income tax rules may require payment over a shorter period than shown in
          (iii) and (iv) above. Withdrawals must be made in accordance with Code
          Section 401(a)(9) and the regulations thereunder, including
          Regulation 1.401(a)(9)-2. Any withdrawal or income option under this certificate which is inconsistent with Code Section 401(a) (9) rules and the regulations thereunder, or other Federal income tax rules is not valid.

     (c) In order to preserve the status of your certificate as a 403(a) annuity, we have the right to amend this certificate to make it comply with Federal income tax rules. We will notify you of any amendments and, when required by law, we will obtain the approval of the appropriate regulatory authority.

          We will refund all or part of your account balance, if necessary, to maintain your certificate as a 403(a) annuity. If we make such refunds or payments, we will adjust your account balance accordingly.

10.  MAY I ASSIGN THIS CERTIFICATE, OR USE IT AS COLLATERAL FOR A LOAN?

     No. In order to qualify as a 403(a) annuity, your certificate is not transferable. Your certificate may not be sold, assigned, discounted or pledged as collateral

Form G.4333-2 (403(a) FFA)             9
     for a loan.

11. WHAT SPECIAL RULES APPLY BECAUSE DEPOSITS TO MY CERTIFICATE ARE MADE UNDER A 403(A) PLAN SUBJECT TO ERISA?

     Since deposits to your certificate have been made under a 403(a) plan subject to the Employee Retirement income Security Act (ERISA), if you have a spouse, the income payments, withdrawal provisions, and methods of payment of the death benefit under this certificate are subject to your spouse's rights as described below.

     If you have a spouse, your spouse must give qualified consent whenever you elect to:

     a. choose income payments other than on a qualified joint and survivor basis (one under which we pay you for your life and then make payments reduced by no more than 50% to your spouse for his or her remaining life, if any);

     b.   make a withdrawal;

     c.   change the beneficiary to someone other than the spouse.

     A qualified consent is a consent executed by your spouse consenting to your election not to receive the income payments in the form of a qualified joint and survivor annuity, to change the beneficiary to someone other than your spouse, or to take a withdrawal from the certificate. The consent of your spouse must be in writing, dated, signed by your spouse, witnessed by a notary public and in a form satisfactory to us. Except for changes of beneficiary, such consent must be executed during the 90 day period ending with the date income payments are to commence, or the withdrawal is to be made, as the case may be. If you die your surviving spouse will be your beneficiary unless he or she has given a qualified consent otherwise. A qualified consent may not be given to beneficiary designations or changes until the beginning of the year the Administrator tells us you have attained age 35 or terminate employment with the employer then making deposits to this certificate, whichever comes first. There is no limit to the number of your elections as long as a qualified consent is given each time.

     The consent of your spouse will not be required if you, your estate representative, or your beneficiary establishes it cannot be obtained because there is no spouse, or because the spouse cannot be located.

12.  ARE DIVIDENDS PAYABLE UNDER MY CERTIFICATE?

     No, your certificate is nonparticipating and does not share in any distribution of our surplus.

Form G.4333-2 (403(a) FFA)             10

13.  ARE ADMINISTRATIVE FEES DEDUCTED FROM MY CERTIFICATE?

     No. We charge no administrative fees.

14.  HOW CAN I GET INFORMATION ABOUT MY CERTIFICATE AND ITS VALUE?

     At least twice each certificate year (except for the first certificate year), before income payments start, we will send you a statement with details on deposits, values, withdrawals, and other information about your certificate. If you need information at other times, please tell us.

     Any time you have to tell us something (e.g., to request additional information, to make transfers, to change your allocation for new deposits, to make withdrawals), you must send written notice to our designated office unless we have set up some other procedure, such as notice by telephone.

15. CAN METLIFE GUARANTEE ME AN INCOME FOR AS LONG AS I LIVE OR FOR A WIDE CHOICE OF OTHER PERIODS?

     Yes. You can receive income payments guaranteed for life on a monthly, quarterly, semiannual or annual basis. These payments may also be guaranteed for at least five years, but not beyond your life expectancy or the joint life expectancy if there is more than one payee.

     Other income plans which provide payments for a stated amount or a stated number of years are also available to the extent permitted by Federal income tax rules. The amount of each payment under an income plan must be at least $50.

     You may begin receiving income payments at any date you choose after the certificate date if you tell us at least 30 days in advance (subject to the provisions of item 11). We will send you information and the necessary forms to sign, upon receipt of your request at our designated office. Once income payments start, you will not be able to make cash withdrawals or change the choice of income plan.

     We will automatically send you information about income plans when you attain age 70. If you do not choose an income plan, make a full cash withdrawal, or start to receive partial withdrawals in a manner that satisfies the Code by April 1 following the calendar year you attain age 70 1/2, we will automatically start income payments on that date, for your lifetime with a guarantee that payments will be made for at least 10 years. If you are a participant in a government or church sponsored plan and if you ask us to do so, we will delay any of these options until you tell us that you have retired.

     If your date of birth is not correct on the application for your certificate, we will adjust the income payments to agree with your correct age. If we have already made any payments that were wrong, we will increase or decrease future

Form G.4333-2 (403(a) FFA)             11
     payments to pay or recover the difference, plus interest at 6%. We may require that you provide proof of age when income payments are to start. We may also require proof that you are still alive on the due date of each income payment.

16.  WHAT HAPPENS IF I DIE BEFORE INCOME PAYMENTS START?

     After we receive proof of death and a properly completed claim form we will pay the death benefit (as of the date of settlement) to your beneficiary or permit him or her to select one of our available income plans. If you name no beneficiary (or none is alive when you die), we will pay the contingent beneficiary.

     If you name no contingent beneficiary (or none is alive when you die), we will pay your estate. If your estate or other non-natural person becomes entitled to payment, we will pay the entire death benefit in a lump sum to such person. Payment to more than one beneficiary or more than one contingent beneficiary will be divided equally among them, unless you specify otherwise.

     The entire death benefit under this certificate must be distributed in a single sum by no later than the end of the calendar year which includes the fifth anniversary of your death. If, however, your beneficiary is a natural person, your beneficiary may choose an income plan for life or for a period of years not more than his or her life expectancy. The income payments must begin by the end of the calendar year following your death. If Treasury Regulations allow, we may permit our payments to start later.

     If your beneficiary is your spouse, then your spouse may continue your certificate as participant until the calendar year that you would have reached age 70 1/2. Your spouse cannot make any deposits to the certificate.

     After payments start, we may require proof that the payee is alive on the due date of each income payment.

     The death benefit is the greatest of:

     a. The entire account balance as of the date we receive proof of death and a properly completed claim form (no withdrawal charge will apply), or

     b.   The total deposits made and any partial withdrawals, or

     c. The highest account balance as of the end of the calendar year in which any prior quinquennial (5th, 10th, 15th, etc.) certificate anniversary occurs, less any later partial withdrawals.

17.  WHAT HAPPENS IF I DIE AFTER INCOME PAYMENTS START?

     After we receive proof of death and a properly completed claim form, income payments will continue to your beneficiary (even if the beneficiary is your spouse) for the balance of the guaranteed period, if any, for the income plan you selected. If the guaranteed period has already ended, no further payments

Form G.4333-2 (403(a) FFA)             12
     will be made. If your estate (or other non-natural person) becomes entitled to payment, we will pay the value of any remaining payments, computed as of the date of death using the interest rate we use to set those payments, in a lump-sum to such person.

18.  WHO IS MY BENEFICIARY AND MAY I CHANGE MY BENEFICIARY?

     Your beneficiary is the person or persons you name to receive benefits in the event of your death. You may name a contingent beneficiary who would become the beneficiary if all the beneficiaries die before you do. If no beneficiaries or contingent beneficiaries are named, or if none is alive at your death, we will pay any benefits to your estate. If the consent of your spouse is required, your surviving spouse will be your beneficiary for half of the death benefit unless he or she has given qualified consent otherwise and the remaining half will be paid under the first three sentences of this item 18.

     You may change your beneficiary or contingent beneficiary at any time before income payments start. Ask us for our "Change of Beneficiary" form. The change will take effect as of the date you signed the form, but no change will bind us until it is recorded at our designated office.

     After income payments start, you may change the beneficiary for any future guaranteed income payments. If the payment is being made over two lifetimes and the other person survives you, he or she can change the beneficiary. The name of any person over whose life payment is being made cannot be changed. All changes in beneficiaries under this item 18 are subject to the provisions of item 11.

19.  HOW ARE INCOME PAYMENTS THAT ARE GUARANTEED FOR LIFE CALCULATED?

     Life income payments are calculated as shown on page 15. As required by law this shows the lowest payments that we could ever make--we expect our actual payments to be higher.

     Actual payments will not be less than those we would provide to a person in the same class under a single payment immediate annuity bought with an equal amount at the time annuity payments start.

20. CAN I ARRANGE FOR A SPECIFIC INCOME PLAN FOR MY BENEFICIARY TO TAKE EFFECT AFTER I DIE?

     Yes. You can choose an income plan for your beneficiary which we will honor at your death, unless you are already receiving income payments at that time.

Form G.4333-2 (403(a) FFA)             13

21.  DOES MY CERTIFICATE CONTAIN ALL THE PROVISIONS THAT AFFECT ME?

     Yes, your certificate and any riders and endorsements included in it make up your entire contract with us. We will never contest the validity of this certificate. Changes in its provisions may only be made in writing by our President, Secretary, or a Vice-President. No provision may be waived or changed by any of our other employees, representatives or agents. Nothing in the group contract under which this certificate was issued takes away or reduces any of your rights under this certificate or under any law that applies to it.

Form G.4333-2 (403(a) FFA)             14

                                TABLE OF VALUES
                    Minimum Fixed Interest Account Balance
                                    AGE 45
               For a certificate without any partial withdrawals
  Basis: $1,000 annual deposit allocated to the Fixed Interest Account at the beginning of each year.
                Values are not proportional for other deposits.

                               TABLE A                       TABLE B

       End of          Minimum          Guaranteed          Guaranteed
     Certificate    Fixed Interest    Minimum Fixed       Minimum Monthly
        Year           Account        Interest Account    Income At Age 70
                       Balance        Withdrawal Value         Unisex
         1            $ 1,030.00       $ 1,000.00              $ 10.26
         2            $ 2,090.90       $ 2,000.00              $ 20.22
         3            $ 3,183.63       $ 3,003.63              $ 29.89
         4            $ 4,309.14       $ 4,089.14              $ 39.28
         5            $ 5,468.41       $ 5,218.41              $ 48.40
         6            $ 6,662.46       $ 6,412.46              $ 57.25
         7            $ 7,892.34       $ 7,642.34              $ 65.84
         8            $ 9,159.11       $ 8,909.11              $ 74.18
         9            $10,463.88       $10,213.88              $ 82.28
        10            $11,807.80       $11,557.80              $ 90.14
        11            $13,192.03       $12,942.03              $ 97.78
        12            $14,617.79       $14,367.79              $105.19
        13            $16,086.32       $15,836.32              $112.38
        14            $17,598.91       $17,348.91              $119.37
        15            $19,156.88       $18,906.88              $126.15
        16            $20,761.59       $20,511.59              $132.74
        17            $22,414.44       $22,164.44              $139.13
        18            $24,116.87       $23,866.87              $145.34
        19            $25,870.37       $25,620.37              $151.36
        20            $27,676.49       $27,426.49              $157.21
       AGE 60         $19,156.88       $18,906.88              $126.15
       AGE 65         $27,676.49       $27,426.49              $157.21
       AGE 70         $37,553.04       $37,303.04              $184.01

The guaranteed minimum interest rate used to determine the values shown above is 3%. Values during the year will include interest for the completed part of the year.

The guaranteed minimum account withdrawal values shown above equal the comparable minimum Account Balances, minus a withdrawal charge.

Any cash value, death benefit or income plan value are at least equal to those required by the law of the state where this certificate is delivered. On request, we will provide the method of computation and values for years not shown.

The guaranteed minimum monthly income at age 70 is the minimum amount we would pay over your lifetime with a guaranteed payment period of 10 years, if you make no deposits after the year shown and you begin payments at age 70. This and other income plans that you may choose are described in item 15. To compute minimum payments we use an interest rate of 3% and the 1983 Individual Mortality Table a (Metropolitan Adjusted).

Form G.4333-2 (403(a) FFA)             15

                                     INDEX

            Subject                               Q&A #(s)    Page(s)
            -------                               --------    -------
Administrative Fees                                    13         11
Assignment                                             10          9
Beneficiary                                            18         13
Cancellation                                            4          3
Computation of Values                                  19         13
Contract and Authority                                 21         14
Death Benefit                                      16, 17     12, 12
Definitions                                             1          1
Deposits                                                3          2
Dividends                                              12         10
ERISA Plans                                            11         10
Fixed Interest Account                                  6          6
Income Payments                                    15, 20     11, 13
Information We Give You                                14         11
Plan Provisions                                         2          2
Separate Account and Investment Divisions               7          7
Tax Rules                                               9          9
Transfers                                               8          8
Withdrawals                                             5          3


                                    NOTICE

When you write to us, please give us your name, address and certificate number.

Please notify us promptly of any address changes. We will write to you at your last known address.

Checks, drafts or money orders must be drawn to the order of METLIFE. All payments must be made in U.S. currency.


                        MULTIFUNDED ANNUITY CERTIFICATE

ALL VALUES PROVIDED BY THIS CERTIFICATE WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT.

                    PLEASE READ THIS CERTIFICATE CAREFULLY

Form G.4333-2 (403(a) FFA)             16

                                                             EXHIBIT 4(o)(ii)




                                        Filed with Post-Effective Amendment
                                        No. 17 to this Registration Statement on
                                        Form N-4 on March 1, 1995.

                        (LOGO OF METLIFE APPEARS HERE)

                      METROPOLITAN LIFE INSURANCE COMPANY
               (A Mutual Company Incorporated in New York State)
               One Madison Avenue--New York, New York 10010-3690

                        MULTIFUNDED ANNUITY CERTIFICATE

This certificate is a tax-deferred annuity under Section 403(a) of the Internal Revenue Code. It is a legal contract between you and MetLife that contains your benefits and rights and your beneficiary's rights in an easy to read Question and Answer format. Please read this certificate carefully.

--------------------------------------------------------------------------------
  CERTIFICATE DATE             JANUARY 1, 1994

  PARTICIPANT'S NAME           JOHN SMITH

  PLAN                         THIS IS THE GROUP NAME

  CERTIFICATE NUMBER           FFA CY2

  PARTICIPATING                NO (SEE ITEM 11)
-------------------------------------------------------------------------------

ALL VALUES PROVIDED BY THIS CERTIFICATE WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT. AVAILABLE SEPARATE ACCOUNT INVESTMENT DIVISIONS AS OF THE CERTIFICATE DATE ARE: THE METROPOLITAN STOCK INDEX DIVISION; THE FIDELITY GROWTH, OVERSEAS, EQUITY-INCOME, INVESTMENT GRADE BOND, MONEY MARKET AND ASSET MANAGER DIVISIONS; AND THE CALVERT SOCIALLY RESPONSIBLE AND ARIEL DIVISIONS. A DESCRIPTION OF EACH OF THESE DIVISIONS IS INCLUDED IN THE PROSPECTUS.

                            10-DAY RIGHT TO EXAMINE
You may return your certificate to us at our designated office or to the person through whom you purchased it within 10 days of the date you receive it. If you return it within the 10 day period, the certificate will be canceled from the Certificate Date. We will return any deposits received on your behalf.





/S/ JOSEPH A. REALI                        /s/ Ted Athanassiades

Joseph A. Reali                            Ted Athanassiades
Vice-President and Secretary               President and Chief Operating Officer


                                  Cover Page

Form G.4333-2(403(a)FFA)                                            P44A (93/07)

1.   WHAT DO THE BASIC TERMS IN MY CERTIFICATE MEAN?

     "Account Balance" is the entire amount we hold under this certificate for you.

     "Administrator" is your employer or the Plan Administrator of the Plan.

     "Certificate Year" for the first year is measured from the certificate date and continues until the last day of the month in which the anniversary of the certificate date occurs. Each new certificate year begins on the first day of the next month. For example, if the issue date is May 15, 1995 and the first certificate year ends May 31, 1996, the second certificate year begins June 1, 1996. The certificate anniversary will be May 15th.

     "Code" means the Internal Revenue Code.

     "Deposit" refers to money received in your certificate whether sent by your employer or under a transfer.

     "Deposit Year" for any deposit, for the first year, is measured from the date we receive it in our designated office and continues until the last day of the month in which the anniversary of such receipt occurs. Each new deposit year begins on the first day of the next month (this works much like certificate years, except that deposit years are determined separately for each deposit).

     "Designated Office" is the administrative office servicing your certificate. It is currently the Pension and Savings Center, Metropolitan Life Insurance Company, 1331 17th Street, Denver, Colorado 80202. If we change it, we will tell you.

     "Funding Options" refer to the Metropolitan Series Fund, Inc., the Calvert Socially Responsible Series, the Calvert Ariel Appreciation Portfolio II, and Fidelity's Variable Insurance Products Fund and Variable Insurance Products Fund II. All are either mutual funds or series of mutual funds used only for insurance and annuity contracts such as this one. The Metropolitan Series Fund and Fidelity's Variable Insurance Products Fund and Variable Insurance Products Fund II are divided into portfolios, each of which has its own investment objectives.

     "Investment Divisions" are part of the Separate Account. Each division invests in a corresponding portfolio or series of the Funding Options, rather than investing directly in stocks, bonds or other investments. Thus, the investment experience of each division will generally be the same as that of the corresponding portfolio or series, reduced by charges under this certificate for services and benefits we provide. The cover page shows the available divisions. We will tell you about any changes.

     "We", "Us", "Our" and "MetLife" refer to Metropolitan Life Insurance
     Company.

Form G.4333-2(403(a)FFA)               1

     "You", "Your", "Me", "My" or "I" refer to the participant. Your rights under this certificate are nonforfeitable, i.e., your rights cannot be taken away.

2.   CAN THE PLAN AFFECT THE PROVISIONS OF THIS CERTIFICATE?

     Yes. Since your deposits are made under the Plan, all or some of your rights as described in this certificate are subject to the terms of the Plan. You should consult the terms of the Plan document to determine whether there are any Plan provisions which may limit or affect your rights under this certificate. Such rights, for example, may relate to deposits, withdrawals, transfers, the death benefit and income plan options. For example, if part of your account balance represents non-vested employer contributions, you may not be permitted to withdraw these amounts. We may rely on the statements of the Administrator as to the terms of the Plan. We will not be responsible for determining what your Plan says.

3. HOW ARE DEPOSITS ALLOCATED AND HOW MUCH MONEY CAN BE DEPOSITED UNDER MY CERTIFICATE?

     Annuity deposits may be made at any time while you are alive before the date income payments begin and provided they are submitted by the Administrator. We will accept deposits which are not included in your gross income under the Code, as well as after-tax deposits. All deposits should be sent to our Designated Office. Section 415 of the Code limits the annual aggregate amounts that may be deposited in 403(a) certificates. The deposits permitted under this certificate and under all other certificates you have with your employer may not exceed these limitations or the limitations in Sections 402(g) and 457(c)(1) of the Code.

     You choose how deposits are allocated among the Fixed Interest Account and the investment divisions of the Separate Account. You may change your allocation for new deposits by telling us. The change will be made upon receipt, unless you specify a later date, which may be up to 30 days after we receive the request. Allocations must be in whole number percentages (e.g., 33 1/3% cannot be chosen).

     The lifetime maximum for all deposits is $500,000. We may either return amounts which are above this limit or agree to take them. We may change the maximum by telling you in writing at least 90 days in advance.

     We will not accept any deposits under this certificate while you are withdrawing money under a systematic withdrawal (described below), or after a withdrawal has been made based on retirement or separation from service under item 5(v) below.

Form G.433-2(403(a)FFA)                2

4.   CAN MY CERTIFICATE BE CANCELED?

     If we do not receive deposits under your certificate for over 36 consecutive months and the account balance is less than $2,000, we may, if permitted by law, cancel your certificate by paying the full withdrawal value as if you and the Administrator had asked for a full cash withdrawal.

5.   CAN I OR THE ADMINISTRATOR MAKE WITHDRAWALS?

     Yes. However, restrictions may apply as discussed in item 9.

     If the Administrator tells us that it is necessary to apply the terms of the Plan, any withdrawal will require a statement from the Administrator verifying the amounts that you may withdraw ("verified amounts"). If the Administrator tells us to remove amounts from your account balance and tells us that such amounts are not verified amounts, we will do so.

     To request a withdrawal, either you or the Administrator may contact our designated office. Any withdrawal request must be on a form acceptable to us and signed by either you or the Administrator and must clearly state the account (and investment division, if any) from which the withdrawal is to be made. The minimum withdrawal is $500 or your entire verified amounts in an account or division balance, if less.

     If either you or the Administrator makes a partial withdrawal from the Fixed Interest Account, we will first withdraw any amounts from those verified amounts that are deposits, and will then withdraw other amounts from any verified amounts that are earnings on such deposits, in each case on a "first-in, first-out" (FIFO) basis. To determine from what amounts a withdrawal is taken for tax purposes, we will apply tax rules which may be different.

     A full withdrawal of verified amounts from the Fixed Interest Account may be made if you tell us of your intention to make a full withdrawal and your verified amount in the Fixed Interest Account is paid annually over four years ("systematic withdrawal") as follows:

     (a) 20% of your verified amounts in the Fixed Interest Account upon receipt of the request (reduced by any partial withdrawal from your verified amounts in the Fixed Interest Account made in the same certificate year);

     (b) 25% of your then current Verified amounts in the Fixed Interest Account one year later;

     (c) 33 1/3% of your then current verified amounts in the Fixed Interest Account two years later;

     (d) 50% of your then current verified amounts in the Fixed Interest Account three years later; and

     (e) the remainder of your verified amounts in the Fixed Interest Account four years later.

     The remaining withdrawal may be canceled at any time, but if this is done any

Form G.4333-2(403(a)FFA)               3
     new systematic withdrawal would be paid over a new four year period. Neither you nor the Administrator may make any other withdrawals after a systematic withdrawal has been requested unless the remaining systematic withdrawal is canceled.

     No full withdrawals from the Fixed Interest Account may be made other than under a systematic withdrawal or pursuant to (i) to (v) below. There are no restrictions on withdrawals from any investment division.

     Partial withdrawals from the Fixed Interest Account may be made to the extent of 20% of your verified amounts in the Fixed Interest Account, in any certificate year. For example, assume your verified amounts in the Fixed Interest Account are $20,000, and that no prior withdrawals during the certificate year have been made. You now ask for a withdrawal of $2,000 from your Fixed Interest Account (or 10% of the verified amounts in the Fixed Interest Account balance). This entire amount may be withdrawn. If you then ask for another withdrawal in the same certificate year and at that time your verified amounts in the Fixed Interest Account are $19,000, the maximum additional amount that may be withdrawn is $1,900 (i.e., 10% of your verified amounts in the Fixed Interest Account balance) for a total of 20% of verified amounts in the your Fixed Interest Account balance withdrawn during the certificate year.

     Withdrawals from the Fixed Interest Account other than to make a systematic withdrawal or for the 20% per certificate year exemption as described above are allowed only under the following circumstances:

     (i) A full withdrawal of verified amounts made while you are disabled (as defined in Code Section 72(m)(7)).

     (ii) Any withdrawal that is required to avoid Federal income tax penalties or to satisfy Federal income tax rules.

     (iii)  Any withdrawal made under item 15 after your death.

     (iv) Any withdrawal made to provide income payments for life, or for a period of five years or more if the payments cannot be accelerated.

     (v) Any full withdrawal of your account balance because of separation from service or because of retirement pursuant to the Plan's written provisions (if retirement is not defined pursuant to the Plan's written provisions, retirement is the later of age 55 and 10 years of uninterrupted participation under this certificate if you are no longer employed.

     Proof of these circumstances satisfactory to us must be given to us if we ask for it.

     As required by law we have the right to delay paying any cash withdrawals from the Fixed Interest Account for up to six months. We do not intend to do this except in an extreme emergency. We would, of course, credit interest during any delay.

Form G.4333-2(403(a)FFA)               4

6.   WHAT IS THE FIXED INTEREST ACCOUNT AND HOW IS INTEREST CREDITED TO IT?

     The Fixed Interest Account guarantees both your principal and your interest without regard to any investment results. The interest rates are set in advance and are "locked-in" without regard to changing economic conditions.

     Interest on amounts allocated to the Fixed Interest Account will be credited from the date they are received at our designated office or transferred from the Separate Account. Interest will be credited on amounts in the Fixed Interest Account until the earliest of: (a) payment by us on account of your death (or your spouses if he or she continues the certificate), (b) the dates the amounts are withdrawn or transferred to the Separate Account, or (c) the date you start to receive income payments.

     Interest rates will be set by us from time to time. The declared rate in effect when an amount is added to the Fixed Interest Account will be credited on that amount from the date it is added until the last day of the certificate year in which it is added.

     Thereafter we will set interest rates for these amounts (and earnings on them) on or before the first day of each certificate year to be credited through the last day of such year.

     We may credit a different interest rate on transfers from other annuity contracts or custodial accounts than we do on other deposits and on transfers from the Separate Account. The rates for new deposits and transfers from the Separate Account may be different than the rates credited on amounts already in the Fixed Interest Account. None of our interest rates will ever be less than 3%.

     The interest rates we declare are "annual effective yields." The actual rates we use on a day-to-day basis are slightly lower, but, if the deposit is left in your certificate for a full year, it will grow by the full amount on the interest rate we declared, because we compound interest daily.

7.   WHAT IS THE SEPARATE ACCOUNT AND HOW DOES IT OPERATE?

     It is MetLife Separate Account E, an investment account we maintain separate from our other assets.

     We own the assets in the Separate Account. The Separate Account will not be charged with liabilities that arise from any other business that we conduct. We will add amounts to the Separate Account from other contracts of ours.

     The Separate Account is divided into investment divisions, each of which buys shares in a corresponding portfolio or series of the Funding Options. Thus, the Separate Account does not invest directly in stocks, bonds, etc., but leaves such investments to the Funding Options to make. The Funding Options combine assets from the Separate Account as well as other separate accounts

Form G.4333-2(403(a)FFA)              5
     of ours, our affiliates and other insurance companies.

     We keep track of each investment division of the Separate Account separately using accumulation units. When you put money into an investment division, we give you accumulation units. When you take money out of the investment division, we reduce the number of your accumulation units. In either case, the number of accumulation units you gain or lose is determined by taking the dollar amount of the deposit, transfer or withdrawal and dividing it by the value of an accumulation unit at the time of the transaction. Thus, if you transfer in $5,000, and the value of an accumulation unit is $100, you will get 50 accumulation units.

     Initially, we set the value of each accumulation unit. At the end of each valuation period, we then revise it by taking the net asset value of a share in the applicable Funding Options portfolio or series at the end of the valuation period, add any Funding Options dividend or capital gain distribution during the valuation period, subtract any per share charge for taxes and reserves for taxes, and divide this total by the net asset value of a share of the same portfolio or series at the start of the valuation period. Then we subtract a charge not to exceed .000025905 per day (an effective annual rate of .95%) for administrative expenses and mortality and expense risks we assume under the certificate. This calculation results in a factor that we multiply the previous accumulation unit value by in order to determine the new accumulation unit value.

     A valuation period is the period between one calculation of an accumulation unit value and the next calculation. Normally, we calculate accumulation units once each day the New York Stock Exchange is open for trading, but we can delay this determination if an emergency exists, making valuation of assets in the Separate Account not reasonably practicable, or the Securities and Exchange Commission permits such deferral. We may change when we calculate the accumulation unit value by giving you 30 days notice, to the extent permitted by law.

     Deposits to the Separate Account will be credited as of the end of the valuation period during which we receive them at our designated office. Additions to or withdrawals from an investment division may only be made as of the end of a Valuation period.

     We may make certain changes to the Separate Account if we think they would best serve the interests of participants in or owners of similar contracts or would be appropriate in carrying out the purposes of such contracts. Any changes will be made only to the extent and in the manner permitted by applicable laws. Also, when required by law, we will obtain your approval of the changes and approval from any appropriate regulatory authority.

     Examples of the changes to the Separate Account that we may make include:

Form G.4333-2(403(a)FFA)               6

     o To transfer any assets in an investment division to another investment division, or to one or more other separate accounts, or to our general account; or to add, combine, or remove investment divisions in the Separate Account.

     o To substitute, for the Funding Options shares held in any mutual fund or portfolio, the shares of another class of the Metropolitan Series Fund, Inc. or the shares of another funding option or any other investment permitted by law.

     If any changes result in material change in the underlying investments of an investment division to which an amount is allocated under the certificate, we will notify you of the change. You may then make a new choice of investment divisions.

8.   CAN MONEY BE TRANSFERRED WITHIN THIS CERTIFICATE?

     Yes. An unlimited number of transfers can be made between investment divisions of the Separate Account or from an investment division to the Fixed Interest Account. Transfers can also be made from the Fixed Interest Account to the Separate Account. However, only 20% of the Fixed Interest Account balance may be transferred per certificate year to the Separate Account. You can make a transfer by telling us.

     If you make a transfer from the Fixed Interest Account, we will determine which deposits and interest to take it from as if it was a withdrawal from the certificate except that we will treat all amounts as verified amounts. If you transfer money from the Fixed Interest Account to the Separate Account and then you transfer money from the Separate Account to the Fixed Interest Account within 12 months, this will be treated as a return of the same money (whether or not it really is). Thus, after the transfer into the Fixed Interest Account, it will earn the same interest rate that it would have been earning had neither transfer ever taken place. Any amounts in excess of the original transfer and any amounts transferred back to the Fixed Interest Account more than 12 months after the first transfer will be treated as a new deposit to the Fixed Interest Account and will earn the current interest rate for new deposits.

9.   HOW DO FEDERAL INCOME TAX RULES AFFECT MY CERTIFICATE?

     These rules affect your certificate in several ways:

     (a) Deposits which are not included in your gross income are, of course, not currently taxable. The earnings on these deposits is also tax-deferred, as are the earnings on after tax deposits.

            Employer deposits and the earnings credited to those deposits cannot be withdrawn until you attain age 59 1/2, retire, terminate employment, become disabled as defined in Code Section 72(m)(7), or die. We are

Form G.4333-2(403(a)FFA)               7
            required by the Code to prohibit these withdrawals, except as follows. If you suffer unforeseen financial hardship, you may become eligible to withdraw employer deposits and earnings on them. To the extent Federal income tax rules permit we will not restrict transfers on a non-taxable basis to other 403(a) contracts or accounts.

     (b) You must start to receive your account balance no later than April 1 of the calendar year following the calendar year in which you reach age 70 1/2. Payment must be in a lump-sum or over a period not exceeding: (i) your lifetime; (ii) your life expectancy; (iii) the joint lifetimes of you and your beneficiary; or (iv) the joint life expectancy of you and your beneficiary. If your beneficiary is not your spouse and has a longer life expectancy than you, Federal income tax rules may require payment over a shorter period than shown in (iii) and (iv) above. Withdrawals must be made in accordance with Code Section 401(a) (9) and the regulations thereunder, including Regulation 1.401 (a) (9)-2. Any withdrawal or income option under this certificate which is inconsistent with Code
            Section 401(a) (9) rules and the regulations thereunder, or other Federal income tax rules is not valid.

     (c) In order to preserve the status of your certificate as a 403(a) annuity, we have the right to amend this certificate to make it comply with Federal income tax rules. We will notify you of any amendments and, when required by law, we will obtain the approval of the appropriate regulatory authority.

            We will refund all or part of your account balance, if necessary, to maintain your certificate as a 403(a) annuity. If we make such refunds or payments, we will adjust your account balance accordingly.

10.  MAY I ASSIGN THIS CERTIFICATE, OR USE IT AS COLLATERAL FOR A LOAN?

     No. In order to qualify as a 403(a) annuity, your certificate is not transferable. Your certificate may not be sold, assigned, discounted or pledged as collateral for a loan.

11.  ARE DIVIDENDS PAYABLE UNDER MY CERTIFICATE?

     No, your certificate is nonparticipating and does not share in any distribution of our surplus.

12.  ARE ADMINISTRATIVE FEES DEDUCTED FROM MY CERTIFICATE?

     No. We charge no administrative fees.

Form G.4333-2(403(a)FFA)               8

13.  HOW CAN I GET INFORMATION ABOUT MY CERTIFICATE AND ITS VALUE?

     At least twice each certificate year (except for the first certificate year), before income payments start, we will send you a statement with details on deposits, values, withdrawals, and other information about your certificate. If you need information at other times, please tell us.

     Any time you have to tell us something (e.g., to request additional information, to make transfers, to change your allocation for new deposits, to make withdrawals), you must send written notice to our designated office unless we have set up some other procedure, such as notice by telephone.

14. CAN METLIFE GUARANTEE ME AN INCOME FOR AS LONG AS I LIVE OR FOR A WIDE CHOICE OF OTHER PERIODS?

     Yes. You can receive income payments guaranteed for life on a monthly, quarterly, semiannual or annual basis. These payments may also be guaranteed for at least five years, but not beyond your life expectancy or the joint life expectancy if there is more than one payee.

     Other income plans which provide payments for a stated amount or a stated number of years are also available to the extent permitted by Federal income tax rules. The amount of each payment under an income plan must be at least $50.

     You may begin receiving income payments at any date you choose after the certificate date if you tell us at least 30 days in advance. We will send you information and the necessary forms to sign, upon receipt of your request at our designated office. Once income payments start, you will not be able to make cash withdrawals or change the choice of income plan.

     We will automatically send you information about income plans when you attain age 70. If you do not choose an income plan, make a full cash withdrawal, or start to receive partial withdrawals in a manner that satisfies the Code by April 1 following the calendar year you attain age 70 1/2, we will automatically start income payments on that date, for your lifetime with a guarantee that payments will be made for at least 10 years. If you are a participant in a government or church sponsored plan and if you ask us to do so, we will delay any of these options until you tell us that you have retired.

     If your date of birth is not correct on the application for your certificate, we will adjust the income payments to agree with your correct age. If we have already made any payments that were wrong, we will increase or decrease future payments to pay or recover the difference, plus interest at 6%. We may require that you provide proof of age when income payments are to start. We may also require proof that you are still alive on the due date of each income payment.

Form G.4333-2(403(a)FFA)               9

15.  WHAT HAPPENS IF I DIE BEFORE INCOME PAYMENTS START?

     After we receive proof of death and a properly completed claim form we will pay the death benefit (as of the date of settlement) to your beneficiary or permit him or her to select one of our available income plans. If you name no beneficiary (or none is alive when you die), we will pay the contingent beneficiary.

     If you name no contingent beneficiary (or none is alive when you die), we will pay your estate. If your estate or other non-natural person becomes entitled to payment, we will pay the entire death benefit in a lump sum to such person. Payment to more than one beneficiary or more than one contingent beneficiary will be divided equally among them, unless you specify otherwise.

     The entire death benefit under this certificate must be distributed in a single sum by no later than the end of the calendar year which includes the fifth anniversary of your death. If, however, your beneficiary is a natural person, your beneficiary may choose an income plan for life or for a period of years not more than his or her life expectancy. The income payments must begin by the end of the calendar year following your death. If Treasury Regulations allow, we may permit our payments to start later.

     If your beneficiary is your spouse, then your spouse may continue your certificate as participant until the calendar year that you would have reached age 70 1/2. Your spouse cannot make any deposits to the certificate.

     After payments start, we may require proof that the payee is alive on the due date of each income payment.

     The death benefit is the greatest of:

     a. The entire account balance as of the date we receive proof of death and a properly completed claim form, or

     b.     The total deposits made less and any partial withdrawals, or

     c. The highest account balance as of the end of the calendar year in which any prior quinquennial (5th, 10th, 15th, etc.) certificate anniversary occurs, less any later partial withdrawals.

16.  WHAT HAPPENS IF I DIE AFTER INCOME PAYMENTS START?

     After we receive proof of death and a properly completed claim form, income payments will continue to your beneficiary (even if the beneficiary is your spouse) for the balance of the guaranteed period, if any, for the income plan you selected. If the guaranteed period has already ended, no further payments will be made. If your estate (or other non-natural person) becomes entitled to payment, we will pay the value of any remaining payments, computed as of the date of death using the interest rate we use to set those payments, in a lump-sum to such person.

Form G.4333-2(403(a)FFA)              10

17.  WHO IS MY BENEFICIARY AND MAY I CHANGE MY BENEFICIARY?

     Your beneficiary is the person or persons you name to receive benefits in the event of your death. You may name a contingent beneficiary who would become the beneficiary if all the beneficiaries die before you do. If no beneficiaries or contingent beneficiaries are named, or if none is alive at your death, we will pay any benefits to your estate. If the consent of your spouse is required, your surviving spouse will be your beneficiary unless he or she has given qualified consent otherwise.

     You may change your beneficiary or contingent beneficiary at any time before income payments start. Ask us for our "Change of Beneficiary" form. The change will take effect as of the date you signed the form, but no change will bind us until it is recorded at our designated office.

     After income payments start, you may change the beneficiary for any future guaranteed income payments. If the payment is being made over two lifetimes and the other person survives you, he or she can change the beneficiary. The name of any person over whose life payment is being made cannot be changed.

18.  HOW ARE INCOME PAYMENTS THAT ARE GUARANTEED FOR LIFE CALCULATED?

     Life income payments are calculated as shown on page 12. As required by law this shows the lowest payments that we could ever make--we expect our actual payments to be higher. Actual payments will not be less than those we would provide to a person in the same class under a single payment immediate annuity bought with an equal amount at the time annuity payments start.

19. CAN I ARRANGE FOR A SPECIFIC INCOME PLAN FOR MY BENEFICIARY TO TAKE EFFECT AFTER I DIE?

     Yes. You can choose an income plan for your beneficiary which we will honor at your death, unless you are already receiving income payments at that time.

20.  DOES MY CERTIFICATE CONTAIN ALL THE PROVISIONS THAT AFFECT ME?

     Yes, your certificate and any riders and endorsements included in it make up your entire contract with us. We will never contest the validity of this certificate. Changes in its provisions may only be made in writing by our President, Secretary, or a Vice-President. No provision may be waived or changed by any of our other employees, representatives or agents. Nothing in the group contract under which this certificate was issued takes away or reduces any of your rights under this certificate or under any law that applies to it.

Form G.4333-2(403(a)FFA)              11

                                TABLE OF VALUES
                    Minimum Fixed Interest Account Balance
                                    AGE 45
              For a Certificate without any partial withdrawals.
  Basis: $1,000 annual deposit allocated to the Fixed Interest Account at the beginning of each year.
                    Assumes no transfer or exchange deposit
                Values are not proportional for other deposits.

                            TABLE A                        TABLE B

         End of         MINIMUM    MAXIMUM ACCOUNT         GUARANTEED
      Certificate      ACCOUNT    WITHDRAWAL VALUE     MINIMUM MONTHLY
         Year          Balance    Per Certificate      Income at Age 70
                                        Year                Unisex
          1            $1,030.00         $1,030.00            $10.26
          2            $2,090.90         $2,090.90            $20.22
          3            $3,183.63         $3,183.63            $29.89
          4            $4,309.14         $4,309.14            $39.28
          5            $5,468.41         $5,468.41            $48.40
          6            $6,662.46         $6,662.46            $57.25
          7            $7,892.34         $7,892.34            $65.84
          8            $9,159.11         $9,159.11            $74.18
          9           $10,463.88        $10,463.88            $82.28
         10           $11,807.80        $11,807.80            $90.14
         11           $13,192.03        $13,192.03            $97.78
         12           $14,617.79        $14,617.79           $105.19
         13           $16,086.32        $16,086.32           $112.38
         14           $17,598.91        $17,598.91           $119.37
         15           $19,156.88        $19,156.88           $126.15
         16           $20,761.59        $20,761.59           $132.74
         17           $22,414.44        $22,414.44           $139.13
         18           $24,116.87        $24,116.87           $145.34
         19           $25,870.38        $25,870.38           $151.36
         20           $27,676.49        $27,676.49           $157.22
       AGE 60         $19,156.88        $19,156.88           $126.15
       AGE 65         $27,676.49        $27,676.49           $157.22
       AGE 70         $37,553.04        $37,553.04           $184.01

The guaranteed minimum interest rate used to determine the Values shown above is 3%. Values during the year will include interest for the completed part of the year.

The guaranteed maximum account withdrawal values shown above equal 20% of the comparable minimum account balances and, therefore, assume there have not been any partial withdrawals in any prior certificate year.

Certificate values will never be less than the minimum benefits required by the law of the state where this certificate is delivered. On request we will provide the method of computation and values for years not shown.

The guaranteed monthly income at age 70 is the minimum amount we would pay over your lifetime with a guaranteed payment period of 10 years, if you make no deposits after the year shown and you begin payments at age 70. This and other income plans that you may choose are described in item 14. To compute minimum payments we use an interest rate of 3% and the 1983 Individual Mortality Table a (Metropolitan Adjusted).

Form G.4333-2(403(a)FFA)              12

                                     INDEX

             Subject                         Q&A #(s)    Page(s)
             ---------                       --------    -------
Administrative Fees                              12          8
Assignment                                       10          8
Beneficiary                                      17         11
Cancellation                                      4          3
Computation of Values                            18         11
Contract and Authority                           20         11
Death Benefit                                15, 16     10, 10
Definitions                                       1          1
Deposits                                          3          2
Dividends                                        11          8
Fixed Interest Account                            6          5
Income Payments                               14,19      9, 11
Information We Give You                          13          9
Plan Provisions                                   2          2
Separate Account and Investment Divisions         7          5
Tax Rules                                         9          7
Transfers                                         8          7
Withdrawals                                       5          3


                                    NOTICE

When you write to us, please give us your name, address and certificate number.

Please notify us promptly of any address changes. We will write to you at your last known address.

Checks, drafts or money orders must be drawn to the order of METLIFE. All payments must be made in U.S. currency.


                        MULTIFUNDED ANNUITY CERTIFICATE

ALL VALUES PROVIDED BY THIS CERTIFICATE WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT.



                     PLEASE READ THIS CERTIFICATE CAREFULLY

Form G.4333-2(403(a)FFA)              13                         P44A 14 (93/07)